Filed pursuant to Rule 433
                                                         File No.: 333-310390-02

Below is the updated COMM 2006-C7 Structural/Collateral Information Bloomberg message.

May 23, 2006

UPDATE to Structural and Collateral Information Free Writing Prospectus dated May 17, 2006 (the "Term Sheet FWP") and Free Writing Prospectus dated May 17, 2006 (the "May 17 FWP")

Deutsche Mortgage & Asset Receiving Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2006-C7

1. Attachment A sets forth the updated and revised Annex A-1, Annex A-2, along with updated and revised versions of the tables found on pages S-127 through and including S-135 of the May 17 FWP.

2. Attachment B sets forth the updated and revised footnotes to Annex A-1 and Annex A-2.

3. Attachment C sets forth the updated and revised large loan summary for the mortgage loan known as "Galleria Corporate Centre" and the mortgage loan known as "Indianapolis Marriott."

4. With respect to the mortgage loans known as "NL Ventures" and "Copper Pointe Apartments", the following paragraph defines the "Yield Maintenance Charge" for such loans and replaces in its entirety the definition contained on page S-139 of the May 17 FWP:

"With respect to two Mortgage Loans known as "NL Ventures" and "Copper Pointe Apartments", representing approximately 0.80% and 0.69%, respectively, of the Initial Outstanding Pool Balance and approximately 0.92% and 5.25%, respectively, of the Initial Loan Group 1 Balance and Initial Loan Group 2 Balance, respectively, an amount equal to the greater of (i) 1% of the principal amount being prepaid, and (ii) the present value of a series of payments each equal to the Payment Differential and payable on each payment date over the remaining original term of the applicable Mortgage Loan, and in the case of the NL Ventures loan, on the payment date 3 months prior to the anticipated repayment date, and in the case of the Copper Pointe Apartments loan, on the maturity date, discounted at the Reinvestment Yield for the number of months remaining as of the date of such prepayment to the payment date 3 months prior to the anticipated repayment date, in the case of the NL Ventures loan, and the maturity date, in the case of the Copper Pointe Apartments loan (assuming solely for purposes of this calculation that the entire outstanding amount of that Mortgage Loan is due and payable on that payment date). As used in this paragraph, the term "Payment Differential", with respect to each Mortgage Loan, means an amount equal to (i) the applicable Initial Rate less the Reinvestment Yield, divided by (ii) 12 and multiplied by (iii) the principal sum outstanding under such Mortgage Loan after application of the constant monthly payment due on the date of such prepayment, provided that the Payment Differential shall in no event be less than zero; and the term "Reinvestment Yield", with respect to each Mortgage Loan, means an amount equal to the lesser of (i) the yield on the U.S. Treasury issue (primary issue) with a maturity date closest to the anticipated repayment date, in the case of NL Ventures Loan, and the maturity date in the case of the Copper Pointe Apartment loan, or (ii) the yield on the U.S. Treasury issue (primary issue) with a term equal to the remaining average life of such Mortgage Loan, with each such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is 14 days prior to the date of such prepayment set forth in the notice of prepayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield."

5. The Depositor anticipates that CADIM TACH inc., an affiliate of CWCapital Asset Management LLC, the special servicer and an affiliate of CWCapital LLC, a sponsor and a primary servicer, will be the initial controlling class representative.

Deutsche Mortgage & Asset Receiving Corporation (the "Depositor") has filed a registration statement (including a prospectus) (File no. 333-125499) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity, and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-503-4611 or by email to the following address: blake.catlett@db.com or chris.springer@bankofamerica.com.

This free writing prospectus does not contain all information that is required to be included in a prospectus required to be filed as part of a registration statement. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the Certificates, supersedes any conflicting information contained in any prior similar materials relating to the Certificates. The information in this free writing prospectus may be amended or supplemented. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not constitute a contractual commitment by you to purchase or give rise to an obligation by the underwriters to sell any of the Certificates, until the underwriters have accepted your offer to purchase Certificates; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. You are advised that the terms of the Certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of Certificates may be split, combined or eliminated), at any time prior to the time sales to purchasers of the Certificates will first be made. You are advised that Certificates may not be issued that have the characteristics described in these materials. The underwriter's obligation to sell such Certificates to you is conditioned on the mortgage loans and Certificates having the characteristics described in these materials. If for any reason the issuer does not deliver the Certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the Certificates which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

This free writing prospectus was prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding the pool assets and structure, including payments, interest rates, weighted average lives and weighted average loan age, loss, spreads, market availability and other matters. The actual amount, rate or timing of payments on any of the underlying assets may be different, and sometimes materially different than anticipated, and therefore the pricing, payment or yield information regarding the Certificates may be different from the information provided herein. There can be no assurance that actual pricing will be completed at the indicated value(s). In addition, pricing of the Certificates may vary significantly from the information contained in this free writing prospectus as a result of various factors, including, without limitation, prevailing credit spreads, market positioning, financing costs, hedging costs and risk and use of capital and profit. The pricing estimates contained herein may vary during the course of any particular day and from day to day. You should consult with your own accounting or other advisors as to the adequacy of the information in this free writing prospectus for your purposes.

------------------------------------
IRS CIRCULAR 230 NOTICE
THIS FREE WRITING PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS FREE WRITING PROSPECTUS IS WRITTEN AND PROVIDED BY THE UNDERWRITERS IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

------------------------------------
ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

-------------------------------------------------------------------------------
This has been prepared solely for informational purposes. It is not an offer, recommendation or solicitation to buy or sell, nor is it an official confirmation of terms. It is based on information generally available to the public from sources believed to be reliable. No representation is made that it is accurate or complete or that any returns indicated will be achieved. Changes to assumptions may have a material impact on any returns detailed. Past performance is not indicative of future returns. Price and availability are subject to change without notice. Additional information is available upon request.

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the Certificates, supersedes any conflicting information contained in any prior similar materials relating to the Certificates. The information in this free writing prospectus may be amended or supplemented. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not constitute a contractual commitment by you to purchase or give rise to an obligation by the underwriters to sell any of the Certificates, until the underwriters have accepted your offer to purchase Certificates; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

You are advised that the terms of the Certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of Certificates may be split, combined or eliminated), at any time prior to the time sales to purchasers of the Certificates will first be made. You are advised that Certificates may not be issued that have the characteristics described in these materials. The underwriter's obligation to sell such Certificates to you is conditioned on the mortgage loans and Certificates having the characteristics described in these materials. If for any reason the issuer does not deliver the Certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the Certificates which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

This free writing prospectus was prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding the pool assets and structure, including payments, interest rates, weighted average lives and weighted average loan age, loss, spreads, market availability and other matters. The actual amount, rate or timing of payments on any of the underlying assets may be different, and sometimes materially different than anticipated, and therefore the pricing, payment or yield information regarding the Certificates may be different from the information provided herein. There can be no assurance that actual pricing will be completed at the indicated value(s). In addition, pricing of the Certificates may vary significantly from the information contained in this free writing prospectus as a result of various factors, including, without limitation, prevailing credit spreads, market positioning, financing costs, hedging costs and risk and use of capital and profit. The pricing estimates contained herein may vary during the course of any particular day and from day to day. You should consult with your own accounting or other advisors as to the adequacy of the information in this free writing prospectus for your purposes.

COMM 2006-C7

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                         % of                         % of Applicable
                                                         Initial Pool    Loan Group   Loan Group         # of
ID      Property Name                                    Balance         1 or 2       Balance            Properties
-----   ----------------------------------------------   ------------    ----------   ---------------    ----------
    1   Desert Passage                                           5.39%            1              6.21%            1
    2   700 South Flower Plaza                                   5.31%            1              6.12%            1
    3   Bon-Ton Department Stores Portfolio                      5.30%            1              6.11%           12
  3.1   Boston Store - Brookfield                                1.07%                           1.24%            1
  3.2   Boston Store - Wauwatosa                                 1.06%                           1.22%            1
  3.3   Younkers - Green Bay                                     0.49%                           0.56%            1
  3.4   Carson Pirie Scott - Aurora                              0.45%                           0.52%            1
  3.5   Carson Pirie Scott - Joliet                              0.37%                           0.43%            1
  3.6   Carson Pirie Scott - Rockford                            0.34%                           0.39%            1
  3.7   Herberger's - St. Paul                                   0.31%                           0.35%            1
  3.8   Younkers - Muskegon                                      0.29%                           0.34%            1
  3.9   Herberger's - Fargo                                      0.28%                           0.33%            1
 3.10   Younkers - Eau Claire                                    0.25%                           0.29%            1
 3.11   Elder-Beerman - Richmond                                 0.20%                           0.23%            1
 3.12   Elder-Beerman - Zanesville                               0.19%                           0.22%            1
    4   Granite Run Mall                                         4.99%            1              5.74%            1
    5   Decoration & Design Building                             4.09%            1              4.71%            1
    6   Fiddler's Green Center                                   2.52%            1              2.90%            1
    7   North Charlotte Office/Flex Portfolio                    2.25%            1              2.59%            5
  7.1   Harris Ridge                                             0.56%                           0.65%            1
  7.2   Northwoods Business Center                               0.50%                           0.58%            1
  7.3   Northridge Business Center                               0.50%                           0.58%            1
  7.4   Harris Corners                                           0.42%                           0.48%            1
  7.5   Northcross Business Campus                               0.27%                           0.31%            1
    8   Galleria Corporate Centre                                2.25%            1              2.59%            1
    9   Wachovia Tower                                           2.20%            1              2.53%            1
   10   Indianapolis North Marriott                              2.15%            1              2.48%            1
   11   Windsor Lake Apartments                                  1.78%            2             13.48%            1
   12   Lakeview Square Mall                                     1.75%            1              2.02%            1
   13   1400 Eye Street NW                                       1.51%            1              1.74%            1
        Sandalwood Portfolio                                     1.49%            1              1.72%            8
   14   Sandalwood - Brandon Oaks                                0.33%            1              0.38%            1
   15   Sandalwood - Oaks of Northgate                           0.25%            1              0.29%            1
   16   Sandalwood - Lakeshire                                   0.22%            1              0.25%            1
   17   Sandalwood - Cimarron Crossing                           0.19%            1              0.22%            1
   18   Sandalwood - Northgate Village                           0.14%            1              0.16%            1
   19   Sandalwood - Sundance                                    0.13%            1              0.15%            1
   20   Sandalwood - Northgate Plaza                             0.13%            1              0.15%            1
   21   Sandalwood - Arlington Oaks                              0.09%            1              0.11%            1
   22   Astor Place                                              1.43%            1              1.65%            1
   23   Meadowood Napa Valley                                    1.43%            1              1.65%            1
   24   Towne Center at Brookhill                                1.33%            1              1.54%            1
   25   Olde Towne Plaza                                         1.24%            1              1.42%            1
   26   Costco Plaza                                             1.23%            1              1.42%            1
   27   Blue Bell                                                1.22%            1              1.40%            1
   28   Edwards Theater                                          1.10%            1              1.27%            1
   29   Heyman Properties - LGA                                  1.10%            1              1.27%            2
 29.1   LGA Courtyard by Marriott                                0.64%                           0.73%            1
 29.2   Avistar Lease                                            0.47%                           0.54%            1
   30   Mission Charlotte Apartments                             1.06%            2              8.04%            3
 30.1   Mission Harris Houston Apartments                        0.45%                           3.41%            1
 30.2   Mission Harris Glen Apartments                           0.32%                           2.42%            1
 30.3   Mission Landings Apartments                              0.29%                           2.21%            1
   31   Pearl Court / Midway Estates                             1.06%            2              8.03%            1
   32   205 Montague Street                                      1.03%            1              1.18%            1
   33   Valley Forge Convention Plaza                            1.02%            1              1.18%            1
   34   Verandas at Blairstone                                   0.94%            2              7.11%            1
   35   Inn at Laguna Beach                                      0.92%            1              1.06%            1
   36   Westwind Business Park                                   0.90%            1              1.04%            1
   37   Budco Headquarters                                       0.88%            1              1.01%            1
   38   211 East Ontario                                         0.87%            1              1.01%            1
   39   On The Fairways Apartments                               0.87%            2              6.58%            1
   40   Marriott Resort Clearwater Beach on Sand Key             0.82%            1              0.94%            1
   41   Shoreline Village                                        0.81%            1              0.93%            1
   42   NL Ventures                                              0.80%            1              0.92%            8
 42.1   The United Fixtures Building                             0.26%                           0.30%            1
 42.2   The Redford Property                                     0.22%                           0.25%            1
 42.3   RL Stowe Mills - The Helms Plant                         0.09%                           0.10%            1
 42.4   RL Stowe Mills - The Stowe Spinning Plant                0.06%                           0.07%            1
 42.5   RL Stowe Mills - The Lupton Plant                        0.06%                           0.06%            1
 42.6   RL Stowe Mills - The National Plant                      0.04%                           0.05%            1
 42.7   RL Stowe Mills - The Corporate Office Building           0.04%                           0.04%            1
 42.8   RL Stowe Mills - The Chattanooga Plant                   0.04%                           0.04%            1
   43   One North Arlington                                      0.78%            1              0.90%            1
   44   1325 & 1330 Fifth Avenue                                 0.74%            2              5.56%            1
   45   313 & 330 Congress Street                                0.72%            1              0.82%            1
   46   Shadow Ridge Apartments                                  0.71%            2              5.38%            1
   47   Copper Pointe Apartments                                 0.69%            2              5.25%            1
        Nadler Portfolio                                         0.68%            1              0.79%            3
   48   Community Medical Building                               0.31%            1              0.36%            1
   49   Westlake Medical Building                                0.26%            1              0.29%            1
   50   North Dawson Drive                                       0.12%            1              0.13%            1
   51   Elmwood Self Storage                                     0.67%            1              0.78%            1
   52   529 Broadway                                             0.66%            1              0.76%            1
   53   Poplar Pointe Apartments                                 0.66%            2              4.98%            1
   54   Newport Farms MHC                                        0.62%            1              0.72%            1
   55   WXH - Courtyard Roanoke                                  0.60%            1              0.69%            1
   56   The Equitable Building                                   0.60%            1              0.69%            1
        Zeman MHC Crossed Pool                                   0.55%            1              0.63%            3
   57   Zeman MHC Portfolio - 3 Terrace Acres                    0.38%            1              0.43%            1
   58   Zeman MHC Portfolio - 6 Lincoln                          0.12%            1              0.14%            1
   59   Zeman MHC Portfolio - 1 Belle Aire                       0.05%            1              0.06%            1
   60   Thomson Information Services                             0.54%            1              0.62%            1
   61   Gables Court                                             0.53%            2              4.03%            1
   62   1375 Mountain Spring Parkway                             0.53%            1              0.61%            1
   63   WXH - Homewood Suites Cary                               0.52%            1              0.60%            1
   64   Town Center Office Park                                  0.51%            1              0.59%            1
   65   WXH - Courtyard Ann Arbor                                0.50%            1              0.58%            1
   66   4 Park Avenue                                            0.49%            1              0.57%            1
   67   542 Brannan Street                                       0.49%            2              3.71%            1
   68   Fern Hill Medical Center                                 0.49%            1              0.56%            1
   69   Tri-Cities Professional Center                           0.48%            1              0.55%            1
   70   Holiday Inn Select Memphis                               0.47%            1              0.54%            1
   71   530 Brannan Street                                       0.45%            2              3.40%            1
   72   Self Storage Plus-Eisenhower                             0.43%            1              0.50%            1
   73   Ridgewood Estates MHP                                    0.43%            2              3.25%            1
   74   WXH - Hilton Windsor                                     0.42%            1              0.49%            1
   75   WXH - Quality Suites Charleston                          0.42%            1              0.49%            1
   76   Wells Fargo Financial Center                             0.41%            1              0.47%            1
   77   Heritage Place                                           0.41%            1              0.47%            1
   78   WXH - Homewood Suites Lake Mary                          0.40%            1              0.47%            1
   79   Park Avenue Apartments                                   0.39%            2              2.97%            1
   80   WXH - Hampton Inn Duluth                                 0.39%            1              0.45%            1
   81   The Buckeye MHC Portfolio - Evergreen                    0.38%            1              0.44%            3
 81.1   Valley Hills                                             0.18%                           0.21%            1
 81.2   Summit Park                                              0.11%                           0.13%            1
 81.3   Mobile Manor                                             0.09%                           0.10%            1
   82   Creekwood Apartments                                     0.38%            2              2.86%            1
   83   Anderson Villas Apartments                               0.37%            2              2.84%            1
   84   Wyoming Industrial Center                                0.36%            1              0.42%            1
   85   Raymour & Flanigan Showroom - Norwalk                    0.35%            1              0.40%            1
   86   WXH - Hampton Inn                                        0.35%            1              0.40%            1
   87   Holiday Inn Express - Tucson Mall                        0.34%            1              0.40%            1
   88   Residence Inn Memphis                                    0.34%            1              0.40%            1
   89   Killeen Power Center                                     0.34%            1              0.39%            1
   90   WXH - Homewood Suites Durham                             0.32%            1              0.37%            1
   91   Crossroads at Citadel                                    0.32%            1              0.37%            1
   92   Centennial Center                                        0.32%            1              0.37%            1
   93   Securlock at the Colony                                  0.32%            1              0.37%            1
   94   Eastport                                                 0.32%            1              0.37%            1
   95   DaVita Medical Center                                    0.31%            1              0.36%            1
   96   Breckinridge Exchange                                    0.31%            1              0.36%            1
   97   Hampton Green Apartments                                 0.31%            2              2.34%            1
   98   Self Storage Plus-Annapolis                              0.30%            1              0.35%            1
   99   WXH - Courtyard Houston                                  0.30%            1              0.34%            1
  100   Days Inn Horsham                                         0.30%            1              0.34%            1
  101   WXH - Homewood Suites Houston                            0.30%            1              0.34%            1
  102   Sandalwood - Sugar Tree                                  0.29%            1              0.33%            1
  103   Westpark Shopping Center-Ukrops                          0.29%            1              0.33%            1
  104   Oakmont Apartments                                       0.28%            2              2.10%            1
  105   Grandview Marketplace                                    0.28%            1              0.32%            1
  106   The Drexel Building                                      0.27%            1              0.32%            1
  107   Countryside Office Park                                  0.27%            1              0.31%            1
  108   Hampton Inn & Suites                                     0.26%            1              0.31%            1
  109   Phelan Village Shopping Center                           0.26%            1              0.30%            1
  110   Grafco Building                                          0.26%            1              0.30%            1
  111   WXH - Homewood Suites Phoenix                            0.26%            1              0.30%            1
  112   Raymour and Flannigan- Oakland, NJ                       0.26%            1              0.30%            1
  113   Scripps Medical Clinic                                   0.26%            1              0.30%            1
  114   Lehigh Valley Business Center                            0.26%            1              0.29%            1
  115   Dundee Park                                              0.25%            1              0.29%            1
  116   Hidden Glen MHC                                          0.25%            2              1.91%            1
  117   Kellogg Gateway Portfolio                                0.25%            1              0.28%            2
117.1   Kellogg Shopping Center                                  0.14%                           0.16%            1
117.2   Gateway Commons Shopping Center                          0.11%                           0.13%            1
  118   Broadway Plaza                                           0.23%            1              0.26%            1
  119   Wingate Inn - Memphis                                    0.22%            1              0.25%            1
  120   Tower Plaza                                              0.21%            1              0.24%            1
  121   Devon Self Storage - Edgewood                            0.21%            1              0.24%            1
  122   Southside Self Storage                                   0.21%            1              0.24%            1
  123   Springfield Farms                                        0.20%            1              0.23%            1
  124   2893-2895 Third Avenue                                   0.20%            1              0.23%            1
  125   Centerview Terrace                                       0.18%            2              1.35%            1
  126   Mall of Georgia Shops                                    0.18%            1              0.20%            1
  127   Copperfield Corners                                      0.17%            1              0.19%            1
  128   Castro Valley Hayward Storage                            0.17%            1              0.19%            1
  129   Spring Street Office                                     0.16%            1              0.19%            1
  130   Coachland MHC and RV Park                                0.16%            1              0.19%            1
  131   Radisson Orlando                                         0.16%            1              0.19%            1
  132   Valley Manor MHC                                         0.16%            2              1.21%            1
  133   Wingate Inn - Arlington                                  0.16%            1              0.18%            1
  134   Los Coyotes Center                                       0.16%            1              0.18%            1
  135   Rankin Center                                            0.15%            1              0.17%            1
  136   Rite Aid Toledo                                          0.14%            1              0.17%            1
        Alpharetta Retail Portfolio                              0.14%            1              0.17%            2
  137   Jones Bridge Shops                                       0.11%            1              0.13%            1
  138   Grand Slam for Jones Bridge Shops                        0.03%            1              0.04%            1
  139   Eagle Point Office Center I                              0.14%            1              0.16%            1
  140   Walgreens-Hackettstown                                   0.14%            1              0.16%            1
  141   17321 Eastman Street                                     0.14%            1              0.16%            1
  142   Platt Avenue                                             0.13%            1              0.15%            1
  143   Dallas Shops                                             0.12%            1              0.13%            1
  144   Picture Ranch MHC                                        0.12%            2              0.89%            1
  145   Twin Palms MHC                                           0.11%            2              0.86%            1
  146   Rite Aid Grafton                                         0.10%            1              0.12%            1
  147   Diablo Villas Apartments                                 0.10%            2              0.79%            1
  148   Brendan Way                                              0.10%            1              0.12%            1
  149   Grand View Apartments                                    0.10%            1              0.12%            1
  150   A Self Storage Center                                    0.10%            1              0.11%            1
  151   Three Lakes Estates MHC                                  0.10%            1              0.11%            1
  152   Rite Aid Drugstore                                       0.08%            1              0.09%            1
  153   Silverado Estates MHC                                    0.08%            2              0.62%            1
  154   Powell Apartments                                        0.06%            2              0.49%            1
  155   CVS Oklahoma City                                        0.06%            1              0.07%            1
  156   Encore RV Park Ocala                                     0.04%            1              0.05%            1


        Mortgage                   Cut-off                           General
        Loan         Original      Date              Maturity / ARD  Property
ID      Seller (1)   Balance ($)   Balance ($)(2)    Balance ($)     Type
-----   ----------   -----------   --------------    -------------   ----------------------
    1   BofA         131,883,333      131,883,333      118,430,004   Retail
    2   GECC         130,000,000      130,000,000      121,271,986   Mixed Use
    3   BofA         129,828,991      129,670,402      101,420,722   Various
  3.1   BofA          26,314,339       26,282,196                    Retail
  3.2   BofA          25,917,861       25,886,202                    Retail
  3.3   BofA          11,889,340       11,874,816                    Retail
  3.4   BofA          11,017,488       11,004,030                    Retail
  3.5   BofA           9,114,994        9,103,860                    Retail
  3.6   BofA           8,243,142        8,233,073                    Industrial
  3.7   BofA           7,530,081        7,520,883                    Retail
  3.8   BofA           7,133,604        7,124,890                    Retail
  3.9   BofA           6,974,813        6,966,293                    Retail
 3.10   BofA           6,181,857        6,174,306                    Retail
 3.11   BofA           4,834,632        4,828,726                    Retail
 3.12   BofA           4,676,840        4,671,127                    Retail
    4   BofA         122,000,000      122,000,000      102,971,948   Retail
    5   GACC         100,000,000      100,000,000       89,839,371   Retail
    6   GACC          61,600,000       61,600,000       59,138,010   Office
    7   GACC          55,000,000       55,000,000       50,478,902   Industrial
  7.1   GACC          13,700,000       13,700,000                    Industrial
  7.2   GACC          12,300,000       12,300,000                    Industrial
  7.3   GACC          12,240,000       12,240,000                    Industrial
  7.4   GACC          10,260,000       10,260,000                    Industrial
  7.5   GACC           6,500,000        6,500,000                    Industrial
    8   CWCapital     55,000,000       55,000,000       50,507,969   Mixed Use
    9   GACC          53,750,000       53,750,000       48,369,759   Office
   10   BofA          52,725,000       52,725,000       45,109,168   Hotel
   11   BofA          43,612,290       43,612,290       40,448,915   Multifamily
   12   BofA          43,000,000       42,880,171       36,273,303   Retail
   13   GACC          37,000,000       37,000,000       35,640,957   Office
        GECC          36,515,000       36,441,995       30,599,147   Various
   14   GECC           8,107,000        8,090,698        6,787,970   Multifamily
   15   GECC           6,244,000        6,231,444        5,228,085   Multifamily
   16   GECC           5,409,000        5,398,123        4,528,941   Multifamily
   17   GECC           4,650,000        4,640,649        3,893,434   Multifamily
   18   GECC           3,348,000        3,341,484        2,816,171   Retail
   19   GECC           3,256,000        3,249,453        2,726,241   Multifamily
   20   GECC           3,201,000        3,194,770        2,692,521   Retail
   21   GECC           2,300,000        2,295,375        1,925,784   Multifamily
   22   GACC          35,000,000       35,000,000       35,000,000   Retail
   23   GACC          35,000,000       35,000,000       31,629,906   Hotel
   24   GECC          32,657,000       32,657,000       30,285,082   Retail
   25   GACC          30,250,000       30,250,000       30,250,000   Retail
   26   GECC          30,208,000       30,208,000       28,037,468   Retail
   27   GACC          29,800,000       29,800,000       26,191,904   Office
   28   GACC          27,000,000       27,000,000       24,370,404   Retail
   29   GACC          27,000,000       27,000,000       23,805,244   Mixed Use
 29.1   GACC          15,552,000       15,552,000                    Hotel
 29.2   GACC          11,448,000       11,448,000                    Land
   30   GACC          26,000,000       26,000,000       24,291,007   Multifamily
 30.1   GACC          11,021,739       11,021,739                    Multifamily
 30.2   GACC           7,842,391        7,842,391                    Multifamily
 30.3   GACC           7,135,870        7,135,870                    Multifamily
   31   GACC          26,000,000       25,970,402       20,523,306   Multifamily
   32   BofA          25,091,122       25,091,122       22,521,642   Office
   33   GECC          25,000,000       25,000,000       22,652,762   Hotel
   34   BofA          23,000,000       23,000,000       20,120,673   Multifamily
   35   BofA          22,500,000       22,500,000       20,161,504   Hotel
   36   BofA          22,100,000       22,100,000       20,170,076   Office
   37   BofA          21,600,000       21,461,231       19,297,683   Industrial
   38   GACC          21,350,000       21,350,000       21,350,000   Office
   39   GECC          21,298,000       21,298,000       19,805,108   Multifamily
   40   CWCapital     20,000,000       19,962,537       18,682,929   Hotel
   41   GACC          19,750,000       19,750,000       18,506,460   Retail
   42   CWCapital     19,495,000       19,495,000       18,480,553   Various
 42.1   CWCapital      6,375,000        6,375,000                    Industrial
 42.2   CWCapital      5,325,000        5,325,000                    Industrial
 42.3   CWCapital      2,118,750        2,118,750                    Industrial
 42.4   CWCapital      1,556,250        1,556,250                    Industrial
 42.5   CWCapital      1,365,000        1,365,000                    Industrial
 42.6   CWCapital        975,000          975,000                    Industrial
 42.7   CWCapital        918,750          918,750                    Office
 42.8   CWCapital        861,250          861,250                    Industrial
   43   GACC          19,200,000       19,200,000       18,465,921   Office
   44   GACC          18,000,000       18,000,000       18,000,000   Multifamily
   45   GACC          17,500,000       17,500,000       16,082,154   Office
   46   GECC          17,405,000       17,405,000       16,184,990   Multifamily
   47   CWCapital     17,000,000       17,000,000       15,888,947   Multifamily
        GACC          16,750,000       16,750,000       15,537,624   Various
   48   GACC           7,625,000        7,625,000        7,114,828   Office
   49   GACC           6,265,000        6,265,000        5,845,823   Office
   50   GACC           2,860,000        2,860,000        2,576,974   Industrial
   51   GECC          16,500,000       16,468,305       13,904,209   Self Storage
   52   GACC          16,125,000       16,125,000       15,035,549   Retail
   53   GECC          16,100,000       16,100,000       14,952,273   Multifamily
   54   GECC          15,251,000       15,221,961       12,867,193   Manufactured Housing
   55   GECC          14,651,000       14,651,000       13,467,843   Hotel
   56   GACC          14,575,000       14,575,000       13,010,541   Office
        BofA          13,396,420       13,396,420       11,766,218   Manufactured Housing
   57   BofA           9,200,000        9,200,000        8,083,159   Manufactured Housing
   58   BofA           2,876,420        2,876,420        2,524,783   Manufactured Housing
   59   BofA           1,320,000        1,320,000        1,158,275   Manufactured Housing
   60   BofA          13,200,000       13,146,026       12,526,490   Office
   61   GECC          13,054,000       13,054,000       12,186,317   Multifamily
   62   GACC          13,000,000       13,000,000       11,740,704   Industrial
   63   GECC          12,747,000       12,747,000       11,717,602   Hotel
   64   GECC          12,600,000       12,600,000       11,736,591   Office
   65   GECC          12,225,000       12,225,000       11,237,757   Hotel
   66   BofA          12,000,000       12,000,000       12,000,000   Multifamily
   67   GACC          12,000,000       12,000,000       11,578,954   Multifamily
   68   CWCapital     12,000,000       11,990,550       10,684,178   Office
   69   BofA          12,000,000       11,764,196        8,999,319   Office
   70   BofA          11,505,000       11,495,027        9,709,836   Hotel
   71   GACC          11,000,000       11,000,000       10,614,040   Multifamily
   72   GECC          10,600,000       10,570,859        8,957,508   Self Storage
   73   GACC          10,500,000       10,500,000        9,754,212   Manufactured Housing
   74   GECC          10,384,000       10,384,000        9,545,429   Hotel
   75   GECC          10,350,000       10,350,000        9,514,174   Hotel
   76   BofA          10,050,000       10,040,973        8,446,251   Office
   77   CWCapital     10,000,000        9,967,037        4,445,513   Office
   78   GECC           9,900,000        9,900,000        9,100,515   Hotel
   79   GECC           9,600,000        9,600,000        8,430,070   Multifamily
   80   GECC           9,585,000        9,585,000        8,810,953   Hotel
   81   GECC           9,349,000        9,341,713        7,984,151   Manufactured Housing
 81.1   GECC           4,438,000        4,434,541                    Manufactured Housing
 81.2   GECC           2,800,000        2,797,818                    Manufactured Housing
 81.3   GECC           2,111,000        2,109,355                    Manufactured Housing
   82   GECC           9,249,000        9,249,000        8,094,725   Multifamily
   83   GACC           9,200,000        9,173,810        7,739,111   Multifamily
   84   BofA           9,000,000        8,847,774        6,836,467   Industrial
   85   GECC           8,500,000        8,471,970        2,206,174   Retail
   86   GECC           8,450,000        8,450,000        7,767,611   Hotel
   87   GACC           8,450,000        8,427,374        6,568,033   Hotel
   88   BofA           8,440,000        8,423,759        7,110,496   Hotel
   89   BofA           8,200,000        8,200,000        7,618,539   Retail
   90   GECC           7,950,000        7,950,000        7,307,989   Hotel
   91   CWCapital      7,840,000        7,824,914        6,605,011   Retail
   92   GACC           7,820,000        7,820,000        7,296,913   Retail
   93   BofA           7,800,000        7,800,000        7,039,328   Self Storage
   94   GECC           7,790,000        7,790,000        7,290,608   Office
   95   GACC           7,708,000        7,708,000        6,935,843   Office
   96   GECC           7,625,000        7,625,000        7,140,037   Office
   97   GECC           7,560,000        7,560,000        6,683,723   Multifamily
   98   GECC           7,400,000        7,379,656        6,253,354   Self Storage
   99   GECC           7,263,000        7,263,000        6,676,469   Hotel
  100   GACC           7,250,000        7,241,507        5,696,856   Hotel
  101   GECC           7,222,000        7,222,000        6,638,780   Hotel
  102   GECC           7,072,000        7,057,779        5,921,368   Multifamily
  103   GECC           7,020,000        7,020,000        7,020,000   Retail
  104   BofA           6,800,000        6,800,000        6,333,269   Multifamily
  105   GECC           6,744,000        6,744,000        6,271,277   Retail
  106   CWCapital      6,700,000        6,700,000        6,265,870   Mixed Use
  107   GECC           6,500,000        6,500,000        6,063,599   Office
  108   GECC           6,500,000        6,481,998        5,019,181   Hotel
  109   GECC           6,450,000        6,450,000        5,517,229   Retail
  110   BofA           6,480,000        6,445,909        5,429,473   Industrial
  111   GECC           6,330,000        6,330,000        5,818,814   Hotel
  112   GECC           6,300,000        6,287,792        5,302,462   Industrial
  113   GECC           6,276,000        6,276,000        5,661,841   Office
  114   GECC           6,250,000        6,250,000        5,514,113   Industrial
  115   CWCapital      6,250,000        6,237,344        4,363,503   Office
  116   GECC           6,183,000        6,165,883        5,771,826   Manufactured Housing
  117   GECC           5,997,500        5,997,500        5,675,838   Retail
117.1   GECC           3,325,886        3,325,886                    Retail
117.2   GECC           2,671,614        2,671,614                    Retail
  118   GACC           5,625,000        5,625,000        5,115,082   Mixed Use
  119   GECC           5,325,000        5,303,614        4,124,954   Hotel
  120   GACC           5,157,000        5,157,000        4,688,104   Retail
  121   GECC           5,100,000        5,100,000        4,504,790   Self Storage
  122   GECC           5,100,000        5,100,000        4,420,820   Self Storage
  123   GECC           4,975,000        4,975,000        4,788,427   Manufactured Housing
  124   GACC           4,900,000        4,900,000        4,197,367   Retail
  125   GECC           4,360,000        4,360,000        3,931,017   Multifamily
  126   GECC           4,316,000        4,316,000        3,672,700   Retail
  127   GACC           4,125,000        4,125,000        3,729,280   Retail
  128   GECC           4,100,000        4,100,000        3,646,133   Self Storage
  129   GECC           4,000,000        4,000,000        3,427,396   Office
  130   GECC           4,000,000        3,992,112        3,358,457   Manufactured Housing
  131   BofA           3,965,000        3,957,457        3,345,653   Hotel
  132   GECC           3,920,000        3,916,665        3,315,489   Manufactured Housing
  133   GECC           3,892,000        3,876,369        3,014,896   Hotel
  134   GACC           3,800,000        3,800,000        3,356,029   Retail
  135   GECC           3,600,000        3,600,000        3,149,799   Retail
  136   GACC           3,517,500        3,514,869        3,016,982   Retail
        GECC           3,504,000        3,504,000        2,981,728   Retail
  137   GECC           2,679,000        2,679,000        2,279,695   Retail
  138   GECC             825,000          825,000          702,033   Retail
  139   GECC           3,377,000        3,377,000        2,995,591   Office
  140   GECC           3,375,000        3,375,000        3,135,731   Retail
  141   GACC           3,350,000        3,344,523        2,882,201   Industrial
  142   GACC           3,080,000        3,080,000        2,874,489   Retail
  143   GECC           2,867,000        2,867,000        2,439,674   Retail
  144   GECC           2,866,000        2,866,000        2,525,655   Manufactured Housing
  145   GECC           2,800,000        2,797,818        2,391,231   Manufactured Housing
  146   GACC           2,570,400        2,568,474        2,204,273   Retail
  147   BofA           2,550,000        2,550,000        2,156,213   Multifamily
  148   GECC           2,500,000        2,500,000        2,329,549   Office
  149   GACC           2,500,000        2,493,294        2,119,233   Multifamily
  150   BofA           2,381,250        2,381,250        2,137,411   Self Storage
  151   GECC           2,375,000        2,370,674        2,015,730   Manufactured Housing
  152   GECC           2,000,000        1,996,494        1,705,897   Retail
  153   GECC           2,000,000        1,994,308        1,682,466   Manufactured Housing
  154   BofA           1,595,000        1,579,110        1,323,849   Multifamily
  155   GACC           1,550,000        1,545,800        1,202,038   Retail
  156   GECC           1,100,000        1,100,000          976,859   Manufactured Housing

        Detailed                                                   Interest     Original           Stated Remaining   Original
        Property                Interest         Administrative    Accrual      Term to Maturity   Term to Maturity   Amortization
ID      Type                    Rate (2) (21)    Fee Rate (3)      Basis        or ARD (mos.)      or ARD (mos.)      Term (mos.)
-----   ---------------------   -------------    --------------    ----------   ----------------   ----------------   ------------
    1   Anchored                       5.4636%           0.0208%   Actual/360                120                113            360
    2   Office/Retail                  5.7800%           0.0208%   Actual/360                120                118            360
    3   Various                        6.2125%           0.0208%   Actual/360                119                118            299
  3.1   Anchored
  3.2   Anchored
  3.3   Anchored
  3.4   Anchored
  3.5   Anchored
  3.6   Warehouse
  3.7   Anchored
  3.8   Anchored
  3.9   Anchored
 3.10   Anchored
 3.11   Anchored
 3.12   Anchored
    4   Anchored                       5.8340%           0.0208%   Actual/360                120                120            360
    5   Unanchored                     5.7850%           0.0308%   Actual/360                120                119            360
    6   Suburban                       5.5190%           0.0308%   Actual/360                120                119            360
    7   Office/Warehouse               5.8410%           0.0308%   Actual/360                120                119            360
  7.1   Office/Warehouse
  7.2   Office/Warehouse
  7.3   Office/Warehouse
  7.4   Office/Warehouse
  7.5   Office/Warehouse
    8   Office/Retail                  5.8750%           0.0208%   Actual/360                120                117            360
    9   CBD                            5.7820%           0.0308%   Actual/360                120                119            360
   10   Full Service                   6.2970%           0.0208%   Actual/360                120                120            360
   11   Conventional                   5.3840%           0.0208%   Actual/360                112                111            360
   12   Anchored                       5.8115%           0.0208%   Actual/360                120                117            360
   13   CBD                            5.9420%           0.0308%   Actual/360                120                120            360
        Various                        5.5969%           0.0000%   Actual/360                120                118            360
   14   Conventional                   5.5700%           0.0208%   Actual/360                120                118            360
   15   Conventional                   5.5700%           0.0208%   Actual/360                120                118            360
   16   Conventional                   5.5700%           0.0208%   Actual/360                120                118            360
   17   Conventional                   5.5700%           0.0208%   Actual/360                120                118            360
   18   Unanchored                     5.7200%           0.0208%   Actual/360                120                118            360
   19   Conventional                   5.5700%           0.0208%   Actual/360                120                118            360
   20   Unanchored                     5.7200%           0.0208%   Actual/360                120                118            360
   21   Conventional                   5.5700%           0.0208%   Actual/360                120                118            360
   22   Anchored                       5.7500%           0.0308%   Actual/360                120                120              0
   23   Full Service                   5.9990%           0.0308%   Actual/360                120                118            360
   24   Anchored                       5.3600%           0.0208%   Actual/360                120                119            360
   25   Anchored                       5.9880%           0.0308%   Actual/360                120                119              0
   26   Anchored                       5.4200%           0.0208%   Actual/360                120                118            360
   27   Suburban                       5.6450%           0.0308%   Actual/360                120                116            360
   28   Movie Theater                  5.9370%           0.0308%   Actual/360                120                120            360
   29   Various                        5.7740%           0.0308%   Actual/360                120                118            360
 29.1   Full Service
 29.2   Land
   30   Conventional                   5.8880%           0.0308%   Actual/360                120                119            360
 30.1   Conventional
 30.2   Conventional
 30.3   Conventional
   31   Conventional                   6.5700%           0.1108%   Actual/360                120                119            300
   32   CBD                            5.6710%           0.0208%   Actual/360                120                115            360
   33   Full Service                   6.1400%           0.0208%   Actual/360                 60                 60            300
   34   Conventional                   5.4410%           0.0208%   Actual/360                120                117            360
   35   Limited Service                5.5700%           0.0208%   Actual/360                120                117            360
   36   Suburban                       5.5120%           0.0208%   Actual/360                120                119            360
   37   Warehouse                      5.4310%           0.0208%   Actual/360                 84                 78            360
   38   CBD                            6.2750%           0.0308%   Actual/360                 60                 60              0
   39   Conventional                   5.5500%           0.0208%   Actual/360                120                117            360
   40   Full Service                   5.8940%           0.0308%   Actual/360                 60                 58            360
   41   Unanchored                     6.1120%           0.0308%   Actual/360                120                120            360
   42   Various                        5.8000%           0.0308%   Actual/360                 60                 53            360
 42.1   Warehouse
 42.2   Warehouse
 42.3   Warehouse
 42.4   Warehouse
 42.5   Warehouse
 42.6   Warehouse
 42.7   Suburban
 42.8   Warehouse
   43   Suburban                       5.7450%           0.0308%   Actual/360                 60                 55            360
   44   Conventional                   5.9240%           0.0308%   Actual/360                120                118              0
   45   CBD                            5.9210%           0.0308%   Actual/360                120                118            360
   46   Conventional                   5.5500%           0.0208%   Actual/360                120                117            360
   47   Conventional                   5.9200%           0.0308%   Actual/360                120                118            360
        Various                        5.8065%           0.0000%   Actual/360                120                118            360
   48   Medical                        5.7980%           0.0308%   Actual/360                120                118            360
   49   Medical                        5.7980%           0.0308%   Actual/360                120                118            360
   50   Warehouse                      5.8480%           0.0308%   Actual/360                120                118            360
   51   Self Storage                   5.7800%           0.0208%   Actual/360                120                118            360
   52   Unanchored                     5.7470%           0.0308%   Actual/360                120                118            360
   53   Conventional                   5.4600%           0.0208%   Actual/360                120                117            360
   54   Manufactured Housing           5.8200%           0.0208%   Actual/360                120                118            360
   55   Limited Service                5.9390%           0.0208%   Actual/360                120                120            360
   56   CBD                            6.3250%           0.0308%   Actual/360                120                120            360
        Manufactured Housing           5.6109%           0.0000%   Actual/360                120                118            360
   57   Manufactured Housing           5.6250%           0.0208%   Actual/360                120                118            360
   58   Manufactured Housing           5.5840%           0.0208%   Actual/360                120                118            360
   59   Manufactured Housing           5.5710%           0.0208%   Actual/360                120                118            360
   60   Suburban                       5.9050%           0.0208%   Actual/360                 48                 44            360
   61   Conventional                   5.8300%           0.0208%   Actual/360                120                119            360
   62   Distribution                   5.9660%           0.0308%   Actual/360                120                118            360
   63   Limited Service                5.9390%           0.0208%   Actual/360                120                120            360
   64   Suburban                       5.6700%           0.0208%   Actual/360                120                117            360
   65   Limited Service                5.9390%           0.0208%   Actual/360                120                120            360
   66   Conventional                   5.5530%           0.0208%   Actual/360                120                118              0
   67   Conventional                   6.1870%           0.0308%   Actual/360                 60                 58            360
   68   Medical                        6.1920%           0.0308%   Actual/360                120                119            360
   69   CBD                            5.0840%           0.0708%   Actual/360                120                108            300
   70   Full Service                   5.8280%           0.0208%   Actual/360                120                119            360
   71   Conventional                   6.1870%           0.0308%   Actual/360                 60                 58            360
   72   Self Storage                   5.8700%           0.0208%   Actual/360                120                117            360
   73   Manufactured Housing           5.4820%           0.0308%   Actual/360                120                118            360
   74   Limited Service                5.9390%           0.0208%   Actual/360                120                120            360
   75   Limited Service                5.9390%           0.0208%   Actual/360                120                120            360
   76   CBD                            5.6890%           0.0208%   Actual/360                120                119            360
   77   Suburban                       5.9240%           0.0308%   Actual/360                120                119            180
   78   Limited Service                5.9390%           0.0208%   Actual/360                120                120            360
   79   Conventional                   5.6000%           0.0208%   Actual/360                120                119            360
   80   Limited Service                5.9390%           0.0208%   Actual/360                120                120            360
   81   Manufactured Housing           6.2300%           0.0208%   Actual/360                120                119            360
 81.1   Manufactured Housing
 81.2   Manufactured Housing
 81.3   Manufactured Housing
   82   Conventional                   5.4600%           0.0808%   Actual/360                120                119            360
   83   Conventional                   5.7190%           0.0308%   Actual/360                120                117            360
   84   Warehouse                      5.4400%           0.0508%   Actual/360                120                109            300
   85   Anchored                       5.9200%           0.0208%   Actual/360                148                147            180
   86   Limited Service                5.9390%           0.0208%   Actual/360                120                120            360
   87   Limited Service                6.1050%           0.0308%   Actual/360                120                118            300
   88   Limited Service                5.7720%           0.0208%   Actual/360                120                118            360
   89   Anchored                       5.5050%           0.0708%   Actual/360                120                114            360
   90   Limited Service                5.9390%           0.0208%   Actual/360                120                120            360
   91   Anchored                       5.7720%           0.0508%   Actual/360                120                118            360
   92   Unanchored                     5.7970%           0.0308%   Actual/360                120                119            360
   93   Self Storage                   5.9290%           0.0708%   Actual/360                120                118            360
   94   Suburban                       6.0200%           0.0208%   Actual/360                120                120            360
   95   Medical                        5.7770%           0.0308%   Actual/360                120                117            360
   96   Suburban                       6.0600%           0.0208%   Actual/360                120                118            360
   97   Conventional                   5.8900%           0.0208%   Actual/360                120                119            360
   98   Self Storage                   5.8700%           0.0208%   Actual/360                120                117            360
   99   Limited Service                5.9390%           0.0208%   Actual/360                120                120            360
  100   Limited Service                6.4300%           0.0308%   Actual/360                120                119            300
  101   Limited Service                5.9390%           0.0208%   Actual/360                120                120            360
  102   Conventional                   5.5700%           0.0208%   Actual/360                120                118            360
  103   Anchored                       6.0800%           0.0208%   Actual/360                108                108              0
  104   Conventional                   5.6640%           0.0208%   Actual/360                120                118            360
  105   Shadow Anchored                5.5500%           0.0208%   Actual/360                120                117            360
  106   Office/Retail                  5.9620%           0.0508%   Actual/360                120                119            360
  107   Suburban                       5.7800%           0.0708%   Actual/360                120                118            360
  108   Limited Service                5.9100%           0.0808%   Actual/360                120                118            300
  109   Shadow Anchored                6.2900%           0.0208%   Actual/360                120                120            360
  110   Manufacture/Warehouse          5.6050%           0.0208%   Actual/360                120                115            360
  111   Limited Service                5.9390%           0.0208%   Actual/360                120                120            360
  112   Warehouse                      5.7400%           0.0208%   Actual/360                120                118            360
  113   Medical                        5.9100%           0.0208%   Actual/360                120                118            360
  114   Warehouse                      5.8000%           0.0208%   Actual/360                120                119            360
  115   Suburban                       5.9040%           0.0508%   Actual/360                120                119            240
  116   Manufactured Housing           5.8400%           0.0208%   Actual/360                 60                 57            360
  117   Shadow Anchored                5.6400%           0.0208%   Actual/360                120                117            360
117.1   Shadow Anchored
117.2   Shadow Anchored
  118   Office/Retail                  6.3260%           0.0308%   Actual/360                120                120            360
  119   Limited Service                6.0000%           0.0208%   Actual/360                120                117            300
  120   Anchored                       6.3100%           0.0308%   Actual/360                120                120            360
  121   Self Storage                   5.8500%           0.0208%   Actual/360                120                117            360
  122   Self Storage                   5.9500%           0.0208%   Actual/360                120                118            360
  123   Manufactured Housing           5.8600%           0.0208%   Actual/360                 60                 58            360
  124   Unanchored                     6.3400%           0.0308%   Actual/360                120                120            360
  125   Conventional                   5.8800%           0.0208%   Actual/360                120                118            360
  126   Unanchored                     6.1100%           0.0708%   Actual/360                120                120            360
  127   Shadow Anchored                6.0200%           0.0308%   Actual/360                120                120            360
  128   Self Storage                   6.1500%           0.0208%   Actual/360                120                119            360
  129   Suburban                       6.3500%           0.0208%   Actual/360                120                120            360
  130   Manufactured Housing           5.6600%           0.0208%   Actual/360                120                118            360
  131   Full Service                   5.8240%           0.0208%   Actual/360                120                118            360
  132   Manufactured Housing           5.9000%           0.0208%   Actual/360                120                119            360
  133   Limited Service                6.0000%           0.0208%   Actual/360                120                117            300
  134   Shadow Anchored                5.8470%           0.0308%   Actual/360                120                118            360
  135   Shadow Anchored                5.4500%           0.0208%   Actual/360                120                118            360
  136   Anchored                       6.3810%           0.0308%   Actual/360                120                119            360
        Unanchored                     6.1100%           0.0000%   Actual/360                120                120            360
  137   Unanchored                     6.1100%           0.0708%   Actual/360                120                120            360
  138   Unanchored                     6.1100%           0.0708%   Actual/360                120                120            360
  139   Suburban                       6.0400%           0.0608%   Actual/360                120                118            360
  140   Anchored                       5.4900%           0.0208%   Actual/360                120                119            360
  141   Office/Warehouse               6.4940%           0.0308%   Actual/360                120                118            360
  142   Unanchored                     5.8100%           0.0308%   Actual/360                120                119            360
  143   Unanchored                     6.1100%           0.0708%   Actual/360                120                120            360
  144   Manufactured Housing           5.7500%           0.0208%   Actual/360                120                117            360
  145   Manufactured Housing           6.2300%           0.0208%   Actual/360                120                119            360
  146   Anchored                       6.3750%           0.0308%   Actual/360                120                119            360
  147   Conventional                   5.8950%           0.0208%   Actual/360                120                120            360
  148   Suburban                       5.7200%           0.0208%   Actual/360                120                116            360
  149   Conventional                   5.9750%           0.0408%   Actual/360                120                117            360
  150   Self Storage                   5.6540%           0.0208%   Actual/360                120                117            360
  151   Manufactured Housing           6.0200%           0.0208%   Actual/360                120                118            360
  152   Anchored                       6.1900%           0.0208%   Actual/360                120                118            360
  153   Manufactured Housing           5.7200%           0.0208%   Actual/360                120                117            360
  154   Conventional                   5.3000%           0.1008%   Actual/360                120                111            360
  155   Anchored                       6.0370%           0.0308%   Actual/360                120                118            300
  156   Manufactured Housing           6.0900%           0.0208%   Actual/360                120                118            360


        Remaining      First       Maturity   Annual           Monthly          Remaining
        Amortization   Payment     Date       Debt             Debt             Interest Only
ID      Term (mos.)    Date        or ARD     Service ($)(4)   Service ($)(4)   Period (mos.) (5)   Lockbox (6)
-----   ------------   ---------   --------   --------------   --------------   -----------------   -------------------------------
    1            360   12/1/2005   11/1/2015       8,873,698          739,475                  29   Hard
    2            360   5/1/2006    4/1/2016        9,133,489          761,124                  58   Hard
    3            298   6/1/2006    4/1/2016       10,255,543          854,629                       Hard
  3.1
  3.2
  3.3
  3.4
  3.5
  3.6
  3.7
  3.8
  3.9
 3.10
 3.11
 3.12
    4            360   7/1/2006    6/1/2016        8,621,788          718,482                       Hard
    5            360   6/1/2006    5/1/2016        7,029,578          585,798                  34   Hard
    6            360   6/1/2006    5/1/2016        4,205,912          350,493                  83   Hard
    7            360   6/1/2006    5/1/2016        3,889,819          324,152                  47   Hard
  7.1
  7.2
  7.3
  7.4
  7.5
    8            360   4/1/2006    3/1/2016        3,904,149          325,346                  45   Hard
    9            360   6/1/2006    5/1/2016        3,777,167          314,764                  35   Soft at Closing, Springing Hard
   10            360   7/1/2006    6/1/2016        3,915,004          326,250                       Hard
   11            360   6/1/2006    9/1/2015        2,933,532          244,461                  51   None
   12            357   4/1/2006    3/1/2016        3,031,426          252,619                       Hard
   13            360   7/1/2006    6/1/2016        2,645,471          220,456                  84   None
                 358   5/1/2006    4/1/2016        2,514,666          209,556                       None
   14            358   5/1/2006    4/1/2016          556,648           46,387                       None
   15            358   5/1/2006    4/1/2016          428,730           35,727                       None
   16            358   5/1/2006    4/1/2016          371,396           30,950                       None
   17            358   5/1/2006    4/1/2016          319,281           26,607                       None
   18            358   5/1/2006    4/1/2016          233,691           19,474                       None
   19            358   5/1/2006    4/1/2016          223,566           18,630                       None
   20            358   5/1/2006    4/1/2016          223,431           18,619                       None
   21            358   5/1/2006    4/1/2016          157,924           13,160                       None
   22              0   7/1/2006    6/1/2016        2,040,451          170,038                 120   Hard
   23            360   5/1/2006    4/1/2016        2,517,842          209,820                  34   Hard
   24            360   6/1/2006    5/1/2016        2,190,774          182,565                  59   None
   25              0   6/1/2006    5/1/2016        1,836,528          153,044                 119   Soft at Closing, Springing Hard
   26            360   5/1/2006    4/1/2016        2,040,055          170,005                  58   None
   27            360   3/1/2006    2/1/2016        2,063,065          171,922                  20   Hard
   28            360   7/1/2006    6/1/2016        1,929,440          160,787                  36   Hard
   29            360   5/1/2006    4/1/2016        1,895,719          157,977                  22   Soft at Closing, Springing Hard
 29.1
 29.2
   30            360   6/1/2006    5/1/2016        1,848,191          154,016                  59   Soft
 30.1
 30.2
 30.3
   31            299   6/1/2006    5/1/2016        2,120,314          176,693                       None
   32            360   2/1/2006    1/1/2016        1,742,018          145,168                  31   Soft
   33            300   7/1/2006    6/1/2011        1,958,659          163,222                       None
   34            360   4/1/2006    3/1/2016        1,556,896          129,741                  21   None
   35            360   4/1/2006    3/1/2016        1,544,909          128,742                  33   Soft
   36            360   6/1/2006    5/1/2016        1,507,774          125,648                  47   Hard
   37            354   1/1/2006    12/1/2012       1,460,508          121,709                       Hard
   38              0   7/1/2006    6/1/2011        1,358,320          113,193                  60   None
   39            360   4/1/2006    3/1/2016        1,459,160          121,597                  57   None
   40            358   5/1/2006    4/1/2011        1,422,606          118,551                       Hard
   41            360   7/1/2006    6/1/2016        1,438,045          119,837                  60   None
   42            360   12/1/2005   11/1/2010       1,372,650          114,388                   5   Hard
 42.1
 42.2
 42.3
 42.4
 42.5
 42.6
 42.7
 42.8
   43            360   2/1/2006    1/1/2011        1,343,820          111,985                  19   Hard
   44              0   5/1/2006    4/1/2016        1,081,130           90,094                 118   None
   45            360   5/1/2006    4/1/2016        1,248,410          104,034                  46   None
   46            360   4/1/2006    3/1/2016        1,192,444           99,370                  57   None
   47            360   5/1/2006    4/1/2016        1,212,610          101,051                  58   None
                 360   5/1/2006    4/1/2016        1,180,212           98,351                       None
   48            360   5/1/2006    4/1/2016          536,763           44,730                  58   None
   49            360   5/1/2006    4/1/2016          441,025           36,752                  58   None
   50            360   5/1/2006    4/1/2016          202,424           16,869                  34   None
   51            358   5/1/2006    4/1/2016       $1,159,251           96,604                       None
   52            360   5/1/2006    4/1/2016        1,128,845           94,070                  58   None
   53            360   4/1/2006    3/1/2016        1,092,125           91,010                  57   None
   54            358   5/1/2006    4/1/2016        1,076,160           89,680                       None
   55            360   7/1/2006    6/1/2016        1,047,197           87,266                  48   None
   56            360   7/1/2006    6/1/2016        1,085,435           90,453                  24   Hard
                 360   5/1/2006    4/1/2016          923,976           76,998                       None
   57            360   5/1/2006    4/1/2016          635,525           52,960                  22   None
   58            360   5/1/2006    4/1/2016          197,807           16,484                  22   None
   59            360   5/1/2006    4/1/2016           90,645            7,554                  22   None
   60            356   3/1/2006    2/1/2010          940,035           78,336                       Hard
   61            360   6/1/2006    5/1/2016          922,132           76,844                  59   None
   62            360   5/1/2006    4/1/2016          931,892           77,658                  34   Hard
   63            360   7/1/2006    6/1/2016          911,106           75,926                  48   None
   64            360   4/1/2006    3/1/2016          874,693           72,891                  57   None
   65            360   7/1/2006    6/1/2016          873,796           72,816                  48   None
   66              0   5/1/2006    4/1/2016          675,615           56,301                 118   Hard
   67            360   5/1/2006    4/1/2011          880,741           73,395                  22   None
   68            359   6/1/2006    5/1/2016          881,208           73,434                  24   Hard
   69            288   7/1/2005    6/1/2015          848,872           70,739                       None
   70            359   6/1/2006    5/1/2016          812,535           67,711                       None
   71            360   5/1/2006    4/1/2011          807,346           67,279                  22   None
   72            357   4/1/2006    3/1/2016          752,030           62,669                       None
   73            360   5/1/2006    4/1/2016          713,992           59,499                  58   None
   74            360   7/1/2006    6/1/2016          742,208           61,851                  48   None
   75            360   7/1/2006    6/1/2016          739,778           61,648                  48   None
   76            359   6/1/2006    5/1/2016          699,123           58,260                       None
   77            179   6/1/2006    5/1/2016        1,007,708           83,976                       Soft at Closing, Springing Hard
   78            360   7/1/2006    6/1/2016          707,614           58,968                  48   None
   79            360   6/1/2006    5/1/2016          661,339           55,112                  23   None
   80            360   7/1/2006    6/1/2016          685,099           57,092                  48   None
   81            359   6/1/2006    5/1/2016          689,302           57,442                       None
 81.1
 81.2
 81.3
   82            360   6/1/2006    5/1/2016          627,395           52,283                  23   None
   83            357   4/1/2006    3/1/2016          642,092           53,508                       None
   84            289   8/1/2005    7/1/2015          659,350           54,946                       None
   85            179   6/1/2006    9/1/2018          856,332           71,361                       None
   86            360   7/1/2006    6/1/2016          603,973           50,331                  48   None
   87            298   5/1/2006    4/1/2016          659,845           54,987                       None
   88            358   5/1/2006    4/1/2016          592,459           49,372                       None
   89            360   1/1/2006    12/1/2015         559,013           46,584                  54   None
   90            360   7/1/2006    6/1/2016          568,235           47,353                  48   None
   91            358   5/1/2006    4/1/2016          550,341           45,862                       Hard
   92            360   6/1/2006    5/1/2016          550,430           45,869                  59   None
   93            360   5/1/2006    4/1/2016          556,914           46,409                  34   None at Closing, Springing Hard
   94            360   7/1/2006    6/1/2016          561,662           46,805                  60   None
   95            360   4/1/2006    3/1/2016          541,369           45,114                  33   Hard
   96            360   5/1/2006    4/1/2016          552,123           46,010                  58   None
   97            360   6/1/2006    5/1/2016          537,513           44,793                  23   None
   98            357   4/1/2006    3/1/2016          525,002           43,750                       None
   99            360   7/1/2006    6/1/2016          519,131           43,261                  48   None
  100            299   6/1/2006    5/1/2016          583,630           48,636                       None at Closing, Springing Hard
  101            360   7/1/2006    6/1/2016          516,201           43,017                  48   None
  102            358   5/1/2006    4/1/2016          485,582           40,465                       None
  103              0   7/1/2006    6/1/2015          432,744           36,062                 108   Soft at Closing, Springing Hard
  104            360   5/1/2006    4/1/2016          471,747           39,312                  58   None
  105            360   4/1/2006    3/1/2016          462,042           38,504                  57   None
  106            360   6/1/2006    5/1/2016          480,076           40,006                  59   None
  107            360   5/1/2006    4/1/2016          456,674           38,056                  58   None
  108            298   5/1/2006    4/1/2016          498,273           41,523                       None
  109            360   7/1/2006    6/1/2016          478,581           39,882                       None
  110            355   2/1/2006    1/1/2016          446,649           37,221                       None at Closing, Springing Hard
  111            360   7/1/2006    6/1/2016          452,444           37,704                  48   None
  112            358   5/1/2006    4/1/2016          440,701           36,725                       None
  113            360   5/1/2006    4/1/2016          447,185           37,265                  34   None
  114            360   6/1/2006    5/1/2016          440,065           36,672                  23   None
  115            239   6/1/2006    5/1/2016          533,178           44,431                  12   Soft at Closing, Springing Hard
  116            357   4/1/2006    3/1/2011          437,239           36,437                       None
  117            360   4/1/2006    3/1/2016          414,982           34,582                  69   None
117.1
117.2
  118            360   7/1/2006    6/1/2016          418,951           34,913                  36   None
  119            297   4/1/2006    3/1/2016          411,709           34,309                       None
  120            360   7/1/2006    6/1/2016          383,449           31,954                  36   Hard
  121            360   4/1/2006    3/1/2016          361,044           30,087                  21   None
  122            360   5/1/2006    4/1/2016          364,960           30,413                  10   None
  123            360   5/1/2006    4/1/2011          352,576           29,381                  22   None
  124            360   7/1/2006    6/1/2016          365,490           30,458                       Hard
  125            360   5/1/2006    4/1/2016          309,660           25,805                  34   None
  126            360   7/1/2006    6/1/2016          314,191           26,183                       None
  127            360   7/1/2006    6/1/2016          297,414           24,785                  36   Soft at Closing, Springing Hard
  128            360   6/1/2006    5/1/2016          299,740           24,978                  23   None
  129            360   7/1/2006    6/1/2016          298,673           24,889                       None
  130            358   5/1/2006    4/1/2016          277,377           23,115                       None
  131            358   5/1/2006    4/1/2016          279,905           23,325                       None
  132            359   6/1/2006    5/1/2016          279,011           23,251                       None
  133            297   4/1/2006    3/1/2016          300,915           25,076                       None
  134            360   5/1/2006    4/1/2016          268,926           22,410                  22   None
  135            360   5/1/2006    4/1/2016          243,931           20,328                  22   None
  136            359   6/1/2006    5/1/2016          263,501           21,958                       Hard
                 360   7/1/2006    6/1/2016          255,080           21,257                       None
  137            360   7/1/2006    6/1/2016          195,023           16,252                       None
  138            360   7/1/2006    6/1/2016           60,057            5,005                       None
  139            360   5/1/2006    4/1/2016          244,005           20,334                  22   None
  140            360   6/1/2006    5/1/2016          229,701           19,142                  59   None
  141            358   5/1/2006    4/1/2016          253,933           21,161                       Hard
  142            360   6/1/2006    5/1/2016          217,099           18,092                  59   None at Closing, Springing Hard
  143            360   7/1/2006    6/1/2016          208,709           17,392                       None
  144            360   4/1/2006    3/1/2016          200,702           16,725                  21   None
  145            359   6/1/2006    5/1/2016          206,444           17,204                       None
  146            359   6/1/2006    5/1/2016          192,431           16,036                       Hard
  147            360   7/1/2006    6/1/2016          181,402           15,117                       None
  148            360   3/1/2006    2/1/2016          174,501           14,542                  56   None
  149            357   4/1/2006    3/1/2016          179,383           14,949                       None
  150            360   4/1/2006    3/1/2016          165,017           13,751                  33   None
  151            358   5/1/2006    4/1/2016          171,239           14,270                       None
  152            358   5/1/2006    4/1/2016          146,837           12,236                       None
  153            357   4/1/2006    3/1/2016          139,600           11,633                       None
  154            351   10/1/2005   9/1/2015          106,285            8,857                       None
  155            298   5/1/2006    4/1/2016          120,261           10,022                       None
  156            360   5/1/2006    4/1/2016           79,906            6,659                  22   None


                   Crossed
        ARD        With          Related    DSCR(4)(7)(8)(9)   Grace    Payment   Appraised       Appraisal
ID      (Yes/No)   Other Loans   Borrower    (10)(11)          Period   Date      Value ($)(12)   As-of Date (12)
-----   --------   -----------   --------   ----------------   ------   -------   -------------   ---------------
    1   No         No                                   1.29        0         1     545,000,000   7/27/2005
    2   No         No            Yes - A                1.25        5         1     177,000,000   11/15/2005
    3   No         No                                   1.20        0         1     163,800,000   12/15/2005
  3.1                                                                                33,200,000   12/15/2005
  3.2                                                                                32,700,000   12/15/2005
  3.3                                                                                15,000,000   12/15/2005
  3.4                                                                                13,900,000   12/15/2005
  3.5                                                                                11,500,000   12/15/2005
  3.6                                                                                10,400,000   12/15/2005
  3.7                                                                                 9,500,000   12/15/2005
  3.8                                                                                 9,000,000   12/15/2005
  3.9                                                                                 8,800,000   12/15/2005
 3.10                                                                                 7,800,000   12/15/2005
 3.11                                                                                 6,100,000   12/15/2005
 3.12                                                                                 5,900,000   12/15/2005
    4   No         No                                   1.19        5         1     155,000,000   3/20/2006
    5   No         No                                   2.36        5         1     270,000,000   4/1/2006
    6   No         No                                   1.20        5         1      79,000,000   3/13/2006
    7   No         No            Yes - D                1.20        5         1      69,600,000   2/13/2006
  7.1                                                                                17,500,000   2/13/2006
  7.2                                                                                15,600,000   2/13/2006
  7.3                                                                                15,400,000   2/13/2006
  7.4                                                                                12,900,000   2/13/2006
  7.5                                                                                 8,200,000   2/13/2006
    8   No         No                                   1.27        5         1      85,000,000   1/27/2006
    9   No         No                                   1.22        5         1      70,800,000   2/8/2006
   10   No         No                                   1.45        0         1      70,300,000   4/1/2006
   11   No         No                                   1.30        5         1      59,100,000   3/3/2006
   12   No         No                                   1.28       10         1      55,500,000   2/4/2006
   13   No         No                                   1.03        5         1      42,000,000   3/6/2006
        No         Yes - A                              1.56        5         0      57,660,000   Various
   14   No         Yes - A       Yes - E                1.56        5         1      11,750,000   1/20/2006
   15   No         Yes - A       Yes - E                1.56        5         1       9,050,000   1/20/2006
   16   No         Yes - A       Yes - E                1.56        5         1       7,840,000   1/13/2006
   17   No         Yes - A       Yes - E                1.56        5         1       6,850,000   1/12/2006
   18   No         Yes - A       Yes - E                1.56        5         1       6,100,000   1/30/2006
   19   No         Yes - A       Yes - E                1.56        5         1       4,720,000   1/20/2006
   20   No         Yes - A       Yes - E                1.56        5         1       5,900,000   1/20/2006
   21   No         Yes - A       Yes - E                1.56        5         1       5,450,000   1/12/2006
   22   No         No                                   1.07        5         1      44,200,000   4/14/2006
   23   No         No                                   1.44        5         1      53,700,000   12/2/2005
   24   No         No            Yes - C                1.25        5         1      42,000,000   2/2/2006
   25   No         No                                   1.42        5         1      40,000,000   2/7/2006
   26   No         No            Yes - C                1.20        5         1      39,540,000   6/24/2005
   27   No         No                                   1.20        5         1      37,250,000   11/21/2005
   28   No         No                                   1.20        5         1      36,400,000   12/23/2005
   29   No         No                                   1.28        5         1      50,000,000   3/1/2006
 29.1                                                                                28,800,000   3/1/2006
 29.2                                                                                21,200,000   3/1/2006
   30   No         No                                   1.29        5         1      36,800,000   3/7/2006
 30.1                                                                                15,600,000   3/7/2006
 30.2                                                                                11,100,000   3/7/2006
 30.3                                                                                10,100,000   3/7/2006
   31   No         No                                   1.20        5         1      33,200,000   2/23/2006
   32   No         No                                   1.20        5         1      32,800,000   10/5/2005
   33   No         No                                   2.12        5         1      53,400,000   3/22/2006
   34   No         No                                   1.20        5         1      33,000,000   1/7/2006
   35   No         No                                   1.38        5         1      31,600,000   1/18/2006
   36   No         No                                   1.22        5         1      35,700,000   1/6/2006
   37   No         No                                   1.54        5         1      36,500,000   8/24/2005
   38   No         No            Yes - F                1.33        5         1      28,000,000   4/13/2006
   39   No         No            Yes - G                1.24        5         1      28,500,000   1/1/2006
   40   No         No                                   2.29        5         1      46,600,000   2/15/2006
   41   No         No            Yes - J                1.21        5         1      27,300,000   3/10/2006
   42   Yes        No                                   1.77        0         1      27,050,000   Various
 42.1                                                                                 8,800,000   8/31/2005
 42.2                                                                                 7,200,000   8/26/2005
 42.3                                                                                 2,950,000   9/1/2005
 42.4                                                                                 2,100,000   9/1/2005
 42.5                                                                                 2,100,000   9/6/2005
 42.6                                                                                 1,350,000   9/1/2005
 42.7                                                                                 1,225,000   9/1/2005
 42.8                                                                                 1,325,000   9/6/2005
   43   No         No            Yes - F                1.25        5         1      24,700,000   12/2/2005
   44   No         No                                   1.44        5         1      29,700,000   2/6/2006
   45   No         No                                   1.20        5         1      22,700,000   3/1/2006
   46   No         No            Yes - G                1.22        5         1      23,250,000   1/1/2006
   47   No         No                                   1.28        7         1      21,750,000   1/23/2006
        No         Yes - B                              1.18        5         1      22,700,000   2/8/2006
   48   No         Yes - B       Yes - L                1.18        5         1      11,000,000   2/8/2006
   49   No         Yes - B       Yes - L                1.18        5         1       8,100,000   2/8/2006
   50   No         Yes - B       Yes - L                1.18        5         1       3,600,000   2/8/2006
   51   No         No                                   1.35        5         1      23,900,000   2/7/2006
   52   No         No                                   1.47        5         1      25,600,000   2/9/2006
   53   No         No                                   1.22        5         1      21,250,000   11/30/2005
   54   No         No                                   1.23        5         1      20,000,000   1/26/2006
   55   No         No            Yes - B                1.50        5         1      22,600,000   4/1/2006
   56   No         No                                   1.25        5         1      18,800,000   3/28/2006
        No         Yes - C                              1.23        0         1      17,550,000   Various
   57   No         Yes - C       Yes - P                1.23        0         1      12,200,000   1/13/2006
   58   No         Yes - C       Yes - P                1.23        0         1       3,700,000   1/20/2006
   59   No         Yes - C       Yes - P                1.23        0         1       1,650,000   1/13/2006
   60   No         No                                   1.25        5         1      17,600,000   9/26/2005
   61   No         No                                   1.21        5         1      16,500,000   2/17/2006
   62   No         No                                   1.32        5         1      18,250,000   1/3/2006
   63   No         No            Yes - B                1.47        5         1      17,500,000   4/1/2006
   64   No         No            Yes - A                1.23        5         1      17,100,000   3/16/2006
   65   No         No            Yes - B                1.57        5         1      16,300,000   4/1/2006
   66   No         No                                   5.70        0         1      96,100,000   2/21/2006
   67   No         No            Yes - I                1.20        5         1      17,700,000   1/27/2006
   68   Yes        No                                   1.35        0         1      16,650,000   2/15/2006
   69   No         No                                   1.35        5         1      16,800,000   3/29/2005
   70   No         No            Yes - H                1.77        5         1      17,700,000   10/1/2005
   71   No         No            Yes - I                1.20        5         1      16,500,000   1/27/2006
   72   No         No            Yes - K                1.32        5         1      24,000,000   11/23/2005
   73   No         No                                   1.32        5         1      15,500,000   3/2/2006
   74   No         No            Yes - B                1.69        5         1      16,800,000   4/1/2006
   75   No         No            Yes - B                1.51        5         1      13,800,000   4/1/2006
   76   No         No                                   1.28        5         1      12,650,000   1/17/2006
   77   Yes        No            Yes - M                1.46        0         1      19,000,000   2/3/2006
   78   No         No            Yes - B                1.48        5         1      13,200,000   4/1/2006
   79   No         No                                   1.74        5         1      16,500,000   3/9/2006
   80   No         No            Yes - B                1.46        5         1      13,000,000   4/1/2006
   81   No         No                                   1.20        5         1      14,000,000   2/23/2006
 81.1                                                                                 6,300,000   2/23/2006
 81.2                                                                                 4,100,000   2/23/2006
 81.3                                                                                 3,600,000   2/23/2006
   82   No         No                                   1.28        5         1      11,600,000   1/25/2006
   83   No         No                                   1.29        5         1      11,500,000   11/29/2005
   84   No         No                                   1.36        5         1      13,000,000   4/19/2005
   85   No         No            Yes - O                1.21        5         1      11,000,000   4/1/2006
   86   No         No            Yes - B                1.47        5         1      12,600,000   4/1/2006
   87   No         No                                   1.50        5         1      13,800,000   1/20/2006
   88   No         No            Yes - H                1.40        5         1      13,500,000   10/1/2005
   89   No         No                                   1.25        5         1      10,300,000   10/6/2005
   90   No         No            Yes - B                1.54        5         1      10,600,000   4/1/2006
   91   No         No                                   1.22        5         1       9,800,000   3/13/2006
   92   No         No                                   1.24        5         1      10,000,000   3/6/2006
   93   Yes        No                                   1.21        5         1       9,800,000   2/28/2006
   94   No         No                                   1.28        5         1       9,800,000   1/16/2006
   95   No         No                                   1.20        5         1       9,800,000   2/1/2006
   96   No         No            Yes - N                1.26        5         1      12,800,000   2/3/2006
   97   No         No                                   1.30        5         1      10,150,000   2/10/2006
   98   No         No            Yes - K                1.31        5         1      12,200,000   11/23/2005
   99   No         No            Yes - B                1.46        5         1       9,800,000   4/1/2006
  100   No         No                                   1.53        5         1      12,300,000   3/8/2006
  101   No         No            Yes - B                1.48        5         1      10,400,000   4/1/2006
  102   No         No            Yes - E                1.65        5         1      10,250,000   1/19/2006
  103   No         No                                   1.55        5         1      11,100,000   3/28/2006
  104   No         No                                   1.20        5         1       9,400,000   2/1/2006
  105   No         No                                   1.23        5         1       8,430,000   1/27/2006
  106   No         No                                   1.11        0         1       9,000,000   1/17/2006
  107   No         No                                   1.21        5         1       8,200,000   2/7/2006
  108   No         No                                   1.61        5         1       9,025,000   12/30/2005
  109   No         No                                   1.20        5         1       8,900,000   3/14/2006
  110   No         No            Yes - D                1.22        5         1       8,100,000   11/2/2005
  111   No         No            Yes - B                1.46        5         1       9,400,000   4/1/2006
  112   No         No            Yes - O                1.35        5         1       7,900,000   1/12/2006
  113   No         No                                   1.22        5         1       9,925,000   12/1/2005
  114   No         No                                   1.20        5         1       8,500,000   3/7/2006
  115   Yes        No            Yes - M                1.25        0         1      11,400,000   2/3/2006
  116   No         No                                   1.22        5         1       8,730,000   12/16/2005
  117   No         No            Yes - N                1.77        5         1      11,000,000   Various
117.1                                                                                 6,100,000   11/18/2005
117.2                                                                                 4,900,000   11/15/2005
  118   No         No                                   1.31        5         1       8,300,000   12/7/2005
  119   No         No            Yes - R                1.45        5         1       7,100,000   8/24/2005
  120   No         No                                   1.01        5         1       6,900,000   12/27/2005
  121   No         No                                   1.22        5         1       6,390,000   1/4/2006
  122   No         No                                   1.23        5         1       6,960,000   3/1/2006
  123   No         No                                   1.20        5         1       7,800,000   1/4/2006
  124   No         No                                   1.20        5         1       7,500,000   2/28/2006
  125   No         No                                   1.24        5         1       5,600,000   1/26/2006
  126   No         No            Yes - Q                1.25        5         1       5,700,000   3/10/2006
  127   No         No                                   1.21        5         1       5,470,000   3/15/2006
  128   No         No                                   1.21        5         1       5,430,000   3/1/2006
  129   No         No                                   1.27        5         1       7,500,000   9/20/2005
  130   No         No                                   1.87        5         1       9,870,000   1/6/2006
  131   No         No            Yes - H                1.83        5         1       6,100,000   10/19/2005
  132   No         No                                   1.32        5         1       4,900,000   2/17/2006
  133   No         No            Yes - R                1.37        5         1       5,500,000   8/13/2005
  134   No         No                                   1.20        5         1       5,300,000   2/2/2006
  135   No         No                                   1.28        5         1       5,575,000   12/1/2005
  136   Yes        No            Yes - S                1.22        5         1       5,100,000   2/20/2006
        No         Yes - D                              1.25        5         0       4,500,000   3/10/2006
  137   No         Yes - D       Yes - Q                1.25        5         1       3,450,000   3/10/2006
  138   No         Yes - D       Yes - Q                1.25        5         1       1,050,000   3/10/2006
  139   No         No                                   1.24        5         1       4,600,000   2/13/2006
  140   No         No                                   1.61        5         1       6,300,000   4/23/2006
  141   No         No                                   1.29        5         1       4,500,000   1/27/2006
  142   No         No            Yes - J                1.29        5         1       5,450,000   3/27/2006
  143   No         No            Yes - Q                1.24        5         1       3,850,000   3/10/2006
  144   No         No                                   1.30        5         1       3,670,000   1/30/2006
  145   No         No                                   1.33        5         1       4,850,000   10/5/2005
  146   Yes        No            Yes - S                1.21        5         1       3,700,000   2/20/2006
  147   No         No                                   1.21        5         1       5,280,000   3/7/2006
  148   No         No            Yes - N                1.60        5         1       5,725,000   11/3/2005
  149   No         No                                   1.30        5         1       3,600,000   12/27/2005
  150   No         No                                   1.20        5         1       3,175,000   12/1/2005
  151   No         No                                   1.26        5         1       3,380,000   1/23/2006
  152   No         No                                   1.56        5         1       3,380,000   2/13/2006
  153   No         No                                   1.79        5         1       4,000,000   12/30/2005
  154   No         No                                   1.31        5         1       2,200,000   6/2/2005
  155   No         No                                   1.31        5         1       2,445,000   2/10/2006
  156   No         No                                   1.27        5         1       1,870,000   2/21/2006


        Cut-Off
        Date LTV                   LTV Ratio at
ID      Ratio(8)(9)(10)(11)(13)    Maturity/ARD(8)(10)(13)
-----   -----------------------    -----------------------
    1                     72.60%                     65.19%
    2                     73.45%                     68.52%
    3                     79.16%                     61.92%
  3.1
  3.2
  3.3
  3.4
  3.5
  3.6
  3.7
  3.8
  3.9
 3.10
 3.11
 3.12
    4                     78.71%                     66.43%
    5                     37.04%                     33.27%
    6                     77.97%                     74.86%
    7                     79.02%                     72.53%
  7.1
  7.2
  7.3
  7.4
  7.5
    8                     59.41%                     54.13%
    9                     75.92%                     68.32%
   10                     75.00%                     64.17%
   11                     73.79%                     68.44%
   12                     77.26%                     65.36%
   13                     88.10%                     84.86%
                          63.20%                     53.07%
   14                     63.20%                     53.07%
   15                     63.20%                     53.07%
   16                     63.20%                     53.07%
   17                     63.20%                     53.07%
   18                     63.20%                     53.07%
   19                     63.20%                     53.07%
   20                     63.20%                     53.07%
   21                     63.20%                     53.07%
   22                     79.19%                     79.19%
   23                     65.18%                     58.90%
   24                     77.75%                     72.11%
   25                     75.63%                     75.63%
   26                     76.40%                     70.91%
   27                     80.00%                     70.31%
   28                     74.18%                     66.95%
   29                     54.00%                     47.61%
 29.1
 29.2
   30                     70.65%                     66.01%
 30.1
 30.2
 30.3
   31                     78.22%                     61.82%
   32                     76.50%                     68.66%
   33                     46.82%                     42.42%
   34                     69.70%                     60.97%
   35                     71.20%                     63.80%
   36                     61.90%                     56.50%
   37                     58.80%                     52.87%
   38                     76.25%                     76.25%
   39                     74.73%                     69.49%
   40                     42.84%                     40.09%
   41                     72.34%                     67.79%
   42                     72.07%                     68.32%
 42.1
 42.2
 42.3
 42.4
 42.5
 42.6
 42.7
 42.8
   43                     77.73%                     74.76%
   44                     60.61%                     60.61%
   45                     77.09%                     70.85%
   46                     74.86%                     69.61%
   47                     78.16%                     73.05%
                          73.79%                     68.45%
   48                     73.79%                     68.45%
   49                     73.79%                     68.45%
   50                     73.79%                     68.45%
   51                     68.91%                     58.18%
   52                     62.99%                     58.73%
   53                     75.76%                     70.36%
   54                     76.11%                     64.34%
   55                     64.83%                     59.59%
   56                     77.53%                     69.21%
                          76.33%                     67.04%
   57                     76.33%                     67.04%
   58                     76.33%                     67.04%
   59                     76.33%                     67.04%
   60                     74.69%                     71.17%
   61                     79.12%                     73.86%
   62                     71.23%                     64.33%
   63                     72.84%                     66.96%
   64                     73.68%                     68.64%
   65                     75.00%                     68.94%
   66                     12.49%                     12.49%
   67                     58.47%                     56.10%
   68                     72.02%                     64.17%
   69                     70.02%                     53.57%
   70                     64.94%                     54.86%
   71                     59.70%                     57.36%
   72                     44.05%                     37.32%
   73                     67.74%                     62.93%
   74                     61.81%                     56.82%
   75                     75.00%                     68.94%
   76                     79.38%                     66.77%
   77                     52.46%                     23.40%
   78                     75.00%                     68.94%
   79                     58.18%                     51.09%
   80                     73.73%                     67.78%
   81                     66.73%                     57.03%
 81.1
 81.2
 81.3
   82                     79.73%                     69.78%
   83                     79.77%                     67.30%
   84                     68.06%                     52.59%
   85                     77.02%                     20.06%
   86                     67.06%                     61.65%
   87                     61.07%                     47.59%
   88                     62.40%                     52.67%
   89                     79.61%                     73.97%
   90                     75.00%                     68.94%
   91                     79.85%                     67.40%
   92                     78.20%                     72.97%
   93                     79.59%                     71.83%
   94                     79.49%                     74.39%
   95                     78.65%                     70.77%
   96                     59.57%                     55.78%
   97                     74.48%                     65.85%
   98                     60.49%                     51.26%
   99                     74.11%                     68.13%
  100                     58.87%                     46.32%
  101                     69.44%                     63.83%
  102                     68.86%                     57.77%
  103                     63.24%                     63.24%
  104                     72.34%                     67.38%
  105                     80.00%                     74.39%
  106                     74.44%                     69.62%
  107                     79.27%                     73.95%
  108                     71.82%                     55.61%
  109                     72.47%                     61.99%
  110                     79.58%                     67.03%
  111                     67.34%                     61.90%
  112                     79.59%                     67.12%
  113                     63.23%                     57.05%
  114                     73.53%                     64.87%
  115                     54.71%                     38.28%
  116                     70.63%                     66.11%
  117                     54.52%                     51.60%
117.1
117.2
  118                     61.75%                     55.60%
  119                     74.70%                     58.10%
  120                     74.74%                     67.94%
  121                     79.81%                     70.50%
  122                     73.28%                     63.52%
  123                     63.78%                     61.39%
  124                     65.33%                     55.96%
  125                     77.86%                     70.20%
  126                     75.72%                     64.43%
  127                     75.41%                     68.18%
  128                     75.51%                     67.15%
  129                     53.33%                     45.70%
  130                     40.45%                     34.03%
  131                     64.88%                     54.85%
  132                     79.93%                     67.66%
  133                     70.48%                     54.82%
  134                     71.70%                     63.32%
  135                     64.57%                     56.50%
  136                     68.92%                     59.16%
                          77.87%                     66.26%
  137                     77.87%                     66.26%
  138                     77.87%                     66.26%
  139                     73.41%                     65.12%
  140                     53.57%                     49.77%
  141                     74.32%                     64.05%
  142                     56.51%                     52.74%
  143                     74.47%                     63.37%
  144                     78.09%                     68.82%
  145                     57.69%                     49.30%
  146                     69.42%                     59.57%
  147                     48.30%                     40.84%
  148                     43.67%                     40.69%
  149                     69.26%                     58.87%
  150                     75.00%                     67.32%
  151                     70.14%                     59.64%
  152                     59.07%                     50.47%
  153                     49.86%                     42.06%
  154                     71.78%                     60.17%
  155                     63.22%                     49.16%
  156                     58.82%                     52.24%

ID      Address
-----   ----------------------------------------------------------------------------------------
    1   3663 Las Vegas Boulevard South
    2   700 South Flower Street
    3   Various
  3.1   15875 West Bluemound Road
  3.2   2400 North Mayfair Road
  3.3   101 Bay Park Square
  3.4   1104 Fox Valley Center
  3.5   3340 Mall Loop Drive
  3.6   4650 Shepherd Trail
  3.7   1400 University Avenue West
  3.8   5580 Harvey Street
  3.9   3902 13th Avenue South
 3.10   4850 Golf Road
 3.11   601 Promenade
 3.12   3575 Maple Avenue
    4   1067 West Baltimore Pike
    5   979 Third Avenue
    6   6399 & 6501 South Fiddler's Green Circle
    7   Various
  7.1   6125 & 6135 Lakeview Road
  7.2   5900 & 5901 Northwoods Business Parkway
  7.3   5005-5035 West W.T. Harris Boulevard
  7.4   10420 & 10430 Harris Oak Boulevard
  7.5   9815 & 9825 Northcross Center Court
    8   4301 & 4343 North Scottsdale Road
    9   7 Saint Paul Street
   10   3645 River Crossing Parkway
   11   7499 Woodward Avenue
   12   5775 Beckley Road
   13   1400 Eye Street NW
        Various
   14   800 Vista Valet
   15   8000 Oakdell Way
   16   503 El Dorado Boulevard
   17   9500 Jollyville Road
   18   5550 Babcock Road
   19   4615 Gardendale Drive
   20   5450 Babcock Road
   21   1110 Honeysuckle Way
   22   26 Astor Place
   23   900 Meadowood Lane
   24   7025 - 7475 West 88th Avenue
   25   14810-14900 Manchester Boulevard
   26   1245-1475 West Elliot Road
   27   516 & 518 Township Line Road
   28   265 South Glendora Avenue
   29   9010 Grand Central Parkway
 29.1   9010 Grand Central Parkway
 29.2   9010 Grand Central Parkway
   30   Various
 30.1   10425 Wheatside Drive
 30.2   4400 John Penn Circle
 30.3   3105 Patrick Henry Drive
   31   251 Pearl Court and 4500 Midway Drive
   32   205 Montague Street
   33   1160 First Avenue
   34   3700 Capital Circle SE
   35   211 North Coast Highway
   36   3660 North Laughlin Road, 3617-3637 Westwind Boulevard, 1747 and 1755 Copperhill Parkway
        and 3636 North Laughlin Road
   37   13700 Oakland Avenue and 350 Victor Avenue
   38   211 East Ontario Street
   39   777 Fairway Drive
   40   1201 Gulf Boulevard
   41   401-435 East Shoreline Village Drive
   42   Various
 42.1   2070 S. 3rd Street
 42.2   24400 Plymouth Road
 42.3   101 Maple Street
 42.4   1 Belmont Avenue
 42.5   2 Mercer Street
 42.6   710 E. Catawba Street
 42.7   100 N. Main Street
 42.8   1101 S. Watkins Street
   43   1500 West Shure Drive
   44   1325 & 1330 Fifth Avenue
   45   313 & 330 Congress Street
   46   1111 Lexington Avenue
   47   401 S. Gallaher View Road
        Various
   48   1250 La Venta Road
   49   1220 La Venta Road
   50   331-341 North Dawson Drive
   51   1004 South Clearview Parkway
   52   529 Broadway
   53   1875 East Pleasant Hill Road
   54   2447 Newport Road
   55   3301 Ordway Drive NW
   56   10 North Calvert Street
        Various
   57   1204 US 20 West
   58   904 21st Street
   59   823 Belle Aire Street
   60   350 North Sunny Slope Road
   61   1000 Stevens Entry
   62   1375 Mountain Spring Parkway
   63   100 MacAlyson Court
   64   2501-2525 Cherry Avenue
   65   3205 Boardwalk Street
   66   4 Park Avenue
   67   542 Brannan Street
   68   915 Old Fern Hill Road
   69   1100 & 1200 Jadwin Avenue
   70   160 Union Avenue
   71   530 Brannan Street
   72   4650 Eisenhower Avenue
   73   6755 US Highway 301 North
   74   555 Corporate Drive
   75   5225 North Arco Lane
   76   86 North University Avenue
   77   439 South Union Street
   78   755 Currency Circle
   79   555 40th Street South
   80   1725 Pineland Road
   81   Various
 81.1   4364 Sandy Lake Road
 81.2   3305 Summit Road
 81.3   100 Keenan Road
   82   1578 US Hwy 19 South
   83   204 South Harris Street
   84   1701 Porter Street SW
   85   641 Connecticut Avenue
   86   769 Hammond Drive NE
   87   620 East Wetmore Road
   88   110 Monroe Avenue
   89   2000 East Central Texas Expressway
   90   3600 Mount Moriah Road
   91   1005-1075 North Academy Boulevard
   92   300-390 McCaslin Boulevard
   93   4316 Main Street
   94   5420 Millstream Road
   95   5610 Almeda Road
   96   3005, 3025,3055 & 3075 Breckinridge Boulevard
   97   2600 Northeast Loop 410
   98   2005 Trout Road
   99   11050 Louetta Road
  100   245 Easton Road
  101   401 Bay Area Boulevard
  102   8050 South Padre Island Drive
  103   9645 West Broad Street
  104   14495 SW Beef Bend Road
  105   3230, 3240, 3260 Centennial Boulevard
  106   1435 Walnut Street
  107   1210-1278 West Northwest Highway
  108   6121 Farrington Road
  109   4013, 4015, 4037, 4071 & 4083 Phelan Road
  110   2732 62nd Street Court
  111   2536 West Beryl Avenue
  112   12 Thornton Road
  113   9855 Erma Road
  114   904, 914, 924 & 934 Marcon Boulevard
  115   1-6 Dundee Park Drive
  116   15616 76th Avenue East
  117   Various
117.1   11333 East Kellogg Drive
117.2   3000 Pepperell Parkway
  118   303 Broadway Street
  119   2270 North Germantown Parkway
  120   27411 & 27471 Ynez Road
  121   1306 Pulaski Highway
  122   689 Industrial Road
  123   2609 South Roundhill Road
  124   2893-2895 Third Avenue
  125   2300 Benson Poole Road Southeast
  126   1825 Mall of Georgia Boulevard
  127   6921 Lakeview Haven Drive
  128   77 Traynor Street
  129   1109 Spring Street
  130   10100 Pioneer Trail
  131   1724 North Alafaya Trail
  132   856 Central Avenue South
  133   1024 Brookhollow Plaza Drive
  134   3400-3500 North Los Coyotes Diagonal
  135   5341 Highway 25
  136   2450 South Reynolds Road
        Various
  137   11005 Jones Bridge Road
  138   10985 Jones Bridge Road
  139   8519 Eagle Point Boulevard
  140   NJ State Route 57 and Newburgh Road
  141   17321 Eastman Street
  142   6401-6415 Platt Avenue
  143   3718 Dallas Highway
  144   3251 East Road
  145   14300 - 66th Street North
  146   479 Main Street
  147   260-430 Coggins Drive
  148   11 Brendan Way
  149   1241 Grand Avenue
  150   1201 Laurens Road
  151   2151 Three Lakes Road
  152   9616 Highway 403
  153   2900 West Superstition Boulevard
  154   910-916 Powell and 417 Ewalt
  155   9001 South Western Avenue
  156   16905 Northwest Highway 225

                                                                        Year                           Year
ID      City                County                 State     Zip Code   Built                          Renovated
-----   -----------------   --------------------   -------   --------   ----------------------------    ---------------
    1   Las Vegas           Clark                  NV           89109                           2000
    2   Los Angeles         Los Angeles            CA           90017                           1973               2004
    3   Various             Various                Various    Various                        Various            Various
  3.1   Brookfield          Waukesha               WI           53005                           1967               1999
  3.2   Wauwatosa           Milwaukee              WI           53226                           1957               2001
  3.3   Green Bay           Brown                  WI           54304                           2002
  3.4   Aurora              DuPage                 IL           60504                           1975               1996
  3.5   Joliet              Will                   IL           60431                           1978               1998
  3.6   Rockford            Winnebago              IL           61103                           1980               1990
  3.7   St. Paul            Ramsey                 MN           55104                           1995
  3.8   Muskegon            Muskegon               MI           49444                           2001
  3.9   Fargo               Cass                   ND           58103                           1972               1990
 3.10   Eau Claire          Eau Claire             WI           54701                           1986               2002
 3.11   Richmond            Wayne                  IN           47374                           1973               2000
 3.12   Zanesville          Muskingum              OH           43701                           1985
    4   Media               Delaware               PA           19063                           1974               1993
    5   New York            New York               NY           10022                           1963               2006
    6   Greenwood Village   Arapahoe               CO           80111                    1999 & 2000
    7   Various             Mecklenburg            NC         Various                        Various            Various
  7.1   Charlotte           Mecklenburg            NC           28269                           1999
  7.2   Charlotte           Mecklenburg            NC           28269                           1993               1996
  7.3   Charlotte           Mecklenburg            NC           28269                           1990               1993
  7.4   Charlotte           Mecklenburg            NC           28269                           1997               1998
  7.5   Huntersville        Mecklenburg            NC           28078                           2002
    8   Scottsdale          Maricopa               AZ           85251                           1991          2000-2001
    9   Baltimore           Baltimore City         MD           21202                           1985
   10   Indianapolis        Marion                 IN           46240                           1998
   11   Woodridge           DuPage                 IL           60517                           1973               2005
   12   Battle Creek        Calhoun                MI           49015                           1982               1999
   13   Washington          District of Columbia   DC           20005                           1982
        Various             Various                TX         Various                        Various            Various
   14   San Antonio         Bexar                  TX           78216                           1986
   15   San Antonio         Bexar                  TX           78240                           1984
   16   Webster             Harris                 TX           77598                           1979               1995
   17   Austin              Travis                 TX           78759                           1982               1995
   18   San Antonio         Bexar                  TX           78240                           1984
   19   San Antonio         Bexar                  TX           78240                           1971               1994
   20   San Antonio         Bexar                  TX           78240                           1985
   21   Arlington           Tarrant                TX           76011                           1981
   22   New York            New York               NY           10003                           2005
   23   Saint Helena        Napa                   CA           94574                           1964               2003
   24   Westminster         Jefferson              CO           80021                           1986               2004
   25   Ballwin             Saint Louis            MO           63011                           2000
   26   Tempe               Maricopa               AZ           85284                           1991               2004
   27   Blue Bell           Montgomery             PA           19422                           1965               2001
   28   West Covina         Los Angeles            CA           91790                           1997
   29   East Elmhurst       Queens                 NY           11369                           1963               2006
 29.1   East Elmhurst       Queens                 NY           11369                           1963               2006
 29.2   East Elmhurst       Queens                 NY           11369                            NAP
   30   Various             Various                NC         Various                        Various
 30.1   Charlotte           Mecklenburg            NC           28262                           1997
 30.2   Charlotte           Mecklenburg            NC           28215                           1999
 30.3   Concord             Cabarrus               NC           28027                           1997
   31   Port Hueneme        Ventura                CA           93041                           1994
   32   Brooklyn            Kings                  NY           11201                           1960               1997
   33   King of Prussia     Montgomery             PA           19406                           1974               2005
   34   Tallahassee         Leon                   FL           32311                           2004
   35   Laguna Beach        Orange                 CA           92651                           1920               1989
   36   Santa Rosa          Sonoma                 CA           95403                           1990
   37   Highland Park       Wayne                  MI           48203                     1958, 2000               2003
   38   Chicago             Cook                   IL           60611                           1984
   39   Coppell             Dallas                 TX           75019                           2001
   40   Clearwater Beach    Pinellas               FL           33767                           1989               2004
   41   Long Beach          Los Angeles            CA           90802                           1981
   42   Various             Various                Various    Various                        Various            Various
 42.1   Niles               Berrien                MI           49120                           1995
 42.2   Redford Township    Wayne                  MI           48239                    late 1940's     1969/1987/1996
 42.3   Belmont             Gaston                 NC           28012                           1988
 42.4   Belmont             Gaston                 NC           28012                1920, 1923-1976
 42.5   Chattanooga         Hamilton               TN           37415                     1923, 1930
 42.6   Belmont             Gaston                 NC           28012                      1915-1983
 42.7   Belmont             Gaston                 NC           28012                           1910               1988
 42.8   Chattanooga         Hamilton               TN           37404               1921, 1948, 1971
   43   Arlington Heights   Cook                   IL           60004                           1986               2000
   44   New York            New York               NY           10029                           1989
   45   Boston              Suffolk                MA           02210                           1888               1984
   46   Flower Mound        Denton                 TX           75028                           1999
   47   Knoxville           Knox                   TN           37919                           1979               2004
        Various             Ventura                CA         Various                        Various            Various
   48   Westlake Village    Ventura                CA           91361                           1982               2000
   49   Westlake Village    Ventura                CA           91361                           1989               2000
   50   Camarillo           Ventura                CA           93012               1948, 1955, 1982
   51   Harahan             Jefferson              LA           70123                           1970               2004
   52   New York            New York               NY           10012                           1940               1986
   53   Atlanta             Clayton                GA           30349                           1988               2001
   54   Newport             Monroe                 MI           48166                           1999               2001
   55   Roanoke             Roanoke City           VA           24017                           2002
   56   Baltimore           Baltimore City         MD           21202                           1891               2000
        Various             Various                Various    Various                        Various
   57   Michigan City       La Porte               IN           46360                         1950's
   58   Lincoln             Logan                  IL           62656                     Mid 1960's
   59   Marseilles          LaSalle                IL           61341                           1968
   60   Brookfield          Waukesha               WI           53005                           1984               1999
   61   Peachtree City      Fayette                GA           30269                           1988               2005
   62   Springville         Utah                   UT           84663               1984, 1992, 1995
   63   Cary                Wake                   NC           27511                           1994
   64   Signal Hill         Los Angeles            CA           90755                           1982               2002
   65   Ann Arbor           Washtenaw              MI           48108                           1989               2005
   66   New York            New York               NY           10016                           1910               2006
   67   San Francisco       San Francisco          CA           94107                           2003
   68   West Chester        Chester                PA           19380                           2005
   69   Richland            Benton                 WA           99352                           1978
   70   Memphis             Shelby                 TN           38103                           1969               1996
   71   San Francisco       San Francisco          CA           94107                           2003
   72   Alexandria          Alexandria             VA           22304                           2000               2002
   73   Ellenton            Mantee                 FL           34222                           1988
   74   Windsor             Hartford               CT           06095                           2000
   75   Charleston          Charleston             SC           29418                           1987               2005
   76   Provo               Utah                   UT           84601                           2005
   77   Lawrence            Essex                  MA           01843                      1900/1920          2000-2005
   78   Lake Mary           Seminole               FL           32746                           1998               2005
   79   Fargo               Cass                   ND           58103                           1990
   80   Duluth              Gwinnett               GA           30096                           1997
   81   Various             Various                OH         Various                        Various            Various
 81.1   Ravenna             Portage                OH           44266                           1970
 81.2   Ravenna             Portage                OH           44266                           1970
 81.3   Peninsula           Summit                 OH           44264                           1963               1975
   82   Leesburg            Lee                    GA           31763                           1972               2005
   83   Ypsilanti           Washtenaw              MI           48198                     1967, 1972
   84   Wyoming             Kent                   MI           49519                           1942               2004
   85   Norwalk             Fairfield              CT           06854                           2006
   86   Atlanta             Fulton                 GA           30328                           1996               2006
   87   Tucson              Pima                   AZ           85705                           2004
   88   Memphis             Shelby                 TN           38103                           1930               2004
   89   Killeen             Bell                   TX           76541                           1985               2004
   90   Durham              Durham                 NC           27707                           1998
   91   Colorado Springs    EL Paso                CO           80909                      1985-1988
   92   Louisville          Boulder                CO           80027                           1986
   93   The Colony          Denton                 TX           75056                           1997
   94   Greensboro          Guilford               NC           27301                           1990
   95   Houston             Harris                 TX           77004                           2000
   96   Duluth              Gwinnett               GA           30096                           1985
   97   San Antonio         Bexar                  TX           78217                           1979               2002
   98   Annapolis           Anne Arundel           MD           21401                           2002
   99   Houston             Harris                 TX           77070                           2000
  100   Horsham             Montgomery             PA           19044                           1987
  101   Houston             Harris                 TX           77058                           1995               2005
  102   Corpus Christi      Nueces                 TX           78412                           1984               2005
  103   Glen Allen          Henrico                VA           23060                           1989
  104   Tigard              Washington             OR           97224                           1990
  105   Colorado Springs    El Paso                CO           80907                           2004
  106   Philadelphia        Philadelphia           PA           19102                           1928       early 1980's
  107   Palatine            Cook                   IL           60067                           1972               1985
  108   Chapel Hill         Chatham                NC           27517                           1999
  109   Phelan              San Bernardino         CA           92371                           1990
  110   Bettendorf          Scott                  IA           52722                           1998               2005
  111   Phoenix             Maricopa               AZ           85021                           1999               2005
  112   Oakland             Bergen                 NJ           07436                           1981               2006
  113   San Diego           San Diego              CA           92131                           1973               2005
  114   Allentown           Lehigh                 PA           18109                     1983, 1985
  115   Andover             Essex County           MA           01810   bf 1837/1905-11,1917-23/1979    1972/since 1997
  116   Puyallup            Pierce                 WA           98375                           1980
  117   Various             Various                Various    Various                        Various
117.1   Wichita             Sedgwick               KS           67207                           2002
117.2   Opelika             Lee                    AL           36801                           2003
  118   Laguna Beach        Orange                 CA           92651                           1986
  119   Memphis             Shelby                 TN           38016                           1998               2005
  120   Temecula            Riverside              CA           92591                     1998, 2004
  121   Edgewood            Harford                MD           21040                           1998
  122   Warrenton           Fauquier               VA           20186                           2002               2004
  123   Brookline Station   Greene                 MO           65619                           1996
  124   Bronx               Bronx                  NY           10455                           1925               2005
  125   Smyrna              Cobb                   GA           30082                           1964               1999
  126   Buford              Gwinnett               GA           30519                           2003
  127   Houston             Harris                 TX           77084                           2005
  128   Hayward             Alameda                CA           94544                           1987               2005
  129   Silver Spring       Montgomery             MD           20910                           1970
  130   Truckee             Nevada                 CA           96161                           1963               1975
  131   Orlando             Orange                 FL           32826                           1989
  132   Kent                King                   WA           98032                           1978
  133   Arlington           Tarrant                TX           76006                           1998
  134   Long Beach          Los Angeles            CA           90808                           1989
  135   Brandon             Rankin                 MS           39047                           2005
  136   Toledo              Lucas                  OH           43614                           2006
        Alpharetta          Fulton                 GA           30022                           2003
  137   Alpharetta          Fulton                 GA           30022                           2003
  138   Alpharetta          Fulton                 GA           30022                           2003
  139   Lake Elmo           Washington             MN           55042                           2002
  140   Hackettstown        Warren                 NJ           07840                           2006
  141   Irvine              Orange                 CA           92614                           1968               2004
  142   Canoga Park         Los Angeles            CA           91307                           1988
  143   Marietta            Cobb                   GA           30064                           2003
  144   Clifton             Mesa                   CO           81520                           1976
  145   Clearwater          Pinellas               FL           33764                           1956               1970
  146   Grafton             Lorain                 OH           44044                           2006
  147   Pleasant Hill       Contra Costa           CA           94523                           1981
  148   Greenville          Greenville             SC           29615                           2001
  149   Marion              Linn                   IA           52302               1978, 1989, 1992               2003
  150   Greenville          Greenville             SC           29607                           1948               1995
  151   Albany              Linn                   OR           97322                           1997
  152   Charlestown         Clark                  IN           47111                           2005
  153   Apache Junction     Pinal                  AZ           85220                           1983
  154   Springdale          Washington             AR           72764                           1999
  155   Oklahoma City       Cleveland              OK           73139                           1996               2004
  156   Reddick             Marion                 FL           32686                           1972


         Net                                 Units     Loan per Net
         Rentable Area                       of        Rentable Area
ID       Sq. Ft./Units/Rooms/Pads (14)(15)   Measure   SF/Units/Rooms/Pads ($)(10)(11)(14)
-----    ---------------------------------   -------   -----------------------------------
     1                             493,984   Sq. Ft.                                800.94
     2                           1,021,958   Sq. Ft.                                127.21
     3                           2,003,186   Sq. Ft.                                 64.73
   3.1                             218,705   Sq. Ft.
   3.2                             210,713   Sq. Ft.
   3.3                             106,157   Sq. Ft.
   3.4                             120,000   Sq. Ft.
   3.5                             128,000   Sq. Ft.
   3.6                             520,000   Sq. Ft.
   3.7                             124,136   Sq. Ft.
   3.8                             106,131   Sq. Ft.
   3.9                             185,147   Sq. Ft.
  3.10                             102,000   Sq. Ft.
  3.11                             111,350   Sq. Ft.
  3.12                              70,847   Sq. Ft.
     4                             691,966   Sq. Ft.                                176.31
     5                             589,387   Sq. Ft.                                169.67
     6                             413,514   Sq. Ft.                                148.97
     7                             746,337   Sq. Ft.                                 73.69
   7.1                             160,354   Sq. Ft.
   7.2                             206,321   Sq. Ft.
   7.3                             174,506   Sq. Ft.
   7.4                             125,156   Sq. Ft.
   7.5                              80,000   Sq. Ft.
     8                             531,574   Sq. Ft.                                103.47
     9                             377,684   Sq. Ft.                                142.31
    10                                 315   Rooms                              167,380.95
    11                                 762   Units                               57,233.98
    12                             254,880   Sq. Ft.                                168.24
    13                             167,233   Sq. Ft.                                221.25
 1,402                                       Various                             25,992.86
    14                                 276   Units                               25,992.86
    15                                 276   Units                               25,992.86
    16                                 304   Units                               25,992.86
    17                                 160   Units                               25,992.86
    18                              68,957   Sq. Ft.                             25,992.86
    19                                 184   Units                               25,992.86
    20                              66,858   Sq. Ft.                             25,992.86
    21                                 202   Units                               25,992.86
    22                              26,337   Sq. Ft.                              1,328.93
    23                                  99   Rooms                              353,535.35
    24                             305,858   Sq. Ft.                                106.77
    25                             288,074   Sq. Ft.                                105.01
    26                             244,018   Sq. Ft.                                123.79
    27                             154,856   Sq. Ft.                                192.44
    28                              95,832   Sq. Ft.                                281.74
    29                                       0                                        0.00
  29.1                                 288   Rooms
  29.2                               90,170  Sq. Ft.
    30                                 618   Units                               42,071.20
  30.1                                 249   Units
  30.2                                 207   Units
  30.3                                 162   Units
    31                                 300   Units                               86,568.01
    32                              73,697   Sq. Ft.                                340.46
    33                                 488   Rooms                               51,229.51
    34                                 300   Units                               76,666.67
    35                                  70   Rooms                              321,428.57
    36                             197,730   Sq. Ft.                                111.77
    37                             578,050   Sq. Ft.                                 37.13
    38                             172,446   Sq. Ft.                                123.81
    39                                 322   Units                               66,142.86
    40                                 220   Rooms                               90,738.80
    41                              67,057   Sq. Ft.                                294.53
    42                           1,652,089   Sq. Ft.                                 11.80
  42.1                             300,000   Sq. Ft.
  42.2                             230,600   Sq. Ft.
  42.3                             123,202   Sq. Ft.
  42.4                             182,912   Sq. Ft.
  42.5                             400,574   Sq. Ft.
  42.6                             116,174   Sq. Ft.
  42.7                              16,395   Sq. Ft.
  42.8                             282,232   Sq. Ft.
    43                             158,879   Sq. Ft.                                120.85
    44                                 150   Units                              120,000.00
    45                             105,982   Sq. Ft.                                165.12
    46                                 222   Units                               78,400.90
    47                                 432   Units                               39,351.85
                                    91,705   Sq. Ft.                                182.65
    48                              28,725   Sq. Ft.                                182.65
    49                              20,440   Sq. Ft.                                182.65
    50                              42,540   Sq. Ft.                                182.65
    51                             161,763   Sq. Ft.                                101.81
    52                              16,000   Sq. Ft.                              1,007.81
    53                                 352   Units                               45,738.64
    54                                 513   Pads                                29,672.44
    55                                 135   Rooms                              108,525.93
    56                             178,992   Sq. Ft.                                 81.43
   570                                       Pads                                23,502.49
    57                                 301   Pads                                23,502.49
    58                                 196   Pads                                23,502.49
    59                                  73   Pads                                23,502.49
    60                              84,694   Sq. Ft.                                155.22
    61                                 198   Units                               65,929.29
    62                             237,976   Sq. Ft.                                 54.63
    63                                 150   Rooms                               84,980.00
    64                             108,863   Sq. Ft.                                115.74
    65                                 160   Rooms                               76,406.25
    66                                 364   Units                               32,967.03
    67                                  45   Units                              266,666.67
    68                              71,502   Sq. Ft.                                167.70
    69                             144,895   Sq. Ft.                                 81.19
    70                                 192   Rooms                               59,869.93
    71                                  42   Units                              261,904.76
    72                             113,732   Sq. Ft.                                 92.95
    73                                 381   Pads                                27,559.06
    74                                 157   Rooms                               66,140.13
    75                                 168   Rooms                               61,607.14
    76                              67,137   Sq. Ft.                                149.56
    77                             275,193   Sq. Ft.                                 36.22
    78                                 112   Rooms                               88,392.86
    79                                 283   Units                               33,922.26
    80                                 136   Rooms                               70,477.94
    81                                 571   Pads                                16,360.27
  81.1                                 253   Pads
  81.2                                 141   Pads
  81.3                                 177   Pads
    82                                 208   Units                               44,466.35
    83                                 302   Units                               30,376.85
    84                             569,233   Sq. Ft.                                 15.54
    85                              60,000   Sq. Ft.                                141.20
    86                                 131   Rooms                               64,503.82
    87                                 105   Rooms                               80,260.71
    88                                  90   Rooms                               93,597.33
    89                             136,234   Sq. Ft.                                 60.19
    90                                  96   Rooms                               82,812.50
    91                              76,997   Sq. Ft.                                101.63
    92                              52,067   Sq. Ft.                                150.19
    93                             124,782   Sq. Ft.                                 62.51
    94                             141,575   Sq. Ft.                                 55.02
    95                              29,390   Sq. Ft.                                262.27
    96                             143,332   Sq. Ft.                                 53.20
    97                                 293   Units                               25,802.05
    98                              56,590   Sq. Ft.                                130.41
    99                                 126   Rooms                               57,642.86
   100                                 171   Rooms                               42,347.99
   101                                  92   Rooms                               78,500.00
   102                                 250   Units                               28,231.12
   103                              58,473   Sq. Ft.                                120.06
   104                                 125   Units                               54,400.00
   105                              27,017   Sq. Ft.                                249.62
   106                              55,813   Sq. Ft.                                120.04
   107                              92,873   Sq. Ft.                                 69.99
   108                                  92   Rooms                               70,456.50
   109                              60,258   Sq. Ft.                                107.04
   110                             163,360   Sq. Ft.                                 39.46
   111                                 126   Rooms                               50,238.10
   112                              92,400   Sq. Ft.                                 68.05
   113                              31,975   Sq. Ft.                                196.28
   114                             178,486   Sq. Ft.                                 35.02
   115                             144,952   Sq. Ft.                                 43.03
   116                                 195   Pads                                31,619.91
   117                              64,820   Sq. Ft.                                 92.53
 117.1                              34,470   Sq. Ft.
 117.2                              30,350   Sq. Ft.
   118                              16,236   Sq. Ft.                                346.45
   119                                 100   Rooms                               53,036.14
   120                              51,707   Sq. Ft.                                 99.74
   121                              58,125   Sq. Ft.                                 87.74
   122                              79,505   Sq. Ft.                                 64.15
   123                                 191   Pads                                26,047.12
   124                               5,400   Sq. Ft.                                907.41
   125                                 128   Units                               34,062.50
   126                              18,430   Sq. Ft.                                234.18
   127                              21,274   Sq. Ft.                                193.90
   128                              57,820   Sq. Ft.                                 70.91
   129                              52,509   Sq. Ft.                                 76.18
   130                                 230   Pads                                17,357.01
   131                                 149   Rooms                               26,560.11
   132                                  96   Pads                                40,798.59
   133                                  92   Rooms                               42,134.45
   134                              16,863   Sq. Ft.                                225.35
   135                              30,560   Sq. Ft.                                117.80
   136                              14,564   Sq. Ft.                                241.34
                                    30,960   Sq. Ft.                                113.18
   137                              18,300   Sq. Ft.                                113.18
   138                              12,660   Sq. Ft.                                113.18
   139                              31,898   Sq. Ft.                                105.87
   140                              14,250   Sq. Ft.                                236.84
   141                              32,421   Sq. Ft.                                103.16
   142                              12,596   Sq. Ft.                                244.52
   143                              16,205   Sq. Ft.                                176.92
   144                                 114   Pads                                25,140.35
   145                                 149   Pads                                18,777.30
   146                              14,564   Sq. Ft.                                176.36
   147                                  40   Units                               63,750.00
   148                              39,504   Sq. Ft.                                 63.28
   149                                 136   Units                               18,333.04
   150                              47,337   Sq. Ft.                                 50.30
   151                                  96   Pads                                24,694.52
   152                              11,060   Sq. Ft.                                180.51
   153                                 129   Pads                                15,459.75
   154                                  53   Units                               29,794.53
   155                              10,594   Sq. Ft.                                145.91
   156                                 168   Pads                                 6,547.62

     Prepayment Provisions
ID   (# of payments) (16)
--   ---------------------
 1   L(31),D(85),O(4)
 2   L(26),D(91),O(3)
 3   L(23),YM1(95),O(1)
3.1
3.2
3.3
3.4
3.5
3.6
3.7
3.8
3.9
3.10
3.11
3.12
 4   L(24),D(89),O(7)
 5   L(25),D(91),O(4)
 6   L(25),D(91),O(4)
 7   L(25),D(91),O(4) [10430 and 10420 Harris Oaks Boulevard, 6125 and 6135 Lakeview Road,
     and 5900-5901, 6125 and 6135 WT Harris Boulevard]; L(8),YM1(108),O(4) [Northcross Property and Northridge Property]
7.1
7.2
7.3
7.4
7.5
 8   L(27);D(89);O(4)
 9   L(25),D(91),O(4)
10   L(24),D(93),O(3)
11   L(25),D(84),O(3)
12   L(27),D(86),O(7)
13   L(24),D(92),O(4)
     L(26),D(91),O(3)
14   L(26),D(91),O(3)
15   L(26),D(91),O(3)
16   L(26),D(91),O(3)
17   L(26),D(91),O(3)
18   L(26),D(91),O(3)
19   L(26),D(91),O(3)
20   L(26),D(91),O(3)
21   L(26),D(91),O(3)
22   L(24),D(92),O(4)
23   L(26),D(90),O(4)
24   L(25),D(92),O(3)
25   L(25),D(91),O(4)
26   L(26),D(91),O(3)
27   L(28),D(88),O(4)
28   L(24),D(92),O(4)
29   L(26),D(90),O(4)
29.1
29.2
30   L(25),D(91),O(4)
30.1
30.2
30.3
31   L(25),D(91),O(4)
32   L(29),D(86),O(5)
33   L(24),D(35),O(1)
34   L(27),D(89),O(4)
35   L(27),D(86),O(7)
36   L(25),D(91),O(4)
37   L(30),D(50),O(4)
38   L(24),D(32),O(4)
39   L(27),D(90),O(3)
40   L(26);D(27);O(7)
41   L(24),D(89),O(7)
42   L(24);>YM or 1%(12);2%(12);1%(8);O(4)
42.1
42.2
42.3
42.4
42.5
42.6
42.7
42.8
43   L(29),D(27),O(4)
44   L(26),D(90),O(4)
45   L(26),D(90),O(4)
46   L(27),D(90),O(3)
47   L(26);>YM or 1%(90);O(4)
     L(26),D(90),O(4)
48   L(26),D(90),O(4)
49   L(26),D(90),O(4)
50   L(26),D(90),O(4)
51   L(26),D(91),O(3)
52   L(26),D(90),O(4)
53   L(27),D(90),O(3)
54   L(26),D(91),O(3)
55   L(24),D(93),O(3)
56   L(24),D(92),O(4)
     L(26),D(88),O(6)
57   L(26),D(88),O(6)
58   L(26),D(88),O(6)
59   L(26),D(88),O(6)
60   L(28),D(16),O(4)
61   L(25),D(92),O(3)
62   L(26),D(90),O(4)
63   L(24),D(93),O(3)
64   L(27),D(89),O(4)
65   L(24),D(93),O(3)
66   L(26),D(91),O(3)
67   L(26),D(30),O(4)
68   L(25);D(91);O(4)
69   L(36),D(81),O(3)
70   L(25),D(91),O(4)
71   L(26),D(30),O(4)
72   L(27),D(90),O(3)
73   L(26),D(90),O(4)
74   L(24),D(93),O(3)
75   L(24),D(93),O(3)
76   L(25),D(92),O(3)
77   L(25);D(91);O(4)
78   L(24),D(93),O(3)
79   L(25),D(92),O(3)
80   L(24),D(93),O(3)
81   L(25),D(92),O(3)
81.1
81.2
81.3
82   L(25),D(92),O(3)
83   L(27),D(89),O(4)
84   L(35),D(81),O(4)
85   L(60),YM1(84),O(4)
86   L(24),D(93),O(3)
87   L(26),D(90),O(4)
88   L(26),D(90),O(4)
89   L(30),D(86),O(4)
90   L(24),D(93),O(3)
91   L(26);D(90);O(4)
92   L(25),D(91),O(4)
93   L(26),D(90),O(4)
94   L(24),D(92),O(4)
95   L(27),D(89),O(4)
96   L(26),D(91),O(3)
97   L(25),D(92),O(3)
98   L(27),D(90),O(3)
99   L(24),D(93),O(3)
100  L(25),D(91),O(4)
101  L(24),D(93),O(3)
102  L(26),D(91),O(3)
103  L(24),DorYM1(81),O(3)
104  L(47),YM1(69),O(4)
105  L(27),D(90),O(3)
106  L(25);D(91);O(4)
107  L(26),D(91),O(3)
108  L(26),D(91),O(3)
109  L(24),D(93),O(3)
110  L(29),D(86),O(5)
111  L(24),D(93),O(3)
112  L(24),YM1(93),O(3)
113  L(26),D(91),O(3)
114  L(24),YM1(93),O(3)
115  L(25);D(91);O(4)
116  L(27),D(32),O(1)
117  L(27),D(90),O(3)
117.1
117.2
118  L(24),D(92),O(4)
119  L(27),D(90),O(3)
120  L(24),D(92),O(4)
121  L(27),D(90),O(3)
122  L(26),D(90),O(4)
123  L(26),D(33),O(1)
124  L(24),D(92),O(4)
125  L(26),D(91),O(3)
126  L(24),D(93),O(3)
127  L(24),D(92),O(4)
128  L(25),D(92),O(3)
129  L(24),D(93),O(3)
130  L(26),D(91),O(3)
131  L(26),D(90),O(4)
132  L(25),D(92),O(3)
133  L(27),D(90),O(3)
134  L(26),D(90),O(4)
135  L(26),D(91),O(3)
136  L(25),D(91),O(4)
     L(24),D(93),O(3)
137  L(24),D(93),O(3)
138  L(24),D(93),O(3)
139  L(26),D(91),O(3)
140  L(25),D(92),O(3)
141  L(26),D(90),O(4)
142  L(25),D(91),O(4)
143  L(24),D(93),O(3)
144  L(27),D(90),O(3)
145  L(25),D(92),O(3)
146  L(25),D(91),O(4)
147  L(24),D(93),O(3)
148  L(28),D(89),O(3)
149  L(27),D(89),O(4)
150  L(27),D(89),O(4)
151  L(26),D(93),O(1)
152  L(26),D(91),O(3)
153  L(27),D(90),O(3)
154  L(33),D(83),O(4)
155  L(26),D(90),O(4)
156  L(26),D(91),O(3)

COMM 2006-C7

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                         Fourth        Fourth Most   Third         Third Most
                                                         Most Recent   Recent NOI    Most Recent   Recent NOI
ID      Property Name                                    NOI ($)       Date          NOI ($)       Date
-----   ----------------------------------------------   -----------   -----------   -----------   --------------
    1   Desert Passage                                    20,917,213   12/31/2003     20,272,597   12/31/2004
    2   700 South Flower Plaza                                                         9,694,398   12/31/2004
    3   Bon-Ton Department Stores Portfolio
  3.1   Boston Store - Brookfield
  3.2   Boston Store - Wauwatosa
  3.3   Younkers - Green Bay
  3.4   Carson Pirie Scott - Aurora
  3.5   Carson Pirie Scott - Joliet
  3.6   Carson Pirie Scott - Rockford
  3.7   Herberger's - St. Paul
  3.8   Younkers - Muskegon
  3.9   Herberger's - Fargo
 3.10   Younkers - Eau Claire
 3.11   Elder-Beerman - Richmond
 3.12   Elder-Beerman - Zanesville
    4   Granite Run Mall                                  11,713,246   12/31/2003     11,883,234   12/31/2004
    5   Decoration & Design Building                      16,529,844   12/31/2003     14,422,361   12/31/2004
    6   Fiddler's Green Center                             3,376,643   12/31/2003      5,395,422   12/31/2004
    7   North Charlotte Office/Flex Portfolio              3,640,148   12/31/2003      4,171,741   12/31/2004
  7.1   Harris Ridge                                         610,800   12/31/2003        822,902   12/31/2004
  7.2   Northwoods Business Center                         1,125,908   12/31/2003      1,223,536   12/31/2004
  7.3   Northridge Business Center                           966,697   12/31/2003        902,278   12/31/2004
  7.4   Harris Corners                                       782,124   12/31/2003        812,334   12/31/2004
  7.5   Northcross Business Campus                           154,619   12/31/2003        410,690   12/31/2004
    8   Galleria Corporate Centre                            194,203   12/31/2003        953,192   12/31/2004
    9   Wachovia Tower                                     5,279,814   12/31/2003      5,505,734   12/31/2004
   10   Indianapolis North Marriott                        5,609,470   12/31/2003      6,244,209   12/31/2004
   11   Windsor Lake Apartments                            2,834,736   12/31/2003      2,863,806   12/31/2004
   12   Lakeview Square Mall                               4,962,976   12/31/2003      5,289,367   12/31/2004
   13   1400 Eye Street NW                                 2,646,639   12/31/2003      2,473,268   12/31/2004
        Sandalwood Portfolio                               3,615,578   12/31/2003      4,282,025   12/31/2004
   14   Sandalwood - Brandon Oaks                                                        916,257   12/31/2004
   15   Sandalwood - Oaks of Northgate                       763,050   12/31/2003        856,819   12/31/2004
   16   Sandalwood - Lakeshire                               738,777   12/31/2003        616,428   12/31/2004
   17   Sandalwood - Cimarron Crossing                       430,480   12/31/2003        418,756   12/31/2004
   18   Sandalwood - Northgate Village                       330,584   12/31/2003        357,692   12/31/2004
   19   Sandalwood - Sundance                                389,563   12/31/2003        421,413   12/31/2004
   20   Sandalwood - Northgate Plaza                         502,518   12/31/2003        498,882   12/31/2004
   21   Sandalwood - Arlington Oaks                          460,606   12/31/2003        195,778   12/31/2004
   22   Astor Place
   23   Meadowood Napa Valley                              3,383,498   12/31/2003      2,580,146   12/31/2004
   24   Towne Center at Brookhill                          2,427,246   12/31/2003      2,447,667   12/31/2004
   25   Olde Towne Plaza                                   2,547,878   12/31/2003      3,091,256   12/31/2004
   26   Costco Plaza                                       1,287,080   12/31/2003      1,456,566   12/31/2004
   27   Blue Bell                                          2,938,481   12/31/2003      2,360,696   12/31/2004
   28   Edwards Theater                                    2,573,837   12/31/2003      2,573,025   12/31/2004
   29   Heyman Properties - LGA                            1,000,979   12/31/2003      1,377,272   12/31/2004
 29.1   LGA Courtyard by Marriott                            126,959   12/31/2003        503,252   12/31/2004
 29.2   Avistar Lease                                        874,020   12/31/2003        874,020   12/31/2004
   30   Mission Charlotte Apartments                       2,149,957   12/31/2003      2,290,467   12/31/2004
 30.1   Mission Harris Houston Apartments                  1,020,609   12/31/2003      1,059,079   12/31/2004
 30.2   Mission Harris Glen Apartments                       607,024   12/31/2003        686,896   12/31/2004
 30.3   Mission Landings Apartments                          522,324   12/31/2003        544,492   12/31/2004
   31   Pearl Court / Midway Estates                       2,493,681   12/31/2003      2,557,023   12/31/2004
   32   205 Montague Street                                2,846,481   12/31/2003      2,545,522   12/31/2004
   33   Valley Forge Convention Plaza                                                  2,177,310   12/31/2004
   34   Verandas at Blairstone                                                           733,902   12/31/2004
   35   Inn at Laguna Beach                                1,899,385   12/31/2003      2,218,914   12/31/2004
   36   Westwind Business Park
   37   Budco Headquarters
   38   211 East Ontario                                   1,421,969   12/31/2003        819,592   12/31/2004
   39   On The Fairways Apartments                                                     1,493,941   12/31/2004
   40   Marriott Resort Clearwater Beach on Sand Key       1,242,995   1/2/2004        1,700,424   12/31/2004
   41   Shoreline Village                                  1,856,860   12/31/2003      1,840,103   12/31/2004
   42   NL Ventures
 42.1   The United Fixtures Building
 42.2   The Redford Property
 42.3   RL Stowe Mills - The Helms Plant
 42.4   RL Stowe Mills - The Stowe Spinning Plant
 42.5   RL Stowe Mills - The Lupton Plant
 42.6   RL Stowe Mills - The National Plant
 42.7   RL Stowe Mills - The Corporate Office Building
 42.8   RL Stowe Mills - The Chattanooga Plant
   43   One North Arlington                                  115,816   12/31/2003        360,709   12/31/2004
   44   1325 & 1330 Fifth Avenue
   45   313 & 330 Congress Street                          1,444,606   12/31/2003      1,242,316   12/31/2004
   46   Shadow Ridge Apartments                            1,338,432   12/31/2003      1,346,723   12/31/2004
   47   Copper Pointe Apartments                           1,116,392   12/31/2003      1,042,687   12/31/2004
        Nadler Portfolio                                   1,435,314   12/31/2003      1,483,742   12/31/2004
   48   Community Medical Building                           618,922   12/31/2003        635,874   12/31/2004
   49   Westlake Medical Building                            546,139   12/31/2003        556,381   12/31/2004
   50   North Dawson Drive                                   270,253   12/31/2003        291,487   12/31/2004
   51   Elmwood Self Storage
   52   529 Broadway                                       1,579,940   12/28/2003      1,978,529   12/28/2004
   53   Poplar Pointe Apartments                           1,314,117   12/31/2003      1,342,118   12/31/2004
   54   Newport Farms MHC                                  1,079,211   12/31/2003      1,107,506   12/31/2004
   55   WXH - Courtyard Roanoke
   56   The Equitable Building                             1,282,242   12/31/2003      1,223,017   12/31/2004
        Zeman MHC Crossed Pool                               977,107   12/31/2003      1,130,847   12/31/2004
   57   Zeman MHC Portfolio - 3 Terrace Acres                592,153   12/31/2003        761,897   12/31/2004
   58   Zeman MHC Portfolio - 6 Lincoln                      277,311   12/31/2003        242,368   12/31/2004
   59   Zeman MHC Portfolio - 1 Belle Aire                   107,643   12/31/2003        126,582   12/31/2004
   60   Thomson Information Services                       1,271,735   12/31/2003      1,291,518   12/31/2004
   61   Gables Court
   62   1375 Mountain Spring Parkway
   63   WXH - Homewood Suites Cary                                                     1,282,015   12/31/2004
   64   Town Center Office Park                            1,313,342   12/31/2003      1,373,935   12/31/2004
   65   WXH - Courtyard Ann Arbor                                                      1,460,390   12/31/2004
   66   4 Park Avenue                                      3,678,143   12/31/2003      3,820,950   12/31/2004
   67   542 Brannan Street                                                               779,318   12/31/2004
   68   Fern Hill Medical Center
   69   Tri-Cities Professional Center                     1,538,827   12/31/2003      1,614,929   12/31/2004
   70   Holiday Inn Select Memphis                         1,602,816   12/31/2003      1,753,211   12/31/2004
   71   530 Brannan Street                                                               546,591   12/31/2004
   72   Self Storage Plus-Eisenhower                         751,716   12/31/2003        964,062   12/31/2004
   73   Ridgewood Estates MHP                                                            922,326   12/31/2004
   74   WXH - Hilton Windsor                                                           1,305,704   12/31/2004
   75   WXH - Quality Suites Charleston                                                1,740,460   12/31/2004
   76   Wells Fargo Financial Center
   77   Heritage Place                                     1,621,208   12/31/2003      1,782,623   12/31/2004
   78   WXH - Homewood Suites Lake Mary                                                1,239,133   12/31/2004
   79   Park Avenue Apartments                             1,795,619   12/31/2003      1,371,809   12/31/2004
   80   WXH - Hampton Inn Duluth                                                       1,105,891   12/31/2004
   81   The Buckeye MHC Portfolio - Evergreen                                            996,746   12/31/2004
 81.1   Valley Hills                                                                     466,910   12/31/2004
 81.2   Summit Park                                                                      287,179   12/31/2004
 81.3   Mobile Manor                                                                     242,657   12/31/2004
   82   Creekwood Apartments                                 262,185   12/31/2003        346,856   12/31/2004
   83   Anderson Villas Apartments                           913,008   12/31/2003      1,025,287   12/31/2004
   84   Wyoming Industrial Center                          1,020,248   12/31/2003        912,118   12/31/2004
   85   Raymour & Flanigan Showroom - Norwalk
   86   WXH - Hampton Inn                                                                759,929   12/31/2004
   87   Holiday Inn Express - Tucson Mall                                                407,378   12/31/2004
   88   Residence Inn Memphis                                                             92,820   12/31/2004
   89   Killeen Power Center                                                             631,544   12/31/2004
   90   WXH - Homewood Suites Durham                                                     901,114   12/31/2004
   91   Crossroads at Citadel                                714,446   12/31/2003        834,741   12/31/2004
   92   Centennial Center                                    665,717   12/31/2003        674,848   12/31/2004
   93   Securlock at the Colony                              542,101   12/31/2003        617,843   12/31/2004
   94   Eastport                                                                         873,389   12/31/2004
   95   DaVita Medical Center
   96   Breckinridge Exchange                                674,034   12/31/2003        714,928   12/31/2004
   97   Hampton Green Apartments                                                         597,673   12/31/2004
   98   Self Storage Plus-Annapolis                          430,182   12/31/2003        569,217   12/31/2004
   99   WXH - Courtyard Houston                                                        1,075,845   12/31/2004
  100   Days Inn Horsham                                   1,260,898   12/31/2003      1,200,564   12/31/2004
  101   WXH - Homewood Suites Houston                                                    885,841   12/31/2004
  102   Sandalwood - Sugar Tree                              861,830   12/31/2003        833,451   12/31/2004
  103   Westpark Shopping Center-Ukrops
  104   Oakmont Apartments                                   573,246   12/31/2003        461,732   12/31/2004
  105   Grandview Marketplace
  106   The Drexel Building                                                              610,129   12/31/2004
  107   Countryside Office Park                              633,063   12/31/2003        794,675   12/31/2004
  108   Hampton Inn & Suites                                 673,517   12/31/2003        785,706   12/31/2004
  109   Phelan Village Shopping Center                                                   490,147   12/31/2004
  110   Grafco Building
  111   WXH - Homewood Suites Phoenix                                                    746,960   12/31/2004
  112   Raymour and Flannigan- Oakland, NJ
  113   Scripps Medical Clinic                               628,805   12/31/2003        688,268   12/31/2004
  114   Lehigh Valley Business Center                        466,629   12/31/2003        523,970   12/31/2004
  115   Dundee Park                                        1,012,902   12/31/2003        996,774   12/31/2004
  116   Hidden Glen MHC
  117   Kellogg Gateway Portfolio                                                        681,778   12/31/2004
117.1   Kellogg Shopping Center                                                          309,879   12/31/2004
117.2   Gateway Commons Shopping Center                                                  371,900   12/31/2004
  118   Broadway Plaza                                       353,618   12/31/2003        373,407   Ann. 7/31/2004
  119   Wingate Inn - Memphis                                746,869   12/31/2003        681,543   12/31/2004
  120   Tower Plaza
  121   Devon Self Storage - Edgewood                        390,746   12/31/2003        431,546   12/31/2004
  122   Southside Self Storage                                75,365   12/31/2003        272,088   12/31/2004
  123   Springfield Farms
  124   2893-2895 Third Avenue                                                           443,707   T-12 4/30/2005
  125   Centerview Terrace                                   381,580   12/31/2003        385,545   12/31/2004
  126   Mall of Georgia Shops                                                            407,939   12/31/2004
  127   Copperfield Corners
  128   Castro Valley Hayward Storage
  129   Spring Street Office                                 501,604   12/31/2003        477,948   12/31/2004
  130   Coachland MHC and RV Park                            551,463   12/31/2003        540,791   12/31/2004
  131   Radisson Orlando                                     208,333   12/31/2003        495,341   12/31/2004
  132   Valley Manor MHC                                                                 369,265   12/31/2004
  133   Wingate Inn - Arlington                              395,796   12/31/2003        472,170   12/31/2004
  134   Los Coyotes Center                                   323,541   12/31/2003        351,484   12/31/2004
  135   Rankin Center
  136   Rite Aid Toledo
        Alpharetta Retail Portfolio                                                      240,020   12/31/2004
  137   Jones Bridge Shops                                                               161,586   12/31/2004
  138   Grand Slam for Jones Bridge Shops                                                 78,434   12/31/2004
  139   Eagle Point Office Center I                          253,078   12/31/2003        260,541   12/31/2004
  140   Walgreens-Hackettstown
  141   17321 Eastman Street
  142   Platt Avenue                                         290,916   12/31/2003        306,578   12/31/2004
  143   Dallas Shops                                                                     249,408   12/31/2004
  144   Picture Ranch MHC                                    237,083   12/31/2003        269,039   12/31/2004
  145   Twin Palms MHC                                                                   222,011   12/31/2004
  146   Rite Aid Grafton
  147   Diablo Villas Apartments                             242,204   12/31/2003        208,457   12/31/2004
  148   Brendan Way                                          125,110   12/31/2003        185,113   12/31/2004
  149   Grand View Apartments                                184,136   12/31/2003        269,029   12/31/2004
  150   A Self Storage Center                                                            242,377   12/31/2004
  151   Three Lakes Estates MHC                                                          169,501   12/31/2004
  152   Rite Aid Drugstore
  153   Silverado Estates MHC                                288,159   12/31/2003        295,307   12/31/2004
  154   Powell Apartments                                    184,372   12/31/2003        224,655   12/31/2004
  155   CVS Oklahoma City                                    168,888   12/31/2003        168,888   12/31/2004
  156   Encore RV Park Ocala

        Second        Second Most                             Most Recent
        Most Recent   Recent NOI                Most Recent   NOI              Underwritten   Underwritten
ID      NOI ($)       Date                      NOI ($)       Date             NOI ($)        Revenue ($)
-----   -----------   -----------------------   -----------   --------------   ------------   ------------
    1    23,358,005   12/31/2005                                                 35,153,390     51,705,197
    2    13,343,581   T-12 10/31/2005                                            12,624,103     16,761,106
    3                                                                            12,617,357     13,004,903
  3.1
  3.2
  3.3
  3.4
  3.5
  3.6
  3.7
  3.8
  3.9
 3.10
 3.11
 3.12
    4    11,084,577   12/31/2005                                                 10,758,142      9,189,942
    5    16,123,701   12/31/2005                                                 17,010,927     28,866,652
    6     5,183,426   12/31/2005                                                  5,615,514      6,797,278
    7     4,477,012   12/31/2005                                                  5,052,350      5,336,030
  7.1     1,130,446   12/31/2005                                                  1,527,653      1,593,320
  7.2     1,076,346   12/31/2005                                                  1,277,748      1,346,946
  7.3       838,011   12/31/2005                                                    841,142        913,463
  7.4       858,238   12/31/2005                                                    815,869        893,179
  7.5       573,971   12/31/2005                                                    589,937        589,122
    8     3,065,456   12/31/2005                                                  5,272,508     10,822,033
    9     4,935,160   12/31/2005                                                  5,030,145      7,493,194
   10     5,995,623   12/31/2005                                                  6,479,748     10,166,664
   11     3,291,947   4.5 Mos Ann. 12/31/2005                                     3,506,912      6,275,058
   12     4,753,209   T-12 11/30/2005                                             4,131,017      6,987,132
   13     2,367,619   12/31/2005                                                  2,758,309      4,860,617
          4,407,661   Various                                                     4,446,243      9,288,055
   14       802,992   12/31/2005                    813,497   Ann. 1/31/2006        910,462      1,852,744
   15       786,956   T-12 11/30/2005                                               779,275      1,649,253
   16       673,187   T-12 11/30/2005                                               680,076      1,588,491
   17       521,310   T-12 11/30/2005                                               496,832      1,069,778
   18       432,202   T-12 11/30/2005                                               458,668        538,145
   19       336,306   12/31/2005                                                    372,688      1,005,960
   20       540,951   T-12 11/30/2005                                               455,764        533,183
   21       313,757   T-12 11/30/2005                                               292,478      1,050,501
   22                                             2,459,593   T-12 4/1/2006       2,229,435      2,188,054
   23     3,505,358   T-12 11/30/2005                                             4,290,372     11,610,176
   24     3,062,388   12/31/2005                                                  2,979,774      3,184,657
   25     2,678,512   12/31/2005                                                  2,707,787      2,746,220
   26     2,372,000   12/31/2005                                                  2,534,076      2,582,343
   27     2,939,661   Ann. 11/30/2005                                             2,693,037      3,426,342
   28     2,572,258   12/31/2005                                                  2,394,514      2,447,204
   29     2,562,267   12/31/2005                                                  3,048,589     13,685,018
 29.1     1,688,247   12/31/2005                                                  1,570,464     12,206,893
 29.2       874,020   12/31/2005                                                  1,478,125      1,478,125
   30     2,247,393   12/31/2005                  2,263,415   T-12 3/31/2006      2,438,731      4,116,626
 30.1       972,481   12/31/2005                    988,879   T-12 3/31/2006      1,074,870      1,754,854
 30.2       721,562   12/31/2005                    715,101   T-12 3/31/2006        742,274      1,337,342
 30.3       553,350   12/31/2005                    559,435   T-12 3/31/2006        621,587      1,024,430
   31     2,616,118   12/31/2005                                                  2,616,118      2,829,384
   32     1,617,153   12/31/2005                                                  2,145,592      3,823,399
   33     3,741,189   12/31/2005                  3,910,025   T-12 2/28/2006      5,485,414     11,566,096
   34     1,341,901   12/31/2005                                                  1,885,434      2,977,914
   35     2,329,250   12/31/2005                                                  2,295,610      4,893,387
   36     2,813,596   T-12 9/30/2005              3,079,304   Ann. 2/28/2006      2,103,391      3,652,519
   37                                                                             2,573,652      2,948,055
   38     1,168,920   12/31/2005                                                  2,027,541      3,777,628
   39     1,640,419   12/31/2005                                                  1,870,349      3,117,319
   40     3,807,713   12/30/2005                                                  4,052,521     15,893,126
   41     1,640,209   12/31/2005                                                  1,799,260      1,869,444
   42                                                                             2,891,202      2,933,758
 42.1                                                                               851,601        915,000
 42.2                                                                               767,266        828,758
 42.3                                                                               310,111        307,351
 42.4                                                                               245,863        228,640
 42.5                                                                               279,574        232,299
 42.6                                                                               144,380        145,218
 42.7                                                                               122,508        131,160
 42.8                                                                               169,899        145,332
   43     1,021,693   Ann. 11/30/2005                                             1,759,769      1,771,196
   44                                                                             1,617,636      2,127,505
   45     1,190,804   12/31/2005                                                  1,602,199      2,224,713
   46     1,394,069   12/31/2005                                                  1,498,441      2,340,872
   47     1,258,251   12/31/2005                                                  1,658,002      3,196,472
          1,555,961   12/31/2005                                                  1,463,274      1,726,172
   48       699,339   12/31/2005                                                    677,213        941,051
   49       552,268   12/31/2005                                                    551,257        546,885
   50       304,354   12/31/2005                                                    234,804        238,236
   51       590,834   12/31/2005                                                  1,590,460      2,333,872
   52     2,111,060   12/28/2005                                                  1,680,361      1,994,766
   53     1,228,362   T-12 11/30/2005                                             1,413,448      2,423,841
   54     1,147,889   12/31/2005                                                  1,339,012      1,695,978
   55     1,776,556   12/31/2005                  1,805,071   T-12 1/31/2006      1,739,036      3,791,563
   56     1,158,246   12/31/2005                  1,269,908   T-12 3/31/2006      1,461,879      2,361,748
          1,139,079   12/31/2005                                                  1,164,771      1,701,634
   57       800,107   12/31/2005                                                    800,512      1,045,064
   58       228,287   12/31/2005                                                    247,162        450,026
   59       110,685   12/31/2005                                                    117,097        206,544
   60     1,461,455   12/31/2005                                                  1,311,916      2,290,973
   61     1,011,361   12/31/2005                  1,046,343   T-12 1/31/2006      1,160,089      1,628,392
   62                                                                             1,347,767      1,403,924
   63     1,309,786   12/31/2005                  1,356,684   T-12 1/31/2006      1,494,249      3,539,217
   64     1,201,902   T-12 11/30/2005                                             1,212,956      1,893,488
   65     1,644,330   12/31/2005                  1,662,511   T-12 1/31/2006      1,553,988      4,126,427
   66     3,940,934   12/31/2005                                                  3,960,901      7,921,619
   67     1,039,669   12/31/2005                                                    917,129      1,209,390
   68                                                                             1,307,633      1,476,936
   69     1,735,438   12/31/2005                                                  1,495,420      3,129,370
   70     1,832,195   T-12 10/31/2005                                             1,825,990      5,607,740
   71       923,774   12/31/2005                                                    875,711      1,153,510
   72     1,009,293   T-12 11/30/2005                                             1,011,207      1,502,477
   73       976,507   12/31/2005                                                    953,905      1,183,401
   74     1,544,734   12/31/2005                  1,523,658   T-12 1/31/2006      1,445,905      3,844,000
   75     1,339,881   12/31/2005                  1,371,328   T-12 1/31/2006      1,266,116      3,598,993
   76                                                                               956,283      1,118,485
   77     1,809,930   12/31/2005                                                  1,742,253      3,078,247
   78     1,208,191   12/31/2005                  1,053,961   T-12 1/31/2006      1,196,949      3,204,992
   79     1,179,833   12/31/2005                                                  1,224,254      2,115,056
   80     1,259,349   12/31/2005                  1,273,245   T-12 1/31/2006      1,121,880      3,031,772
   81       856,555   12/31/2005                    851,489   T-12 1/31/2006        852,234      1,158,658
 81.1       385,897   12/31/2005                    388,799   T-12 1/31/2006        403,535        542,496
 81.2       270,307   12/31/2005                    267,971   T-12 1/31/2006        254,806        321,233
 81.3       200,351   12/31/2005                    194,719   T-12 1/31/2006        193,893        294,929
   82       657,903   12/31/2005                                                    855,974      1,456,213
   83       989,209   Ann. 10/31/2005                                               911,986      1,745,808
   84     1,233,833   12/31/2005                                                  1,127,988      1,740,589
   85                                                                             1,103,678      1,624,500
   86     1,015,683   12/31/2005                  1,039,658   T-12 1/31/2006      1,006,237      2,762,177
   87     1,296,888   12/31/2005                                                  1,089,479      2,479,181
   88       875,616   12/31/2005                                                    953,889      2,907,356
   89       751,740   Ann. 9/30/2005                                                758,547      1,106,454
   90     1,015,726   12/31/2005                  1,006,597   T-12 1/31/2006        983,439      2,536,393
   91       757,770   12/31/2005                                                    735,458      1,020,988
   92       704,005   12/31/2005                                                    722,680        756,029
   93       686,693   12/31/2005                    689,352   T-12 1/31/2006        680,335        963,219
   94       919,420   T-12 10/31/2005                                               921,788      1,478,130
   95                                                                               663,451        657,573
   96       632,054   T-12 11/30/2005                                               856,619      1,279,633
   97       563,553   12/31/2005                    679,738   T-12 1/1/2006         756,109      1,704,216
   98       673,337   T-12 11/30/2005                                               697,073      1,009,930
   99       794,992   12/31/2005                    801,025   T-12 1/31/2006        914,555      2,898,094
  100     1,282,257   12/31/2005                                                  1,054,907      3,036,246
  101       975,371   12/31/2005                    983,859   T-12 1/31/2006        870,609      2,602,101
  102       891,629   T-12 11/30/2005                                               863,769      1,633,000
  103                                                                               678,371        706,682
  104       569,550   12/31/2005                                                    603,916        938,505
  105       380,218   12/31/2005                                                    560,795        571,632
  106       641,858   12/31/2005                                                    580,862        968,019
  107       542,100   T-12 11/30/2005                                               674,979      1,409,436
  108       889,461   T-12 11/30/2005                                               894,442      2,322,393
  109       498,456   12/31/2005                    515,491   T-12 2/28/2006        607,362        619,669
  110                                                                               584,174        767,104
  111       769,291   12/31/2005                    801,467   T-12 1/31/2006        774,842      2,558,516
  112                                                                               621,133        630,630
  113       666,508   12/31/2005                                                    615,314        809,075
  114       607,690   12/31/2005                                                    611,533        692,016
  115       997,238   12/31/2005                                                    797,793      1,822,440
  116       562,290   12/31/2005                                                    541,964        835,966
  117       583,393   12/31/2005                                                    792,291        833,717
117.1       219,401   12/31/2005                                                    444,269        460,331
117.2       363,992   12/31/2005                                                    348,022        373,386
  118       383,820   12/31/2005                                                    521,394        591,827
  119       714,201   T-12 8/31/2005                                                669,703      1,755,650
  120                                                                               410,073        442,803
  121       439,901   T-12 10/31/2005                                               449,167        635,630
  122       362,285   12/31/2005                                                    415,096        659,376
  123       350,543   12/31/2005                                                    366,903        511,689
  124       275,382   12/31/2005                                                    448,321        538,219
  125       424,804   12/31/2005                                                    415,087        795,600
  126       430,775   12/31/2005                    447,175   T-12 2/28/2006        403,595        423,699
  127       196,888   12/31/2005                                                    379,269        387,314
  128       229,763   12/31/2005                    232,322   T-12 2/28/2006        320,195        566,347
  129       489,181   T-12 9/30/2005                                                442,983        890,304
  130       598,365   12/31/2005                                                    528,334        468,432
  131       743,978   T-12 10/31/2005                                               731,462      3,140,825
  132       386,340   12/31/2005                    406,986   T-12 2/28/2006        373,194        470,592
  133       506,171   T-12 8/31/2005                                                479,727      1,604,323
  134       355,657   12/31/2005                                                    331,949        331,490
  135                                                                               318,888        348,930
  136                                                                               323,016        329,608
            323,933   12/31/2005                    328,468   Various               338,989        361,337
  137       240,443   12/31/2005                    242,020   T-12 3/31/2006        253,186        268,080
  138        83,490   12/31/2005                     86,448   T-12 2/28/2006         85,803         93,257
  139       352,831   12/31/2005                                                    332,822        356,126
  140                                                                               370,949        382,500
  141                                                                               338,298        338,298
  142       223,944   12/31/2005                                                    294,917        302,371
  143       309,261   12/31/2005                    307,216   T-12 2/28/2006        271,494        287,214
  144       266,574   12/31/2005                    266,595   Ann. 1/1/2006         265,126        359,715
  145       167,529   12/31/2005                    222,506   T-12 1/31/2006        280,950        637,604
  146                                                                               234,820        239,612
  147       228,726   12/31/2005                    236,225   T-12 2/28/2006        232,667        473,175
  148       418,171   T-12 9/30/2005                                                333,416        605,880
  149       262,814   12/31/2005                                                    267,852        534,307
  150       250,231   12/31/2005                                                    205,567        378,429
  151       202,386   12/31/2005                                                    220,905        349,710
  152                                                                               232,240        235,090
  153       288,914   T-12 10/31/2005                                               255,211        391,690
  154       190,175   12/31/2005                                                    152,696        277,323
  155       168,888   12/31/2005                                                    164,163        162,044
  156        80,304   T-12 11/30/2005                                               108,423        349,000

        Underwritten   Underwritten   Underwritten   Underwritten   Underwritten Net
ID      EGI ($)        Expenses ($)   Reserves ($)   TI/LC ($)      Cash Flow ($)
-----   ------------   ------------   ------------   ------------   ----------------
    1     51,084,787     15,931,397        133,376        790,374         34,229,639
    2     21,720,106      9,096,003        204,422        995,887         11,423,794
    3     12,744,805        127,448        300,478                        12,316,879
  3.1
  3.2
  3.3
  3.4
  3.5
  3.6
  3.7
  3.8
  3.9
 3.10
 3.11
 3.12
    4     18,351,619      7,593,477        173,971        295,466         10,288,705
    5     37,065,957     20,055,030        147,369        293,844         16,569,714
    6      9,708,172      4,092,658         82,703        483,321          5,049,490
    7      6,237,140      1,184,791        111,951        270,563          4,669,836
  7.1      1,794,592        266,939         24,053         80,177          1,423,423
  7.2      1,599,656        321,908         30,948         39,201          1,207,599
  7.3      1,092,953        251,811         26,176         64,568            750,398
  7.4      1,053,277        237,408         18,773         53,817            743,279
  7.5        696,661        106,724         12,000         32,800            545,137
    8     10,773,076      5,500,568         63,789        644,164          4,564,555
    9      8,827,661      3,797,516         75,537        359,525          4,595,083
   10     16,150,760      9,671,012        807,538                         5,672,210
   11      6,595,389      3,088,477        133,350                         3,373,562
   12      7,369,676      3,238,660         62,004        192,343          3,876,669
   13      5,652,877      2,894,567         33,297                         2,725,013
          10,312,505      5,866,262        398,218        128,655          3,919,370
   14      2,042,744      1,132,282         76,709                           833,753
   15      1,771,553        992,278         70,231                           709,044
   16      1,705,491      1,025,415         76,216                           603,860
   17      1,133,778        636,946         44,000                           452,832
   18        713,145        254,477         13,102         65,745            379,821
   19      1,060,960        688,272         52,889                           319,799
   20        750,333        294,569         10,028         62,910            382,826
   21      1,134,501        842,023         55,043                           237,435
   22      2,441,699        212,264          2,634         42,419          2,184,382
   23     22,290,221     17,999,849        668,707                         3,621,665
   24      4,382,808      1,403,034         45,845        200,957          2,732,972
   25      4,116,190      1,408,403         23,046         72,017          2,612,724
   26      3,263,429        729,353         35,553        125,432          2,373,091
   27      3,841,507      1,148,470         30,971        193,570          2,468,496
   28      2,447,204         52,690         19,166         69,583          2,305,764
   29     17,008,937     13,960,348        617,620                         2,430,969
 29.1     15,440,501     13,870,037        617,620                           952,844
 29.2      1,568,436         90,311                                        1,478,125
   30      4,291,048      1,852,317         59,946                         2,378,785
 30.1      1,841,336        766,466         24,153                         1,050,717
 30.2      1,386,146        643,872         20,079                           722,195
 30.3      1,063,566        441,979         15,714                           605,873
   31      2,829,384        213,266         75,000                         2,541,118
   32      3,622,744      1,477,152         14,739         37,963          2,092,889
   33     26,774,096     21,288,682      1,338,705                         4,146,709
   34      3,082,314      1,196,880         78,000                         1,807,434
   35      5,260,712      2,965,102        157,821                         2,137,788
   36      2,990,887        887,497         29,660        230,890          1,842,841
   37      2,653,250         79,597        115,610        215,939          2,242,103
   38      3,965,301      1,937,760         25,614        192,000          1,809,927
   39      3,445,919      1,575,570         64,400                         1,805,949
   40     15,893,126     11,840,605        794,656                         3,257,865
   41      3,890,404      2,091,144         13,362         46,541          1,739,356
   42      4,339,224      1,448,022        409,817         58,548          2,422,837
 42.1      1,155,276        303,675         45,000         13,487            793,114
 42.2      1,104,926        337,660        110,688         11,383            645,195
 42.3        413,896        103,785         36,961          4,985            268,165
 42.4        367,097        121,234         47,557          5,556            192,750
 42.5        542,853        263,279         92,132          9,994            177,448
 42.6        221,019         76,639         17,426          3,529            123,425
 42.7        148,351         25,843          3,607          2,722            116,179
 42.8        385,806        215,907         56,446          6,892            106,561
   43      3,545,536      1,785,767         23,832         55,242          1,680,695
   44      2,876,005      1,258,369         43,676         15,436          1,558,525
   45      2,581,347        979,148         21,196         80,970          1,500,033
   46      2,569,872      1,071,431         44,400                         1,454,041
   47      3,022,556      1,364,554        108,000                         1,550,002
           2,011,477        548,203         13,607         60,869          1,388,798
   48        952,855        275,642          4,311         29,163            643,739
   49        738,538        187,281          3,230         20,376            527,651
   50        320,084         85,280          6,066         11,330            217,408
   51      2,567,385        976,925         24,234          5,762          1,560,464
   52      2,316,365        636,004          3,200         16,158          1,661,003
   53      2,674,397      1,260,949         76,701                         1,336,748
   54      1,723,978        384,966         20,520                         1,318,492
   55      4,300,663      2,561,627        172,027                         1,567,009
   56      2,430,356        968,477         35,798        178,992          1,247,089
           1,866,084        701,314         28,500                         1,136,271
   57      1,129,164        328,652         15,050                           785,462
   58        509,726        262,564          9,800                           237,362
   59        227,194        110,098          3,650                           113,447
   60      2,318,751      1,006,835         12,704        120,069          1,179,144
   61      1,800,792        640,704         48,488                         1,111,600
   62      1,403,924         56,157         35,696         85,655          1,226,415
   63      3,886,283      2,392,034        155,451                         1,338,798
   64      1,938,488        725,533         22,861        114,447          1,075,647
   65      4,613,627      3,059,639        184,545                         1,369,443
   66      8,777,819      4,816,919        109,200                         3,851,701
   67      1,218,392        301,263          9,000                           908,129
   68      1,933,993        626,360          7,150        113,048          1,187,435
   69      2,779,596      1,284,176         21,734        325,540          1,148,145
   70      6,725,540      4,899,550        336,277                         1,438,463
   71      1,159,608        283,897          8,400                           867,311
   72      1,556,477        545,269         17,060                           994,148
   73      1,381,389        427,484         13,335                           940,570
   74      4,865,800      3,419,895        194,632                         1,251,273
   75      3,645,493      2,379,377        145,820                         1,120,296
   76      1,328,416        372,133          6,714         54,571            894,999
   77      2,753,732      1,011,479         55,039        215,777          1,471,437
   78      3,316,978      2,120,029        149,264                         1,047,685
   79      2,195,056        970,802         73,863                         1,150,391
   80      3,120,812      1,998,932        124,832                           997,048
   81      1,434,640        582,406         24,986                           827,248
 81.1        680,413        276,878         10,914                           392,621
 81.2        413,338        158,532          7,032                           247,774
 81.3        340,889        146,996          7,040                           186,853
   82      1,562,213        706,239         52,000                           803,974
   83      1,850,537        938,551         80,634                           831,352
   84      1,544,196        416,208        113,847        117,720            896,422
   85      2,020,080        916,402          9,000         58,713          1,035,965
   86      2,851,177      1,844,940        120,403                           885,834
   87      2,530,065      1,440,586        101,203                           988,276
   88      3,091,087      2,137,198        123,643                           830,246
   89        993,163        234,616         14,191         43,630            700,726
   90      2,659,420      1,675,981        106,377                           877,062
   91      1,052,347        316,889         11,550         52,664            671,244
   92      1,017,419        294,740          7,810         34,135            680,734
   93      1,040,422        360,087          8,402                           671,933
   94      1,563,130        641,342         28,315        175,209            718,264
   95        898,571        235,120          5,878         10,606            646,967
   96      1,395,633        539,013         28,666        131,348            696,605
   97      1,900,216      1,144,106         58,600                           697,509
   98      1,046,630        349,557          8,489                           688,585
   99      3,099,009      2,184,454        154,950                           759,605
  100      3,185,984      2,131,077        159,299                           895,608
  101      2,627,101      1,756,492        105,084                           765,525
  102      1,778,100        914,331         62,500                           801,269
  103        823,369        144,998          8,742                           669,629
  104      1,009,988        406,072         37,500                           566,416
  105        721,632        160,837          4,053         20,124            536,618
  106      1,344,384        763,522          6,698         43,441            530,723
  107      1,441,801        766,822         21,417        102,406            551,157
  108      2,358,493      1,464,051         94,340                           800,102
  109        854,669        247,307          9,041      25,000.00            573,321
  110        728,749        144,575         16,336         21,579            546,258
  111      2,652,515      1,877,673        116,429                           658,413
  112        783,630        162,497         13,860         11,069            596,204
  113        879,075        263,761          6,395         64,220            544,699
  114        945,210        333,677         27,360         54,738            529,435
  115      1,529,336        731,543         36,238         95,333            666,222
  116        841,016        299,053          7,800                           534,164
  117      1,073,717        281,426         15,309         44,085            732,897
117.1        620,331        176,062         10,768         26,995            406,506
117.2        453,386        105,364          4,541         17,090            326,391
  118        707,671        186,277          3,267         17,259            500,868
  119      1,827,650      1,157,947         73,106                           596,597
  120        583,672        173,599          7,756         13,506            388,811
  121        673,280        224,113          8,719                           440,448
  122        698,400        283,304         11,926                           403,170
  123        513,189        146,286          7,640                           359,263
  124        547,413         99,091          1,080         10,419            436,822
  125        840,600        425,513         32,000                           383,087
  126        504,649        101,054          5,267          5,082            393,246
  127        507,020        127,751          3,187         17,170            358,912
  128        594,947        274,752          8,673                           311,522
  129        890,304        447,321          9,488         53,351            380,143
  130      1,155,532        627,198          9,200                           519,134
  131      4,401,825      3,670,364        220,091                           511,370
  132        526,827        153,633          3,840                           369,354
  133      1,672,423      1,192,696         66,897                           412,830
  134        468,941        136,993          3,373          5,299            323,277
  135        445,630        126,742          4,584         20,741            293,563
  136        329,608          6,592          2,185                           320,831
             454,939        115,949          4,644         15,956            318,389
  137        334,880         81,694          2,745         10,795            239,646
  138        120,059         34,255          1,899          5,161             78,743
  139        624,326        291,504          6,380         23,420            303,022
  140        453,500         82,551          2,138                           368,812
  141        412,333         74,035                        11,310            326,989
  142        361,354         66,437          2,267         12,596            280,054
  143        359,014         87,519          2,431         10,086            258,977
  144        393,623        128,497          4,560                           260,566
  145        637,604        356,654          5,960                           274,990
  146        239,612          4,792          2,185                           232,635
  147        478,575        245,908         12,667                           220,000
  148        605,880        272,464          7,901         46,108            279,407
  149        561,173        293,321         34,000                           233,852
  150        378,429        172,862          6,874                           198,693
  151        349,710        128,806          4,800                           216,105
  152        285,090         52,850          2,843                           229,397
  153        424,711        169,499          5,160                           250,051
  154        262,070        109,374         13,250                           139,446
  155        220,332         56,169          2,119          4,176            157,867
  156        388,060        279,636          6,720                           101,703


                                                                                  Lease
ID      Largest Tenant                                                Sq. Ft.     Expiration
-----   -----------------------------------------------------------   ---------   ----------
    1   V Theater                                                        30,883   12/31/2013
    2   Macy's                                                          243,762   1/31/2010
    3
  3.1   Boston Store                                                    218,705   3/5/2021
  3.2   Boston Store                                                    210,713   3/5/2021
  3.3   Younkers                                                        106,157   3/5/2021
  3.4   Carson Pirie Scott                                              120,000   3/5/2021
  3.5   Carson Pirie Scott                                              128,000   3/5/2021
  3.6   Carson Pirie Scott                                              520,000   3/5/2021
  3.7   Herberger's                                                     124,136   3/5/2021
  3.8   Younkers                                                        106,131   3/5/2021
  3.9   Herberger's                                                     185,147   3/5/2021
 3.10   Younkers                                                        102,000   3/5/2021
 3.11   Elder-Beerman                                                   111,350   3/5/2021
 3.12   Elder-Beerman                                                    70,847   3/5/2021
    4   Boscov's                                                        174,717   8/31/2013
    5   Brunschwig & Fils                                                40,986   3/31/2012
    6   SchlumbergerSema                                                144,128   12/31/2012
    7
  7.1   United Rentals Inc.                                              33,682   9/30/2008
  7.2   Classic Graphics, Inc.                                           59,000   1/31/2011
  7.3   Professional Services Ind., Inc                                  12,139   6/30/2011
  7.4   RF Micro Devices, Inc.                                           20,314   8/31/2007
  7.5   Newell Rubbermaid Real Estate                                    35,200   10/31/2009
    8   McKesson Specialty Arizona Inc                                   88,839   10/15/2009
    9   Wachovia Corporation                                            122,714   12/31/2014
   10
   11
   12   Dunham's Sports                                                  28,039   7/31/2016
   13   Points of Light                                                  37,551   4/30/2008
   14
   15
   16
   17
   18   Picasso/SAVGS                                                    15,536   12/31/2006
   19
   20   Sunshine Daycare                                                  6,500   7/31/2009
   21
   22   JPMorgan Chase Bank, N.A.                                        13,318   10/31/2025
   23
   24   Burlington Coat Factory                                          79,750   2/28/2007
   25   Lowes Home Center                                               135,197   9/30/2021
   26   Costco Home                                                     110,909   10/31/2009
   27   Merck                                                           124,956   11/30/2008
   28   Edwards Theater                                                  95,832   7/31/2020
   29
 29.1
 29.2
   30
 30.1
 30.2
 30.3
   31
   32   St. Vincents Services                                            30,000   8/31/2008
   33
   34
   35
   36   Sonoma County                                                    65,547   11/30/2008
   37   Budco                                                           578,050   10/31/2020
   38   The Berman Center                                                 9,915   8/31/2014
   39
   40
   41   Parker's Lighthouse                                              14,849   6/30/2009
   42   Various                                                       1,652,089   Various
 42.1   United Fixtures Acquisition                                     300,000   5/31/2025
 42.2   NL Ventures V, LP                                               230,600   12/22/2010
 42.3   RL Stowe Mills, Inc.                                            123,202   3/31/2018
 42.4   RL Stowe Mills, Inc.                                            182,912   3/31/2018
 42.5   RL Stowe Mills, Inc.                                            400,574   3/31/2018
 42.6   RL Stowe Mills, Inc.                                            116,174   3/31/2018
 42.7   RL Stowe Mills, Inc.                                             16,395   3/31/2018
 42.8   RL Stowe Mills, Inc.                                            282,232   3/31/2018
   43   AMCOL International Corp.                                        62,839   7/31/2008
   44
   45   MENTOR Network                                                   36,979   7/31/2012
   46
   47
   48   Plastic Surgery Associates                                        5,752   5/31/2009
   49   Huntington Reproductive Center (Dr. Feinman)                      4,237   4/30/2011
   50   Bimbo's Bakeries                                                 17,300   9/30/2006
   51
   52   Sun In Springtime                                                 5,800   3/31/2010
   53
   54
   55
   56   Provident Bank of Maryland                                       18,698   9/30/2009
   57
   58
   59
   60   Thomson Information Services                                     84,694   2/28/2010
   61
   62   Nature's Way                                                    237,976   2/20/2012
   63
   64   SCAN                                                             17,903   3/31/2011
   65
   66
   67
   68   Turks Head Surgery Center                                        16,559   5/31/2015
   69   Fluor Federal Services                                           96,696   10/31/2009
   70
   71
   72
   73
   74
   75
   76   Wells Fargo Bank Northwest N.A.                                  14,705   3/31/2015
   77   NxStage Medical                                                  45,223   7/31/2012
   78
   79
   80
   81
 81.1
 81.2
 81.3
   82
   83
   84   Jim White Lumber Sales                                          160,169   10/31/2007
   85   Raymours Furniture Company, Inc.                                 60,000   3/31/2021
   86
   87
   88
   89   Hobby Lobby                                                      66,885   1/31/2014
   90
   91   Office Depot                                                     24,307   7/31/2008
   92   La Petite                                                         9,400   12/28/2010
   93
   94   AT&T Corporation                                                 40,954   7/31/2008
   95   Total Renal Care, Inc.                                           29,390   12/31/2015
   96   Prince Aga Khan                                                  21,682   6/30/2010
   97
   98
   99
  100
  101
  102
  103   Ukrop's Supermarkets, Inc.                                       58,473   2/29/2016
  104
  105   Sportz Beverages                                                  4,000   7/31/2014
  106   Holiday Universal (Bally's)                                      22,781   5/31/2010
  107   Micronas Semiconductors, Inc.                                    14,123   5/31/2008
  108
  109   Rite Aid                                                         31,472   2/1/2016
  110   Grafco                                                          163,360   1/31/2016
  111
  112   Raymours Furniture Company, Inc.                                 92,400   1/31/2021
  113   Scripps Exploring                                                 8,497   4/30/2008
  114   Pierce-Phelps                                                    24,000   11/30/2008
  115   Elm Square Interactive, LLC                                      37,982   12/31/2011
  116
  117
117.1   Sears, Roebuck and Co.                                           11,000   2/29/2008
117.2   Dollar Tree                                                      10,800   7/31/2013
  118   Robilios                                                          2,989   9/30/2010
  119
  120   Big Lots                                                         28,000   1/31/2011
  121
  122
  123
  124   Foor Locker Retail, Inc.                                          3,600   11/9/2014
  125
  126   Leather Creations                                                10,030   6/30/2025
  127   Laminate Kingdom, LLC                                            10,508   7/31/2010
  128
  129   Tadjer-Cohen-Edelson                                              7,329   12/31/2008
  130
  131
  132
  133
  134   Marlene Hall and Leslie Clifford Center Stage Dance Academy       5,215   1/31/2016
  135   Dollar Tree                                                       9,000   1/31/2011
  136   Rite Aid of Ohio, Inc.                                           14,564   1/31/2026
  137   S & S Team Sports Inc.                                            7,500   7/31/2011
  138   Grand Slam Sports Center                                         12,660   2/28/2018
  139   Jardine, Logan & O'Brien                                         16,381   8/31/2012
  140   Walgreens                                                        14,250   5/31/2031
  141   Xcaper Industries, LLC                                           32,421   2/28/2021
  142   Hollywood Entertainment Corp.                                     5,184   2/18/2008
  143   Beef O' Brady                                                     3,600   5/31/2008
  144
  145
  146   Rite Aid of Ohio, Inc.                                           14,564   1/31/2026
  147
  148   Dixon Hughes PLLC                                                19,904   8/31/2011
  149
  150
  151
  152   Rite Aid                                                         11,060   11/7/2025
  153
  154
  155   CVS Pharmacy, Inc.                                               10,594   11/30/2015
  156


                                                             Lease
ID      2nd Largest Tenant                         Sq. Ft.   Expiration   3rd Largest Tenant
-----   ----------------------------------------   -------   ----------   ----------------------------------------
    1   Planet Hollywood                            23,029   8/31/2014    Steve Wyrick Theater
    2   MCI Worldcom                                69,516   2/29/2008    Lozano Enterprises
    3
  3.1
  3.2
  3.3
  3.4
  3.5
  3.6
  3.7
  3.8
  3.9
 3.10
 3.11
 3.12
    4   Kohl's                                      82,500   9/18/2009    Acme
    5   Stark Carpet                                39,048   11/30/2009   206 E. 59th St. Garage
    6   Bearing Point (KPMG)                        51,261   2/1/2010     Sloan's Lake Managed Care
    7
  7.1   Integrated Payment Systems                  25,175   6/30/2010    Fidelity Information Services
  7.2   Scholastic Book Fairs, Inc.                 45,432   8/31/2007    Domnick Hunter Inc
  7.3   Pediatric Services of America               11,191   9/30/2007    Hometeam Pest Defense, LLC
  7.4   Daimler Chrysler Motors Corp.               13,898   6/30/2006    Liberty Mutual Insurance Co.
  7.5   Interactive Safety Products                 16,000   8/31/2010    Montech LLC
    8   Khimetrics, Inc.                            55,438   6/30/2010    Scottsdale Culinary Institute
    9   Whiteford, Taylor & Preston L.L.P.         109,363   1/31/2016    McGuire, Woods
   10
   11
   12   GKC Theaters                                26,883   11/30/2015   Barnes and Noble
   13   Campaign for Tobacco-Free                   15,099   5/31/2011    CSR Incorporated
   14
   15
   16
   17
   18   Gymnastics of San Antonio                    8,400   6/30/2006    Firestone
   19
   20   Royal Inn                                    5,225   5/31/2006    Jazzercise
   21
   22   Lafayette Place Parking LLC                 12,000   7/25/2016
   23
   24   Bed, Bath & Beyond                          51,584   1/31/2013    Ross Stores, Inc
   25   Ultimate Electronics                        33,500   9/30/2008    Stein Mart, Inc
   26   PetsMart                                    25,760   10/31/2011   Staples
   27   Barclay White Skanska                       29,900   6/30/2012
   28
   29
 29.1
 29.2
   30
 30.1
 30.2
 30.3
   31
   32   Commerce Bank, N. A.                        10,050   8/31/2018    Bank of America (Fleet Bank)
   33
   34
   35
   36   TriVascular, Inc.                           36,383   9/30/2009    Apria Health Care, Inc.
   37
   38   Firestar Communications                      9,915   5/31/2012    LKH&S
   39
   40
   41   The Yard House                              10,563   5/31/2013    Tequila Jack's
   42
 42.1
 42.2
 42.3
 42.4
 42.5
 42.6
 42.7
 42.8
   43   State Farm                                  59,759   5/31/2015    The Chidley & Peto Company
   44
   45   Shooshanian Engineering Associates, Inc.    18,750   5/31/2009    Commercial Construction Consulting, Inc.
   46
   47
   48   Community Pediatric Medical Group            3,018   6/30/2010    Westlake Medical Research
   49   Westlake Physical Therapy, Inc.              3,160   10/31/2007   Drs. Borrello, Schaffzin and Thall
   50   J&K Auto                                     5,900   9/14/2011    Camarillo Auto Service, Inc.
   51
   52   Baruch Omari                                 3,800   10/31/2006   Salvor LLC
   53
   54
   55
   56   Director of Finance, Baltimore City         17,015   11/30/2006   Allstate Insurance Company
   57
   58
   59
   60
   61
   62
   63
   64   FA Richard                                   6,221   7/31/2009    Ocean Crest
   65
   66
   67
   68   West Chester GI Associates                  15,518   8/31/2015    Chester County Eye Care Associates
   69   Western States Ins                          10,750   9/30/2009    Ares
   70
   71
   72
   73
   74
   75
   76   Multitilling Corporation                    11,502   7/31/2012    Bluefin Development, LLC
   77   GE Medical Systems, Inc.                    43,050   4/30/2007    Valley Works Career Center
   78
   79
   80
   81
 81.1
 81.2
 81.3
   82
   83
   84   Victor S. Barnes                            80,685   9/30/2006    Profile Industrial Packing A
   85
   86
   87
   88
   89   Tractor Supply                              29,704   7/31/2010    Dollar Tree
   90
   91   Social Security Administration              18,696   5/1/2014     Continental Cleaners
   92   Cent Liquors                                 4,810   9/30/2010    Cent Auto
   93
   94   Willis Re, Inc                              25,935   10/31/2010   Infonxx, Inc.
   95
   96   MAG Mutual Healthcare                       21,550   5/31/2009    Beckton/Schantz Company
   97
   98
   99
  100
  101
  102
  103
  104
  105   Jun Japanese Restaurant                      2,800   9/30/2015    Rotellis
  106   Telamerica Media                            11,367   3/31/2008    Clemens Construction Co.
  107   Jack Nebel Companies, Inc.                   8,021   9/30/2009    HILB Rogal & Hobbs of Chicago
  108
  109   Prime Time Video                             4,020   11/30/2008   Chief Auto Parts
  110
  111
  112
  113   Interdent                                    3,625   7/31/2008    Allergy & Asthma
  114   Sugarloaf                                   21,600   10/31/2008   Allside Supply
  115   Bodies in Motion, Inc.                      12,000   5/31/2015    Integrated Data Solutions, Inc
  116
  117
117.1   Petland                                      7,470   11/30/2015   Cici's Pizza
117.2   Hibbett Sporting Goods                       5,025   1/31/2009    Movie Gallery
  118   The Retreat Spa on Broadway                  1,176   1/31/2009    Zazu
  119
  120   Michaels                                    23,707   8/31/2008
  121
  122
  123
  124   Fema Mens Shop                               1,800   6/30/2013
  125
  126   Johnny's Pizza                               3,200   8/30/2008    Gymboree
  127   Once Upon a Child                            3,640   7/31/2010    Panda Express, Inc
  128
  129   Montgomery County                            6,852   8/31/2010    Maryland Nat'l Capital P & P
  130
  131
  132
  133
  134   Sylvan Learning Systems, Inc.                3,645   1/31/2008    Joe Ferraro
  135   Sicily's                                     5,000   1/31/2011    Cato
  136
  137   Gymboree                                     3,390   7/31/2023    Sylvan
  138
  139   K Hovnanian Developments                     7,467   10/31/2009   GR Lending Corporation
  140
  141
  142   Kartinin Hiuriono                            2,176   8/31/2008    International Coffee & Tea Leaf
  143   Johnny's Pizza                               3,050   4/30/2013    Gymboree
  144
  145
  146
  147
  148   Henderson Advertising                        8,258   11/30/2008   URS Corporation
  149
  150
  151
  152
  153
  154
  155
  156

                                                                 Upfront        Monthly        Upfront        Monthly
                  Lease        Occupancy            Occupancy    Replacement    Replacement    TI/LC          TI/LC
ID      Sq. Ft.   Expiration   Rate (14)(15)(17)    As-of Date   Reserves ($)   Reserves ($)   Reserves ($)   Reserves ($)
-----   -------   ----------   -----------------    ----------   ------------   ------------   ------------   ------------
    1    22,398   12/31/2015               88.66%   3/20/2006                         11,115      8,333,824
    2    54,075   5/31/2019                91.61%   5/1/2006                          17,036                       100,508
    3                                     100.00%   6/1/2006
  3.1                                     100.00%   6/1/2006
  3.2                                     100.00%   6/1/2006
  3.3                                     100.00%   6/1/2006
  3.4                                     100.00%   6/1/2006
  3.5                                     100.00%   6/1/2006
  3.6                                     100.00%   6/1/2006
  3.7                                     100.00%   6/1/2006
  3.8                                     100.00%   6/1/2006
  3.9                                     100.00%   6/1/2006
 3.10                                     100.00%   6/1/2006
 3.11                                     100.00%   6/1/2006
 3.12                                     100.00%   6/1/2006
    4    59,614   2/28/2020                88.11%   3/9/2006
    5    38,000   1/31/2029                99.70%   3/1/2006                          16,651
    6    35,740   12/31/2011               97.09%   3/31/2006                          6,892                        40,313
    7                                      79.13%   4/1/2006                           9,330      1,500,000         22,547
  7.1    19,200   6/30/2007                90.28%   4/1/2006
  7.2    42,623   2/28/2013                93.27%   4/1/2006
  7.3     5,756   3/31/2010                60.86%   4/1/2006
  7.4    12,916   1/31/2009                69.02%   4/1/2006
  7.5     4,800   12/31/2010               76.00%   4/1/2006
    8    49,894   12/31/2016               90.33%   1/31/2006           6,645          6,645
    9    28,758   2/28/2009                90.79%   3/28/2006                          6,295      2,559,922         30,000
   10                                      66.70%   12/31/2005                        67,853
   11                                      94.62%   2/9/2006                           9,843
   12    24,889   1/31/2011                89.72%   2/1/2006
   13    13,830   9/30/2009                87.58%   4/19/2006                          2,775
                                           89.09%   Various
   14                                      91.67%   5/1/2006
   15                                      93.48%   5/1/2006
   16                                      86.18%   1/31/2006
   17                                      97.50%   5/1/2006
   18     7,115   3/31/2007                77.20%   2/8/2006           22,663
   19                                      86.96%   5/1/2006
   20     3,900   10/31/2006               72.80%   2/8/2006
   21                                      79.21%   1/31/2006
   22                                     100.00%   4/19/2006
   23                                      59.50%   11/30/2005                        74,301
   24    30,187   1/31/2014                90.30%   2/1/2006                           3,821                        18,830
   25    31,000   10/31/2016              100.00%   3/21/2006                          1,911                         6,000
   26    20,000   2/28/2008                99.39%   3/17/2006          73,579          2,963                        10,417
   27                                     100.00%   1/6/2006                           2,581                        16,131
   28                                     100.00%   6/1/2006                        1,598.00
   29                                       0.00%   Various                           51,469
 29.1                                      78.00%   12/31/2005
 29.2                                     100.00%   6/1/2006
   30                                      93.85%   Various           640,000         10,300
 30.1                                      93.57%   4/6/2006
 30.2                                      91.30%   4/7/2006
 30.3                                      97.53%   4/7/2006
   31                                     100.00%   6/1/2006                           6,250
   32     9,304   12/31/2007               66.97%   4/1/2006                             614                        15,275
   33                                      64.50%   2/28/2006                         25,051
   34                                      85.33%   2/2/2006                           6,250
   35                                      85.00%   12/31/2005                        13,151
   36    18,608   3/31/2010                91.97%   4/7/2006          150,000                       250,000
   37                                     100.00%   6/1/2006          450,000
   38     9,915   10/31/2007               92.88%   3/30/2006                          2,135         29,399         14,206
   39                                      96.27%   12/31/2005                         5,367
   40                                      76.10%   12/31/2005                        60,745
   41     6,330   8/31/2011                90.28%   4/7/2006                        1,114.00                      3,898.00
   42                                     100.00%   3/10/2006                                       457,500         19,063
 42.1                                     100.00%   3/10/2006
 42.2                                     100.00%   3/10/2006
 42.3                                     100.00%   3/10/2006
 42.4                                     100.00%   3/10/2006
 42.5                                     100.00%   3/10/2006
 42.6                                     100.00%   3/10/2006
 42.7                                     100.00%   3/10/2006
 42.8                                     100.00%   3/10/2006
   43     5,413   3/31/2010                95.64%   12/31/2005                         1,986        500,000         13,240
   44                                      99.33%   3/14/2006                          3,640
   45    12,025   12/31/2008               94.39%   2/1/2006                           1,767        250,000          8,834
   46                                      93.69%   1/2/2006                           3,700
   47                                      95.80%   3/7/2006            9,000          9,000
                                           91.49%   Various                            1,136        500,000          4,124
   48     2,543   9/30/2007               100.00%   3/1/2006                             360                         2,419
   49     2,143   4/30/2009               100.00%   3/1/2006                             270                         1,705
   50     5,000   7/31/2009                81.66%   5/1/2006                             506        500,000
   51                                      98.50%   3/6/2006            5,750          2,020
   52     1,500   7/31/2009               100.00%   3/15/2006          10,000                        65,000          1,347
   53                                      92.33%   12/7/2005
   54                                      99.42%   1/19/2006
   55                                      78.20%   1/31/2006
   56    12,628   5/31/2007                95.98%   4/1/2006                        2,984.00        200,000         14,916
                                           92.81%   2/13/2006
   57                                      94.35%   2/13/2006          29,500            301
   58                                      92.86%   2/13/2006                            343
   59                                      86.30%   2/13/2006                            304
   60                                     100.00%   6/1/2006
   61                                      95.45%   1/31/2006                          4,015
   62                                     100.00%   6/1/2006                           2,975        750,000
   63                                      70.60%   1/31/2006
   64     5,850   11/30/2015               93.17%   1/1/2006                           1,906                         9,988
   65                                      71.80%   1/31/2006
   66                                      98.08%   2/28/2006
   67                                     100.00%   1/27/2006                            750
   68    12,808   2/28/2015                93.08%   4/11/2006             894            894          2,412          2,412
   69    10,711   9/30/2006                91.31%   12/21/2005                         2,016                        18,000
   70                                      69.60%   10/31/2005                        28,023
   71                                     100.00%   1/27/2006                            700
   72                                      64.61%   12/31/2005                         1,425
   73                                      95.28%   3/23/2006                          1,112
   74                                      67.90%   1/31/2006
   75                                      73.10%   1/31/2006
   76     7,618   4/30/2013                74.07%   4/6/2006                             562                         2,273
   77    18,724   7/31/2007                90.76%   2/1/2006            4,587          4,587
   78                                      81.30%   1/31/2006
   79                                      84.10%   3/31/2006
   80                                      71.30%   1/31/2006
   81                                      78.63%   5/1/2006                           2,085
 81.1                                      78.66%   5/1/2006
 81.2                                      87.23%   5/1/2006
 81.3                                      71.75%   5/1/2006
   82                                      98.56%   1/14/2006                          4,335
   83                                      89.40%   3/31/2006                          6,720
   84    42,750   6/30/2007                97.07%   2/27/2006         320,000          9,487        600,000         11,179
   85                                     100.00%   6/1/2006
   86                                      66.40%   1/31/2006
   87                                      59.40%   12/31/2005                         8,434
   88                                      73.60%   12/31/2005                        10,304
   89    19,975   6/30/2010                96.97%   2/15/2006                          1,703
   90                                      73.10%   1/31/2006
   91     3,755   11/30/2009               94.50%   2/23/2006           1,091          1,091          4,389          4,389
   92     4,742   7/31/2007                90.07%   3/8/2006                             651                         2,170
   93                                      86.93%   2/28/2006                            967
   94    25,701   4/30/2008                65.40%   11/17/2005                         2,360
   95                                     100.00%   6/1/2006                                                         2,449
   96    12,091   3/31/2011                89.19%   11/23/2005        500,000
   97                                      96.93%   3/2/2006                           4,885
   98                                      82.08%   12/31/2005                           710
   99                                      69.40%   1/31/2006
  100                                      69.80%   12/31/2005                     13,275.00
  101                                      79.60%   1/31/2006
  102                                      95.60%   1/31/2006
  103                                     100.00%   6/1/2006
  104                                      96.80%   3/15/2006                          3,125
  105     2,108   10/31/2015               90.17%   1/31/2006                            338                         2,137
  106    11,036   8/31/2010               100.00%   1/1/2006
  107     7,023   9/30/2007                97.39%   2/1/2006                           1,548
  108                                      75.90%   11/30/2005                         5,500
  109     3,978   10/31/2010               93.03%   3/2/2006                          735.00                      2,660.00
  110                                     100.00%   6/1/2006
  111                                      67.20%   1/31/2006
  112                                     100.00%   6/1/2006
  113     3,130   3/31/2007               100.00%   5/2/2006                             535                         5,835
  114    16,800   7/31/2008                97.81%   2/20/2006                          2,280                         4,565
  115     7,674   9/30/2006               100.00%   2/1/2006            3,020          3,020          7,944          7,944
  116                                      90.77%   11/30/2005                           650
  117                                      99.88%   Various
117.1     4,500   4/30/2010               100.00%   1/1/2006
117.2     3,900   7/31/2010                99.74%   4/30/2006
  118     1,050   6/30/2009                96.88%   3/14/2006                            205                         1,362
  119                                      64.10%   8/31/2005                          6,091
  120                                     100.00%   3/22/2006                         647.00
  121                                      82.06%   1/6/2006                             730
  122                                      71.80%   2/7/2006           47,520
  123                                      97.38%   2/1/2006                             633
  124                                     100.00%   4/27/2006                             90                        869.00
  125                                      88.28%   2/2/2006                           2,670
  126     2,800   6/30/2023               100.00%   2/27/2006                         440.00
  127     2,700   6/30/2015               100.00%   4/19/2006                            266                         1,330
  128                                      74.38%   2/28/2006                            723
  129     5,957   12/31/2008              100.00%   4/27/2006                            880        200,000
  130                                      80.69%   12/16/2005
  131                                      67.20%   10/31/2005                        18,341
  132                                     100.00%   1/19/2006                            320
  133                                      71.00%   8/31/2005                          6,131
  134     2,249   11/30/2007              100.00%   3/13/2006                            282         60,000            450
  135     4,160   1/31/2011                83.97%   3/14/2006                            385                         2,190
  136                                     100.00%   6/1/2006                             183
                                          100.00%   Various
  137     2,910   10/30/2008              100.00%   2/27/2006        3,312.00         230.00
  138                                     100.00%   6/1/2006                          160.00
  139     3,615   4/30/2008               100.00%   3/1/2006                             399                         2,375
  140                                     100.00%   6/1/2006                                         25,000
  141                                     100.00%   6/1/2006                             400                           950
  142     1,250   10/31/2010               90.85%   3/31/2006                            189                         1,050
  143     2,925   4/30/2013               100.00%   2/27/2006       12,563.00
  144                                      95.60%   12/31/2005                           380
  145                                      91.95%   3/27/2006
  146                                     100.00%   6/1/2006                             183
  147                                      97.50%   1/8/2006
  148     6,000   4/30/2010                95.42%   10/28/2005                           660                         4,485
  149                                     100.00%   3/1/2006                           2,834
  150                                      93.84%   2/2/2006           71,000            951
  151                                      86.46%   1/1/2006                             400
  152                                     100.00%   6/1/2006
  153                                      99.22%   11/15/2005
  154                                     100.00%   12/31/2005                           795
  155                                     100.00%   6/1/2006
  156                                      65.80%   11/30/2005

        Upfront        Monthly        Upfront        Monthly        Upfront
        Tax            Tax            Insurance      Insurance      Engineering
ID      Reserves ($)   Reserves ($)   Reserves ($)   Reserves ($)   Reserve ($)
-----   ------------   ------------   ------------   ------------   -----------
    1        396,837        198,418
    2        200,893        200,893                        37,633        81,250
    3
  3.1
  3.2
  3.3
  3.4
  3.5
  3.6
  3.7
  3.8
  3.9
 3.10
 3.11
 3.12
    4
    5                       702,094                        34,784
    6        665,892         95,128         56,326          9,388
    7        228,362         38,060         18,394          6,131        43,750
  7.1
  7.2
  7.3
  7.4
  7.5
    8         98,745         98,745         18,347          6,116
    9      1,089,863         99,079         13,912          6,956
   10         62,402         31,201
   11         50,032         50,032                        34,821
   12
   13        237,127         59,282         32,348          4,621
   14         89,365         22,341         41,159          4,573         4,125
   15         74,950         18,738         38,348          4,261
   16         67,103         16,776         41,209          4,579
   17         61,107         15,277         22,562          2,607         5,125
   18         32,624          8,156         11,312          1,257
   19         29,980          7,495         26,958          2,995         6,500
   20         45,183         11,296         10,919          1,213        14,456
   21         59,208         14,802         27,452          3,050         2,750
   22
   23                        24,971                         7,975
   24        371,270         61,878         20,450          3,408        10,750
   25        407,408         81,482          6,141          3,070         8,750
   26         38,587         38,587          6,472          1,294
   27        219,894         27,648         16,273          3,753
   28         51,899                        70,000
   29        404,060         80,812                                      16,250
 29.1
 29.2
   30        145,426         29,085         66,755          8,437        46,435
 30.1
 30.2
 30.3
   31        146,393         14,640         28,197          3,133
   32         50,504         50,504         46,229          4,536   10,750,.00
   33        187,063         37,413        154,500         51,479        86,850
   34        126,756         25,351         68,568          6,857       858,750
   35        107,692         17,949
   36         73,123         36,561          6,929          3,465
   37        332,008         36,890         93,218                       14,750
   38        194,083         64,694         11,147          1,393
   39        148,675         49,558         11,049          5,524
   40        210,560         42,112        190,565         27,224        23,750
   41         29,524         14,762                                   50,000.00
   42        189,298         30,295
 42.1
 42.2
 42.3
 42.4
 42.5
 42.6
 42.7
 42.8
   43        392,065         78,413          2,546          1,273
   44         40,978          8,196         63,481          9,247
   45         29,700         29,700         18,649          3,881        12,500
   46         96,811         32,270          8,123          4,061
   47        170,360         24,337                                      17,750
                              9,595         36,027          2,772         5,625
   48                         4,109         16,246          1,250         1,250
   49                         4,359          8,474            652
   50                         1,127         11,308            870         4,375
   51         79,320         15,864         20,833          4,166
   52        202,321         40,464         24,051          2,004
   53         87,721         17,544         12,667          6,333
   54
   55
   56     106,323.00       9,383.00      27,242.00       2,528.00
   57          5,530          1,383
   58         11,815          1,688                                      17,500
   59         16,881          2,412                                       5,781
   60
   61         56,044         11,209         18,318          2,617        70,875
   62
   63
   64         13,770         13,770         18,826          1,448        99,625
   65
   66        646,091        161,523
   67                         8,478         15,305          1,701
   68         68,908          7,635          4,687          1,562
   69         44,576         14,859         11,778          2,356
   70        153,520         25,046         35,307         17,654        15,000
   71                         7,940          7,960          1,592
   72         57,417         11,483          9,553          1,365
   73         77,128         12,855
   74
   75
   76         80,934         11,582          6,063          2,021
   77         17,048          4,262          7,694          2,565         9,375
   78
   79         77,633         25,878         48,440          6,920       120,375
   80
   81         25,098          5,020          4,079          1,360        18,850
 81.1
 81.2
 81.3
   82         54,405         10,881         11,512          2,878
   83         80,674         14,398         56,626          6,292       200,000
   84          8,282         11,799         22,890          3,270        11,500
   85        124,656         20,776
   86
   87         13,083         13,083          9,283          1,857
   88         84,730         13,987         11,709          5,855
   89         11,301         11,301          5,500          1,375
   90
   91          5,763          5,673          1,505          1,505        64,541
   92      24,683.00         12,342          2,996            999
   93         50,925         10,185
   94         58,143                         2,719                       25,409
   95                                                                     8,750
   96          8,946          8,946            287            287
   97         98,176         24,544          9,767          4,883        71,500
   98         29,732          4,247          6,747            964
   99
  100        156,863         18,611         12,504          4,168        25,438
  101
  102         68,458         17,114         71,991          7,999        15,313
  103
  104         48,193          6,885         17,149          1,429
  105                         3,396            894            447
  106         48,500         16,167         20,468          2,047
  107         16,017         16,017          3,036          1,012
  108         12,016          4,005         17,696          1,966
  109                                                                  8,525.00
  110
  111
  112         22,612          7,537                                      70,680
  113          9,362          9,362          6,169
  114         85,175         12,168         31,793          2,890        10,625
  115         46,600         11,650          4,018          1,339         1,250
  116                         8,581          1,353            451
  117         51,820         12,241          4,229            352
117.1
117.2
  118         22,840          2,855          8,880          1,902
  119         24,437         12,219         19,812          2,830
  120         32,209          8,052          3,898            780      6,250.00
  121         11,930          1,326                                       2,500
  122         12,067          3,017          6,933            867
  123          7,150          1,787            694            694
  124         40,261          5,752
  125         25,116          4,186          5,760          2,880         1,188
  126                                                                    16,700
  127          8,879          1,480          2,452            613
  128          3,933          3,933          8,330            926        20,000
  129         40,901          4,090         12,285          1,229        12,438
  130          7,273          3,637
  131         45,277          7,546         23,131         11,565
  132          5,039          2,519            333            333
  133         37,322          9,331          9,407          3,136
  134          2,858          2,858          3,803            761         9,375
  135         16,782          5,594          3,136            784
  136
  137
  138
  139         49,215          7,031            942            471
  140
  141          2,321          2,321         68,044          9,393        16,250
  142          1,602          1,602                                      37,500
  143
  144                           613                                       7,188
  145         36,318          6,053
  146                                                                    45,625
  147
  148          7,627          3,814          1,141
  149         11,005         11,005          6,223          1,245        35,250
  150          4,996          1,665          2,386            625
  151         18,088          3,015          1,567            392
  152                                          437            219
  153                         1,419            985            493
  154         12,242          1,020          1,874            937         6,563
  155                                                                     8,750
  156         17,980          3,596                                       5,375

        Other
ID      Reserves ($)
-----   ------------
1       55,000,000
2       677,251
3
3.1
3.2
3.3
3.4
3.5
3.6
3.7
3.8
3.9
3.10
3.11
3.12
4
5       318,750
6
7       83,081
7.1
7.2
7.3
7.4
7.5
8       5,802,824
9       498,985
10
11
12
13      4,000,000
14
15
16      165,000
17
18
19
20
21
22      37,500
23
24      287,433
25      52,062
26      35,330
27      1,000,000
28
29      1,000,000
29.1
29.2
30
30.1
30.2
30.3
31
32      880,801
33      4% of monthly gross revenues
34      800,000
35      7,825
36      700,000
37
38      165,125
39
40
41
42      1,371,568
42.1
42.2
42.3
42.4
42.5
42.6
42.7
42.8
43      244,436
44
45
46
47
48
49
50
51      382,200
52      50,000
53      55,000
54
55
56
57
58
59
60      196,857
61
62
63
64      114,075
65
66
67      1,650,000
68
69      255,389
70      137,440
71      1,150,000
72
73
74
75
76      1,375,000
77
78
79
80
81
81.1
81.2
81.3
82
83
84
85      225,000
86
87      80,794.00 (Upfront); Seasonal Monthly Payment beginning in August and ending in March = 1/7th DSCR shortfall
88      75,000
89      97,558
90
91      COM
92
93
94      $1,000,000.00 (Initial) ; $32,000.00 (Monthly deposits through and including March 1, 2007)
95
96      44,294
97
98
99
100
101
102
103
104
105     467,701
106
107     21,628
108
109     87,270.00
110
111
112
113     34,623
114
115     4,280
116     50,000
117
117.1
117.2
118     500,000
119     129,177
120     100,000.00
121
122     566,500
123
124     5,444.00
125
126
127
128     635,800
129
130
131     50,000
132
133     116,676
134
135     315,725
136
137
138
139     81,905
140     191,250
141
142     50,000
143
144
145
146
147
148     15,000
149
150
151
152
153
154     42
155
156     19,977

        Other
        Reserves
ID      Description
--      -----------
1       Renovation Reserve (15,000,000.00); Performance Reserve (40,000,000.00)
2       Tenant Near Term Rollover Fund ($102,100); Tenant Rent Concessions Fund ($66,900);
        MCI Tenant Improvement Fund ($417,501); La Opinion Letter of Credit Fund ($3,750)
3
3.1
3.2
3.3
3.4
3.5
3.6
3.7
3.8
3.9
3.10
3.11
3.12
4
5       Monthly Ground Lease Reserve
6
7       Upfront Diebold Reserve (22,000.00); Upfront Interactive Reserve (61,081.11)
7.1
7.2
7.3
7.4
7.5
8       Free Rent ($50,814); New Lease Rent ($121,166), LOC ($5,000,000), Tenant Security
        Deposit ($630,844.14), Leasing Reserve Monthly Shortfall Deposit ($53,010 monthly deposit beginning January 1, 2012, capped at $350,000)
9       Adelberg Reserve (254,893.50), Wachovia Termination Fee Reserve (244,091.50)
10
11
12
13      TI/LC / Debt Service Reserve
14
15
16      Insurance Proceeds
17
18
19
20
21
22      Garage Rent Reserve
23
24      Upfront Armburst Escrow ($23,328); Upfront Expiring Tenant Escrow ($186,835);
        Upfront Tenant Repair
        Escrow ($77,270)
25      Tenant Step Reserve
26      Kids Can Doodle Escrow
27      Upfront Merck Reserve
28
29      Upfront Required Upgrade Deposit
29.1
29.2
30
30.1
30.2
30.3
31
32      Massey TI Reserve (421,718.00), Massey Leasing Commission Reserve (224,916.00),
        Massey Rent Reserve (234,167.00)
33      FF&E Reserve
34      Holdback Reserve
35      Debt Service Reserve (Monthly)
36      Rent Escrow - Sonoma County
37
38      Upfront Rent Abatement Reserve
39
40
41
42      Rite-On and RL Stowe Mills Lease Holdback
42.1
42.2
42.3
42.4
42.5
42.6
42.7
42.8
43      AMCOL Reserve
44
45
46
47
48
49
50
51      GSA Reserve
52      Zoning Reserve
53      Water/Sewer Income Escrow
54
55
56
57
58
59
60      Tenant Rebate Reserve
61
62
63
64      Accountable Healthcare Lease Fund (82,767.00); Tenant Rent Increase Fund (31,308.00)
65
66
67      Earnout Holdback
68
69      Upfront Ground Lease Reserve (10,000.00) ; Upfront Fluor Sprinkler Reserve (245,389.00)
70      Upfront Ground Rent (12,440.00); Seasonal Debt Service (125,000.00)
71      Earnout Holdback
72
73
74
75
76      TILC Holdback
77
78
79
80
81
81.1
81.2
81.3
82
83
84
85      Option Escrow Fund
86
87      Seasonality Reserve
88      Seasonal Debt Service
89      Upfront Bridge Construction Escrow
90
91      Excess Cash Flow Sweep for Roof Reserve
92
93
94      AT&T/InfoNXX Reserve Fund
95
96      Assumption Escrow ($20,000.00); Harrington TI Escrow ($24,294.00)
97
98
99
100
101
102
103
104
105     Earnout Escrow ($357,000); Earnout Cost/Prepayment Escrow ($35,700); B-Per Electronics Escrow ($36,786);
         Wild Wings & Things Escrow ($38,215)
106
107     Watson Appraisal Lease Fund (18,630.00), Conversion Specialist Lease Fund (2,997.50)
108
109     Special Tenant Escrow
110
111
112
113     Tenant Rent Escrow
114
115     Supplemental TI/LC
116     Compliance Escrow Fund
117
117.1
117.2
118     Earnout Holdback
119     Wingate Hotel Escrow
120     Michael's Reserve ($50,000.00); Big Lots Reserve ($50,000.00)
121
122     Performance Escrow
123
124     Footlocker Reserves ($5,000.00) ; AST Reserves ($444.00)
125
126
127
128     Performance Escrow
129
130
131     Seasonal Debt Service Reserve
132
133     Wingate Hotel Escrow
134
135     Tenant Escrow Fund ($75,375); Earn-out Escrow Fund ($209,000); Earn-out Paydown Cost
        Escrow ($31,350)
136
137
138
139     Jardine TI Escrow
140     Upfront Rent Escrow
141
142     Hollywood Entertainment Holdback Reserve
143
144
145
146
147
148     Assumption Escrow
149
150
151
152
153
154     Site Inspection Fee
155
156     Debt Service Fund

        Environmental
        Report          Engineering
ID      Date            Report Date
-----   -------------   -----------
    1   7/29/2005       8/1/2005
    2   12/2/2005       11/30/2005
    3   Various         Various
  3.1   12/16/2005      12/19/2005
  3.2   12/20/2005      12/29/2005
  3.3   12/20/2005      12/28/2005
  3.4   12/11/2005      12/17/2005
  3.5   12/11/2005      12/17/2005
  3.6   12/14/2005      12/17/2005
  3.7   12/29/2005      12/17/2005
  3.8   12/12/2005      12/17/2005
  3.9   12/23/2005      12/17/2005
 3.10   12/28/2005      12/28/2005
 3.11   12/16/2005      12/30/2005
 3.12   12/15/2005      12/17/2005
    4   3/31/2006       4/26/2006
    5   3/28/2006       3/22/2006
    6   4/4/2006        1/26/2006
    7   Various         Various
  7.1   3/31/2006       1/25/2006
  7.2   1/26/2006       1/26/2006
  7.3   3/31/2006       1/26/2006
  7.4   3/31/2006       1/25/2006
  7.5   3/31/2006       1/22/2006
    8   2/14/2006       2/27/2006
    9   2/24/2006       2/22/2006
   10   3/28/2006       3/29/2006
   11   8/5/2005        8/4/2005
   12   2/8/2006        2/8/2006
   13   3/10/2006       4/10/2006
        Various         1/23/2006
   14   1/20/2006       1/23/2006
   15   1/20/2006       1/23/2006
   16   1/13/2006       1/23/2006
   17   1/20/2006       1/23/2006
   18   1/20/2006       1/23/2006
   19   1/20/2006       1/23/2006
   20   1/20/2006       1/23/2006
   21   1/20/2006       1/23/2006
   22   4/14/2006       4/13/2006
   23   1/13/2006       12/1/2005
   24   2/13/2006       2/6/2006
   25   2/13/2006       2/13/2006
   26   6/16/2005       6/24/2005
   27   7/18/2005       7/18/2005
   28   1/2/2006        1/2/2006
   29   2/24/2006       2/27/2006
 29.1   2/24/2006       2/27/2006
 29.2   2/24/2006       2/27/2006
   30   11/8/2005       Various
 30.1   11/8/2005       11/8/2005
 30.2   11/8/2005       11/14/2005
 30.3   11/8/2005       11/8/2005
   31   2/27/2006       2/27/2006
   32   9/26/2005       9/23/2005
   33   4/6/2006        4/13/2006
   34   2/6/2006        1/24/2006
   35   1/19/2006       1/19/2006
   36   12/6/2005       11/17/2005
   37   9/2/2005        8/24/2005
   38   4/11/2006       4/11/2006
   39   1/13/2006       1/20/2006
   40   2/17/2006       2/17/2006
   41   3/7/2006        3/7/2006
   42   Various         Various
 42.1   9/9/2005        9/8/2005
 42.2   6/24/2005       6/27/2005
 42.3   9/9/2005        9/9/2005
 42.4   9/9/2005        9/9/2005
 42.5   9/9/2005        9/9/2005
 42.6   9/9/2005        9/9/2005
 42.7   9/9/2005        9/9/2005
 42.8   9/9/2005        9/9/2005
   43   12/9/2005       12/5/2005
   44   2/14/2006       2/14/2006
   45   3/10/2006       3/9/2006
   46   1/13/2006       1/20/2006
   47   1/20/2006       1/20/2006
        2/13/2006       2/13/2006
   48   2/13/2006       2/13/2006
   49   2/13/2006       2/13/2006
   50   2/13/2006       2/13/2006
   51   2/20/2006       2/14/2006
   52   2/17/2006       2/14/2006
   53   1/6/2006        12/16/2005
   54   1/30/2006       2/9/2006
   55   3/31/2006       3/31/2006
   56   4/5/2006        4/4/2006
        1/18/2006       Various
   57   1/18/2006       12/9/2005
   58   1/18/2006       12/9/2005
   59   1/18/2006       12/12/2005
   60   11/4/2005       12/27/2005
   61   2/24/2006       2/18/2006
   62   1/9/2006        1/9/2006
   63   3/31/2006       3/31/2006
   64   1/23/2006       1/23/2006
   65   3/31/2006       3/31/2006
   66   2/23/2006       3/22/2006
   67   1/25/2006       1/26/2006
   68   2/21/2006       2/21/2006
   69   4/20/2005       4/19/2005
   70   10/27/2005      10/28/2005
   71   1/25/2006       1/26/2006
   72   12/7/2005       12/6/2005
   73   2/13/2006       2/4/2006
   74   3/31/2006       3/31/2006
   75   3/31/2006       3/31/2006
   76   2/1/2006        1/26/2006
   77   2/7/2006        2/8/2006
   78   3/31/2006       3/31/2006
   79   3/14/2006       4/6/2006
   80   3/31/2006       3/31/2006
   81   Various         4/4/2006
 81.1   4/6/2006        4/4/2006
 81.2   3/22/2006       4/4/2006
 81.3   4/6/2006        4/4/2006
   82   3/29/2006       4/10/2006
   83   12/2/2005       12/1/2005
   84   4/27/2005       4/26/2005
   85   1/3/2006        3/27/2006
   86   3/31/2006       3/31/2006
   87   1/30/2006       1/30/2006
   88   10/27/2005      10/28/2005
   89   10/12/2005      10/12/2005
   90   3/31/2006       3/31/2006
   91   11/23/2005      3/27/2006
   92   2/28/2006       2/7/2006
   93   3/7/2006        3/7/2006
   94   1/23/2006       1/20/2006
   95   2/6/2006        2/1/2006
   96   2/7/2006        2/2/2006
   97   2/21/2006       3/23/2006
   98   12/7/2005       12/6/2005
   99   3/31/2006       3/31/2006
  100   3/20/2006       3/21/2006
  101   3/31/2006       3/31/2006
  102   1/20/2006       1/23/2006
  103   4/5/2006        3/29/2006
  104   2/6/2006        2/14/2006
  105   1/13/2006       1/18/2006
  106   3/11/2005       1/27/2006
  107   2/9/2006        2/10/2006
  108   1/6/2006        1/6/2006
  109   3/16/2006       3/20/2006
  110   11/7/2005       11/9/2005
  111   3/31/2006       3/31/2006
  112   1/17/2006       1/17/2006
  113   12/28/2005      12/12/2005
  114   3/8/2006        3/8/2006
  115   2/7/2006        2/8/2006
  116   12/15/2005      12/16/2005
  117   Various         Various
117.1   2/2/2006        2/7/2006
117.2   2/1/2006        3/6/2006
  118   12/12/2005      12/12/2005
  119   8/23/2005       2/10/2006
  120   12/22/2005      12/22/2005
  121   6/27/2005       1/9/2006
  122   10/25/2005      10/24/2005
  123   2/14/2006       2/27/2006
  124   1/24/2006       1/27/2006
  125   2/6/2006        2/8/2006
  126   3/14/2006       3/24/2006
  127   3/31/2006       3/22/2006
  128   3/15/2006       3/26/2006
  129   11/22/2005      9/14/2005
  130   1/10/2006       3/15/2006
  131   10/28/2005      10/28/2005
  132   2/20/2006       2/24/2006
  133   8/23/2005       2/10/2006
  134   1/30/2006       1/30/2006
  135   10/7/2005       10/10/2005
  136   3/2/2006        3/2/2006
        3/15/2006       3/24/2006
  137   3/15/2006       3/24/2006
  138   3/15/2006       3/24/2006
  139   2/17/2006       2/21/2006
  140   1/23/2006       1/24/2006
  141   2/1/2006        1/30/2006
  142   3/7/2006        3/7/2006
  143   3/15/2006       3/24/2006
  144   1/31/2006       1/31/2006
  145   2/17/2006       2/16/2006
  146   2/24/2006       3/2/2006
  147   3/15/2006       3/16/2006
  148   11/2/2005       11/9/2005
  149   1/3/2006        1/3/2006
  150   12/1/2005       12/2/2005
  151   1/31/2006       2/23/2006
  152   2/7/2006        3/9/2006
  153   2/6/2006        12/22/2005
  154   6/8/2005        6/10/2005
  155   2/10/2006       2/10/2006
  156   2/10/2006       2/8/2006

ID      Sponsor(18)(19)(20)
-----   ------------------------------------------------------------------------------------
    1   Edelstein, David; Fuchs, Michael; Futterman, Robert; Rosen, Aby
    2   David Lee, Founder of Jamison Properties
    3   Bonstores Holdings One, LLC
  3.1
  3.2
  3.3
  3.4
  3.5
  3.6
  3.7
  3.8
  3.9
 3.10
 3.11
 3.12
    4   Simon Property Group, L.P., The Macerich Partnership, L.P.
    5   Charles S. Cohen
    6   Rubicon America Trust and John Madden, Jr. and Francis Nemecek
    7   Jerald Greenstein
  7.1
  7.2
  7.3
  7.4
  7.5
    8   Joseph L. Jerome
    9   Harbor Group International and Sendar Development Corporation
   10   Columbia Sussex Corporation
   11   El-Ad Group Florida, LLC
   12   GGPLP L.L.C.
   13   Lawrence Botel, Steven H. Klein
        Thomas D. Crowson, Thomas D. Crowson Jr., Joel Ospovat
   14   Thomas D. Crowson, Thomas D. Crowson Jr., Joel Ospovat
   15   Thomas D. Crowson, Thomas D. Crowson Jr., Joel Ospovat
   16   Thomas D. Crowson, Thomas D. Crowson Jr., Joel Ospovat
   17   Thomas D. Crowson, Thomas D. Crowson Jr., Joel Ospovat
   18   Thomas D. Crowson, Thomas D. Crowson Jr., Joel Ospovat
   19   Thomas D. Crowson, Thomas D. Crowson Jr., Joel Ospovat
   20   Thomas D. Crowson, Thomas D. Crowson Jr., Joel Ospovat
   21   Thomas D. Crowson, Thomas D. Crowson Jr., Joel Ospovat
   22   The Related Companies, L.P.
   23   Pacific Union Meadwoood Partners, LP
   24   Alan C. Fox
   25   Paul Bedrin, Gerald Bedrin
   26   Alan C. Fox
   27   Bresler & Reiner, Inc.
   28   Leon Melohn, Alfons Melohn
   29   Samuel Heyman, Westport Holdings, LLC
 29.1
 29.2
   30   Mission Residential, LLC, Finlay Partners LLC, Mission Charlotte LeaseCo, LLC
 30.1
 30.2
 30.3
   31   John E. Sims
   32   Treeline 205 Montague Guarantor LLC
   33   Ira Lubert, Kenneth Kochenour
   34   Flournoy Development Company, LLC
   35   Grossman Company Properties, Inc.
   36   Saunders, John A., CORE Realty Holdings, LLC
   37   Kevin McCall
   38   Zaya S. Younan
   39   Suzanne K. Arlie
   40   Leonora Petrarca, Riverview Management Company
   41   David Taban, Michael Pashaie
   42   Paul Robshaw
 42.1
 42.2
 42.3
 42.4
 42.5
 42.6
 42.7
 42.8
   43   Zaya S. Younan
   44   Joseph A. Tahl, Rodney M. Propp
   45   Brickman Real Estate Fund II, L.P.
   46   Suzanne K. Arlie
   47   William M. Warfield
        Neil B. Nadler
   48   Neil B. Nadler
   49   Neil B. Nadler
   50   Neil B. Nadler
   51   Lauricella Land Company
   52   Zoltan Goldstein
   53   Ronald I. Eisenberg, Stephen Greenberg, Lorne Greenberg, Reesa Greenberg
   54   Ronald Cunning, Keith Cunning
   55   Winston Hotels, Inc.
   56   Richard W. Naing, RWN 10 Calvert Street Owner, LLC
        Edward C. Zeman, the Zeman Appreciation Trust dated February 2, 2000, Terry R. Zeman
   57   Edward C. Zeman, the Zeman Appreciation Trust dated February 2, 2000, Terry R. Zeman
   58   Edward C. Zeman, the Zeman Appreciation Trust dated February 2, 2000, Terry R. Zeman
   59   Edward C. Zeman, the Zeman Appreciation Trust dated February 2, 2000, Terry R. Zeman
   60   GFW Trust
   61   Charles R. Patty, Jr., Jeffrey L. Stein
   62   Ebby Shakib, Behrouz Aframian, Emanuel Aframian
   63   Winston Hotels, Inc.
   64   David Lee, Founder of Jamison Properties
   65   Winston Hotels, Inc.
   66   Feil, Jeffrey J.
   67   Paul Chow, Ming Lam
   68   Joseph J. Ciccarone
   69   Jerry Abrams, William Geary, Jr. and Charles Kunz
   70   Moody, Brett
   71   Paul Chow, Ming Lam
   72   Joseph Wolinsky, Nancy Gunning, Duncan Limited Partnership
   73   Hometown America, L.L.C.
   74   Winston Hotels, Inc.
   75   Winston Hotels, Inc.
   76   Donald Blackwelder, H. Timothy McCardell, Clifford Redekop
   77   Orit Goldstein, Jeffrey Goldstein
   78   Winston Hotels, Inc.
   79   John D. Adams, Thomas C. Wold
   80   Winston Hotels, Inc.
   81   Julio C. Jaramillo
 81.1
 81.2
 81.3
   82   William H. White, Charles A. Gower, Jr.
   83   Robert Bohlen
   84   Daniel Hibma, Paul Land, Roger Lucas
   85   Neil Goldberg, Steven Goldberg, Michael Goldberg
   86   Winston Hotels, Inc.
   87   Jasbir Singh Khangura, Sukhbinder Singh Khangura
   88   Moody, Brett
   89   Kucinski, Michel
   90   Winston Hotels, Inc.
   91   Gail Applegate, Mehran Eslambolipoor, Michael G Puhek
   92   Mark Vakili, Mohsen Sharif, Albert Minoofar
   93   Houghton Capital Corporation; Houghton Family Limited Partnership
   94   Clifford Stein
   95   Normal Livingston, Vincent Carrega
   96   Douglas L. Swenson
   97   Roosevelt T. Miller
   98   Joseph Wolinsky, Nancy Gunning
   99   Winston Hotels, Inc.
  100   Coakley & Williams Holding Inc., CW Horsham GP, LLC
  101   Winston Hotels, Inc.
  102   Thomas D. Crowson, Thomas D. Crowson Jr., Joel Ospovat
  103   JP Morgan, New Plan Excel Realty
  104   Brenneke, Thomas B.; Tri, G. Nickolas
  105   Gary Dragul
  106   Allan Domb
  107   David Martens, Randy Olczyk, William Lussow, Jr, Anthony Lombardo
  108   Manish Atma, Rajnikant R. Patel, Mukund J. Desai
  109   David Bruce Needleman
  110   Natan, Ed; Greenstein, Jerald; Greenstein, Greg
  111   Winston Hotels, Inc.
  112   Neil Goldberg, Steven Goldberg, Michael Goldberg
  113   I. Kenneth Weiner, J.D. Willingham
  114   Mark Fried, Stanley A. Marks
  115   Orit Goldstein, Ron Zwanziger
  116   Brian Fitterer, Pat McDaniel
  117   DBSI Realty REIT LP, Douglas L. Swenson
117.1
117.2
  118   Dwight Manley, Anthony Fanticola
  119   Kirit M. Patel, Ramesh M. Patel, Rakesh A. Patel, Naran B. Patel
  120   Shahram Mokhtarzadeh
  121   Robert & Jacqueline Poe, Kenneth E. Nitzberg
  122   Richard W. Groux Jr., Merle W. Fallon, R. Matthew Iten, III
  123   Daniel Stone
  124   Ben Ashkenazy, James Khezrie
  125   Neville Isaacson, Lee Weisner, Clyde Isaacson, Mel Frank
  126   Barry Gold, Kathy Gold, Daniel Softness, Ellen Softness
  127   Kulwinder Plahey, Manjit Plahey, Barbara Bhachu, Gurdev Singh Bhachu
  128   Marques Survivor Trust, Marques Marital Trust, Anthony Marques
  129   Leonard Tempchin, Jerome Snider, David Snider, Saul H. Bernstein
  130   Robert T. Gales, Paula Ganley
  131   Moody, Brett
  132   Jeremy Millard, Jonathan J. Millard, Russell D. Millard, Robert L. Millard
  133   Kirit M. Patel, R.M. Patel, Ranchhobdhai P. Patel, Pravin J. Patel
  134   Nathaniel E. Williams, Rodney Freeman
  135   Thomas Kenny, Susan McMillan
  136   Andrew Raffetto, Richard Raffetto
  137   Barry Gold, Daniel Softness, James R. Poole, Edward Gillman
  138   Barry Gold, James Poole
  139   Mark Leutem, Lisa R. Leutem
  140   David Curry
  141   F. Harlan Batrus
  142   David Taban, Enayat Taban
  143   Barry Gold, Daniel Softness, Bruce Jackson
  144   John Brierton, Jeanne Brierton
  145   Earl O. Jones, Jr.
  146   Andrew Raffetto, Richard Raffetto
  147   Kenneth H. Hofmann
  148   Douglas L. Swenson
  149   Barry S. Smith, Toni L. Smith
  150   U.S. Advisor, LLC and Watson & Taylor Management, Inc.
  151   Jack O. Olof, J. Michael Johnston
  152   Eberhard Herz, Liliana Plati
  153   Carl J Short, Adrienne Short
  154   Central Properties, Inc., Henry Brandon Rogers, John J. Flake
  155   Andrew Gardner, Yvette Gardner, Sandor Kahan, Cilli Kahan, Eva Godel, Eugene Godel
  156   Joseph I. Wolf, Robert T. Flesh, Michael Flesch

COMM 2006-C7

ANNEX A-2 - CERTAIN CHARACTERISTICS OF THE MULTIFAMILY AND MANUFACTURED HOUSING LOANS

                                                             % of                          Mortgage    Cut-off
                                                             Initial Pool    # of          Loan        Date
ID     Property Name                           Loan Group    Balance         Properties    Seller(1)   Balance($)
----   -------------------------------------   -----------   ------------    -----------   ---------   -----------
11     Windsor Lake Apartments                           2           1.78%             1   BofA        $43,612,290
30     Mission Charlotte Apartments                      2           1.06%             3   GACC        $26,000,000
30.1   Mission Harris Houston Apartments                 2           0.45%             1   GACC        $11,021,739
30.2   Mission Harris Glen Apartments                    2           0.32%             1   GACC         $7,842,391
30.3   Mission Landings Apartments                       2           0.29%             1   GACC         $7,135,870
31     Pearl Court / Midway Estates                      2           1.06%             1   GACC        $25,970,402
34     Verandas at Blairstone                            2           0.94%             1   BofA        $23,000,000
39     On The Fairways Apartments                        2           0.87%             1   GECC        $21,298,000
44     1325 & 1330 Fifth Avenue                          2           0.74%             1   GACC        $18,000,000
46     Shadow Ridge Apartments                           2           0.71%             1   GECC        $17,405,000
47     Copper Pointe Apartments                          2           0.69%             1   CWCapital   $17,000,000
53     Poplar Pointe Apartments                          2           0.66%             1   GECC        $16,100,000
54     Newport Farms MHC                                 1           0.62%             1   GECC        $15,221,961
       Zeman MHC Crossed Pool                            1           0.55%             3   BofA        $13,396,420
57     Zeman MHC Portfolio - 3 Terrace Acres             1           0.38%             1   BofA         $9,200,000
58     Zeman MHC Portfolio - 6 Lincoln                   1           0.12%             1   BofA         $2,876,420
59     Zeman MHC Portfolio - 1 Belle Aire                1           0.05%             1   BofA         $1,320,000
61     Gables Court                                      2           0.53%             1   GECC        $13,054,000
66     4 Park Avenue                                     1           0.49%             1   BofA        $12,000,000
67     542 Brannan Street                                2           0.49%             1   GACC        $12,000,000
71     530 Brannan Street                                2           0.45%             1   GACC        $11,000,000
73     Ridgewood Estates MHP                             2           0.43%             1   GACC        $10,500,000
79     Park Avenue Apartments                            2           0.39%             1   GECC         $9,600,000
81     The Buckeye MHC Portfolio - Evergreen             1           0.38%             3   GECC         $9,341,713
81.1   Valley Hills                                      1           0.18%             1   GECC         $4,434,541
81.2   Summit Park                                       1           0.11%             1   GECC         $2,797,818
81.3   Mobile Manor                                      1           0.09%             1   GECC         $2,109,355
82     Creekwood Apartments                              2           0.38%             1   GECC         $9,249,000
83     Anderson Villas Apartments                        2           0.37%             1   GACC         $9,173,810
97     Hampton Green Apartments                          2           0.31%             1   GECC         $7,560,000
104    Oakmont Apartments                                2           0.28%             1   BofA         $6,800,000
116    Hidden Glen MHC                                   2           0.25%             1   GECC         $6,165,883
123    Springfield Farms                                 1           0.20%             1   GECC         $4,975,000
125    Centerview Terrace                                2           0.18%             1   GECC         $4,360,000
130    Coachland MHC and RV Park                         1           0.16%             1   GECC         $3,992,112
132    Valley Manor MHC                                  2           0.16%             1   GECC         $3,916,665
144    Picture Ranch MHC                                 2           0.12%             1   GECC         $2,866,000
145    Twin Palms MHC                                    2           0.11%             1   GECC         $2,797,818
147    Diablo Villas Apartments                          2           0.10%             1   BofA         $2,550,000
149    Grand View Apartments                             1           0.10%             1   GACC         $2,493,294
151    Three Lakes Estates MHC                           1           0.10%             1   GECC         $2,370,674
153    Silverado Estates MHC                             2           0.08%             1   GECC         $1,994,308
154    Powell Apartments                                 2           0.06%             1   BofA         $1,579,110
156    Encore RV Park Ocala                              1           0.04%             1   GECC         $1,100,000

      General               Detailed
      Property              Property
ID    Type                  Type                  Address                                City               County         State
----  --------------------  --------------------  -------------------------------------  -----------------  -------------  -------
11    Multifamily           Conventional          7499 Woodward Avenue                   Woodridge          DuPage         IL
30    Multifamily           Conventional          Various                                Various            Various        NC
30.1  Multifamily           Conventional          10425 Wheatside Drive                  Charlotte          Mecklenburg    NC
30.2  Multifamily           Conventional          4400 John Penn Circle                  Charlotte          Mecklenburg    NC
30.3  Multifamily           Conventional          3105 Patrick Henry Drive               Concord            Cabarrus       NC
31    Multifamily           Conventional          251 Pearl Court and 4500 Midway Drive  Port Hueneme       Ventura        CA
34    Multifamily           Conventional          3700 Capital Circle SE                 Tallahassee        Leon           FL
39    Multifamily           Conventional          777 Fairway Drive                      Coppell            Dallas         TX
44    Multifamily           Conventional          1325 & 1330 Fifth Avenue               New York           New York       NY
46    Multifamily           Conventional          1111 Lexington Avenue                  Flower Mound       Denton         TX
47    Multifamily           Conventional          401 S. Gallaher View Road              Knoxville          Knox           TN
53    Multifamily           Conventional          1875 East Pleasant Hill Road           Atlanta            Clayton        GA
54    Manufactured Housing  Manufactured Housing  2447 Newport Road                      Newport            Monroe         MI
      Manufactured Housing  Manufactured Housing  Various                                Various            Various        Various
57    Manufactured Housing  Manufactured Housing  1204 US 20 West                        Michigan City      La Porte       IN
58    Manufactured Housing  Manufactured Housing  904 21st Street                        Lincoln            Logan          IL
59    Manufactured Housing  Manufactured Housing  823 Belle Aire Street                  Marseilles         LaSalle        IL
61    Multifamily           Conventional          1000 Stevens Entry                     Peachtree City     Fayette        GA
66    Multifamily           Conventional          4 Park Avenue                          New York           New York       NY
67    Multifamily           Conventional          542 Brannan Street                     San Francisco      San Francisco  CA
71    Multifamily           Conventional          530 Brannan Street                     San Francisco      San Francisco  CA
73    Manufactured Housing  Manufactured Housing  6755 US Highway 301 North              Ellenton           Mantee         FL
79    Multifamily           Conventional          555 40th Street South                  Fargo              Cass           ND
81    Manufactured Housing  Manufactured Housing  Various                                Various            Various        OH
81.1  Manufactured Housing  Manufactured Housing  4364 Sandy Lake Road                   Ravenna            Portage        OH
81.2  Manufactured Housing  Manufactured Housing  3305 Summit Road                       Ravenna            Portage        OH
81.3  Manufactured Housing  Manufactured Housing  100 Keenan Road                        Peninsula          Summit         OH
82    Multifamily           Conventional          1578 US Hwy 19 South                   Leesburg           Lee            GA
83    Multifamily           Conventional          204 South Harris Street                Ypsilanti          Washtenaw      MI
97    Multifamily           Conventional          2600 Northeast Loop 410                San Antonio        Bexar          TX
104   Multifamily           Conventional          14495 SW Beef Bend Road                Tigard             Washington     OR
116   Manufactured Housing  Manufactured Housing  15616 76th Avenue East                 Puyallup           Pierce         WA
123   Manufactured Housing  Manufactured Housing  2609 South Roundhill Road              Brookline Station  Greene         MO
125   Multifamily           Conventional          2300 Benson Poole Road Southeast       Smyrna             Cobb           GA
130   Manufactured Housing  Manufactured Housing  10100 Pioneer Trail                    Truckee            Nevada         CA
132   Manufactured Housing  Manufactured Housing  856 Central Avenue South               Kent               King           WA
144   Manufactured Housing  Manufactured Housing  3251 East Road                         Clifton            Mesa           CO
145   Manufactured Housing  Manufactured Housing  14300 - 66th Street North              Clearwater         Pinellas       FL
147   Multifamily           Conventional          260-430 Coggins Drive                  Pleasant Hill      Contra Costa   CA
149   Multifamily           Conventional          1241 Grand Avenue                      Marion             Linn           IA
151   Manufactured Housing  Manufactured Housing  2151 Three Lakes Road                  Albany             Linn           OR
153   Manufactured Housing  Manufactured Housing  2900 West Superstition Boulevard       Apache Junction    Pinal          AZ
154   Multifamily           Conventional          910-916 Powell and 417 Ewalt           Springdale         Washington     AR
156   Manufactured Housing  Manufactured Housing  16905 Northwest Highway 225            Reddick            Marion         FL

                Net         Loan per Net
                Rentable    Rentable Area  Occupancy   Occupancy   Elevator(s)   Utilities
ID    Zip Code  Units/Pads  Units/Pads     Rate        As-of Date  (Yes/No/NAP)  Paid by Tenant
----  --------  ----------  -------------  ---------   ----------  ------------  ---------------------------
11       60517         762      57,233.98      94.62%  2/9/2006    No            Electric
30    Various          618      42,071.20      93.85%  Various     No            Electric
30.1     28262         249      44,264.01      93.57%  4/6/2006    No            Electric
30.2     28215         207      37,885.95      91.30%  4/7/2006    No            Electric
30.3     28027         162      44,048.58      97.53%  4/7/2006    No            Electric
31       93041         300      86,568.01     100.00%  6/1/2006    No            Electric
34       32311         300      76,666.67      85.33%  2/2/2006    No            Electric, Gas, Water, Sewer
39       75019         322      66,142.86      96.27%  12/31/2005  No            Electric, Gas, Water, Sewer
44       10029         150     120,000.00      99.33%  3/14/2006   Yes           Electric, Gas
46       75028         222      78,400.90      93.69%  1/2/2006    No            Electric, Water, Sewer
47       37919         432      39,351.85      95.80%  3/7/2006    No            Electric, Gas, Trash
53       30349         352      45,738.64      92.33%  12/7/2005   No            Electric, Gas, Water, Sewer
54       48166         513      29,672.44      99.42%  1/19/2006   NAP           Electric, Gas, Water, Sewer
      Various          570      23,502.49      92.81%  2/13/2006   NAP           Various
57       46360         301      23,502.49      94.35%  2/13/2006   NAP           Electric, Gas
58       62656         196      23,502.49      92.86%  2/13/2006   NAP           Electric, Water, Sewer
59       61341          73      23,502.49      86.30%  2/13/2006   NAP           Electric, Gas, Water, Sewer
61       30269         198      65,929.29      95.45%  1/31/2006   No            Electric, Water, Sewer
66       10016         364      32,967.03      98.08%  2/28/2006   Yes           Electric, Gas
67       94107          45     266,666.67     100.00%  1/27/2006   Yes           Electric, Gas
71       94107          42     261,904.76     100.00%  1/27/2006   Yes           Electric, Gas
73       34222         381      27,559.06      95.28%  3/23/2006   NAP           Electric, Water, Sewer
79       58103         283      33,922.26      84.10%  3/31/2006   Yes           Electric
81    Various          571      16,360.27      78.63%  5/1/2006    NAP           Electric, Gas, Water, Sewer
81.1     44266         253      17,527.83      78.66%  5/1/2006    NAP           Electric, Gas, Water, Sewer
81.2     44266         141      19,842.68      87.23%  5/1/2006    NAP           Electric, Gas, Water, Sewer
81.3     44264         177      11,917.26      71.75%  5/1/2006    NAP           Electric, Gas, Water, Sewer
82       31763         208      44,466.35      98.56%  1/14/2006   No            Electric, Water, Sewer
83       48198         302      30,376.85      89.40%  3/31/2006   No            Electric, Gas
97       78217         293      25,802.05      96.93%  3/2/2006    No            Electric, Water, Sewer
104      97224         125      54,400.00      96.80%  3/15/2006   No            Electric, Gas, Water, Sewer
116      98375         195      31,619.91      90.77%  11/30/2005  NAP           Electric
123      65619         191      26,047.12      97.38%  2/1/2006    NAP           Electric, Gas, Water, Sewer
125      30082         128      34,062.50      88.28%  2/2/2006    No            Electric, Gas, Water, Sewer
130      96161         230      17,357.01      80.69%  12/16/2005  NAP           Electric, Water, Sewer
132      98032          96      40,798.59     100.00%  1/19/2006   NAP           Electric, Gas, Water, Sewer
144      81520         114      25,140.35      95.60%  12/31/2005  NAP           Electric, Gas, Water, Sewer
145      33764         149      18,777.30      91.95%  3/27/2006   NAP           Electric, Water, Sewer
147      94523          40      63,750.00      97.50%  1/8/2006    No            Electric, Gas
149      52302         136      18,333.04     100.00%  3/1/2006    No            Electric
151      97322          96      24,694.52      86.46%  1/1/2006    NAP           Electric, Gas, Water, Sewer
153      85220         129      15,459.75      99.22%  11/15/2005  NAP           Electric, Gas, Water
154      72764          53      29,794.53     100.00%  12/31/2005  No            Electric, Gas, Water, Sewer
156      32686         168       6,547.62      65.80%  11/30/2005  NAP           Electric, Gas, Water, Sewer

                   Studios                               1 Bedroom                           2 Bedroom
      ------------------------------------  ----------------------------------  -----------------------------------
      #           Avg Rent per    Max       #           Avg Rent per  Max       #            Avg Rent per  Max
ID    Units/Pads  mo. ($)         Rent ($)  Units/Pads  mo. ($)       Rent ($)  Units/Pads   mo. ($)       Rent ($)
----  ----------  ------------    --------  ----------  ------------  --------  -----------  ------------  --------
11           108           711         718         438           785       788          216           967       983
30            72           454         504          98           529       544          359           616       627
30.1          18           504         504          42           544       544          144           623       627
30.2          36           439         479          35           519       519          116           620       624
30.3          18           435         435          21           517       517           99           601       606
31                                                                                      300         1,475     1,475
34                                                  84           869       925          168           954       985
39                                                 142           713     1,039          156           913     1,280
44                                                  52         1,113     1,733           68         1,228     2,122
46                                                  81           719     1,335          118           984     1,516
47            24           473         529          72           533       609          272           616       774
53                                                 160           658       710          192           830       877
54                                                 513           290
             570           271
57           301           314
58           196           210
59            73           261
61                                                  53           652       879           98           756       909
66           166         1,355       1,389         198         1,514     1,615
67            17         1,918       2,400          16         2,531     2,900           12         2,738     3,200
71            13         1,904       2,200          24         2,573     3,500            5         2,940     3,200
73           381           267         457
79                                                  70           636     1,200          163           758       875
81           440           239                     130           253
81.1         160           256                      93           256
81.2         115           259                      26           259
81.3         165           208                      11           218
82                                                  48           540       615          108           601       765
83                                                   3           495       495          299           515       580
97                                                 223           507       613           70           650       779
104                                                 40           620       620           84           673       695
116           12           405                     183           405
123           24           235                     167           235
125                                                 56           539       590           72           644       680
130           12           411                      87           444
132           88           440                       8           440
144          101           275                      13           295
145          112           351                      37           410
147                                                 32           997       997            8         1,219     1,219
149                                                128           385       385            8           485       485
151                                                 96           330
153           69           275                      55           286
154                                                 28           351       351           24           468       475
156           37                                                 493

                    3 Bedroom                           4 Bedroom
      ----------------------------------  ----------------------------------
      #           Avg Rent per  Max       #           Avg Rent per  Max
ID    Units/Pads  mo. ($)       Rent ($)  Units/Pads  mo. ($)       Rent ($)
----  ----------  ------------  --------  ----------  ------------  --------
11
30            89           724       756
30.1          45           726       726
30.2          20           756       756
30.3          24           692       692
31
34            48         1,112     1,112
39            24         1,226     1,490
44            30         1,562     2,296
46            23         1,407     1,691
47            64           730       849
53
54

57
58
59
61            47           873     1,045
66
67
71
73
79            50           995     1,215
81
81.1
81.2
81.3
82            52           704       985
83
97
104                                                1           975       975
116           17           340
123
125
130          131           401
132            8           200
144
145
147
149
151
153            5           125
154                                                1           500       500
156          131           260

               Range of Cut-off Date Balances - All Mortgage Loans
                                                                                               Weighted Averages
                                                                             -----------------------------------------------------
                                  Number         Aggregate       % of
                                    of             Cut-off   Outstanding                   Stated             Cut-off       LTV
                                 Mortgage             Date   Initial Pool    Mortgage     Remaining           Date LTV    Ratio at
Range of Cut-off Date Balances    Loans            Balance     Balance         Rate      Term (Mos.)   DSCR    Ratio      Maturity
------------------------------   --------   --------------   ------------    --------    -----------   ----   --------    --------
825,000 - 2,999,999                    20   $   44,466,017           1.82%      5.898%           118   1.33x     66.78%      57.76%
3,000,000 - 3,999,999                  14       49,619,702           2.03%      5.851%           118   1.45      64.92%      55.75%
4,000,000 - 5,999,999                  15       73,097,886           2.99%      5.986%           115   1.32      68.52%      60.19%
6,000,000 - 6,999,999                  15       96,165,370           3.93%      5.817%           114   1.28      71.83%      63.25%
7,000,000 - 9,999,999                  30      247,814,991          10.13%      5.845%           119   1.38      70.43%      59.73%
10,000,000 - 14,999,999                19      228,093,632           9.32%      5.875%           108   1.60      66.32%      60.03%
15,000,000 - 29,999,999                25      529,798,559          21.65%      5.811%           104   1.37      69.16%      62.91%
30,000,000 - 69,999,999                13      564,682,461          23.07%      5.777%           118   1.26      75.14%      69.38%
70,000,000 - 131,883,333                5      613,553,735          25.07%      5.815%           117   1.42      69.59%      60.25%
------------------------------   --------   --------------   ------------    --------    -----------   ----   --------    --------
Total/Weighted Average                156   $2,447,292,353         100.00%      5.821%           114   1.37x     70.47%      62.84%

                Type of Mortgaged Properties - All Mortgage Loans

                           Number       Aggregate            % of              Number      Cut-off Date
                             of          Cut-off          Outstanding            of        Balance per
                         Mortgaged        Date            Initial Pool         Units        # of Units
Property Type            Properties      Balance            Balance            or NRA         or NRA
----------------------   ----------   -------------   -------------------    ----------    ------------
Retail                           48     822,605,109                 33.61%    5,497,287          149.64
Anchored                         35     626,706,855                 25.61%    4,457,538          140.59
Unanchored                       12     168,898,254                  6.90%      943,917          178.93
Movie Theater                     1      27,000,000                  1.10%       95,832          281.74
Office                           28     438,296,997                 17.91%    3,526,865          124.27
Multifamily                      31     346,768,426                 14.17%        7,327       47,327.48
Hotel                            26     343,003,643                 14.02%        4,060       84,483.66
Mixed Use                         4     197,325,000                  8.06%    1,625,581          121.39
Industrial                       21     150,306,552                  6.14%    4,796,497           31.34
Manufactured Housing             17      78,638,554                  3.21%        3,403       23,108.60
Self Storage                      8      58,900,071                  2.41%      699,654           84.18
Land                              1      11,448,000                  0.47%       90,170          126.96
----------------------   ----------   -------------   -------------------    ----------    ------------
Total/Weighted Average          184   2,447,292,353                100.00%

                                                    Weighted Averages
                       -------------------------------------------------------------------------
                                         Stated                              Cut-off       LTV
                        Mortgage      Remaining                             Date LTV    Ratio at
Property Type             Rate       Term (Mos.)   Occupancy      DSCR       Ratio      Maturity
----------------------  ---------    -----------   ---------    --------    --------    --------
Retail                      5.810%           118       94.59%       1.38       70.77%      61.74%
Anchored                    5.793%           118       93.68%       1.24       76.17%      65.93%
Unanchored                  5.855%           119       97.09%       1.93       50.21%      45.35%
Movie Theater               5.937%           120      100.00%       1.20       74.18%      66.95%
Office                      5.789%           110       91.93%       1.22       75.12%      68.56%
Multifamily                 5.734%           113       94.55%       1.46       69.13%      62.41%
Hotel                       5.987%           111       70.48%       1.57       65.89%      58.34%
Mixed Use                   5.828%           118       91.69%       1.25       69.24%      64.18%
Industrial                  5.784%           104       91.61%       1.35       73.58%      65.69%
Manufactured Housing        5.807%           110       92.47%       1.29       69.42%      61.07%
Self Storage                5.869%           118       83.23%       1.28       66.84%      57.90%
Land                        5.774%           118      100.00%       1.28       54.00%      47.61%
----------------------  ---------    -----------   ---------    --------    --------    --------
Total/Weighted Average      5.821%           114       90.00%    1.37x         70.47%      62.84%

       Mortgaged Properties by State and/or Location - All Mortgage Loans
                                                                                           Weighted Averages
                                                                         -----------------------------------------------------
                              Number       Aggregate         % of
                                of          Cut-off      Outstanding                   Stated             Cut-off       LTV
                            Mortgaged        Date        Initial Pool    Mortgage     Remaining           Date LTV    Ratio at
State/Location              Properties      Balance        Balance         Rate      Term (Mos.)   DSCR    Ratio      Maturity
-------------------------   ----------   -------------   ------------    --------    -----------   ----   --------    --------
California            CA            23     379,045,038          15.49%      5.914%           115   1.26x     70.37%      64.04%
Southern              NCA           16     288,302,926          11.78%      5.913%           118   1.24x     73.08%      66.41%
Northern              SCA            7      90,742,112           3.71%      5.917%           103   1.33x     61.73%      56.53%
New York              NY             9     238,116,122           9.73%      5.774%           118   1.94      52.20%      48.59%
Pennsylvania          PA             7     208,982,057           8.54%      5.888%           112   1.32      73.72%      63.34%
Texas                 TX            19     135,957,143           5.56%      5.683%           118   1.37      71.72%      63.94%
Nevada                NV             1     131,883,333           5.39%      5.464%           113   1.29      72.60%      65.19%
Michigan              MI             9     128,634,838           5.26%      5.750%           105   1.39      73.01%      62.83%
Illinois              IL             9     123,199,673           5.03%      5.813%            96   1.27      76.44%      69.52%
North Carolina        NC            16     121,537,748           4.97%      5.881%           116   1.32      75.65%      69.34%
Colorado              CO             6     119,511,914           4.88%      5.518%           119   1.22      78.17%      73.33%
Arizona               AZ             5     101,959,682           4.17%      5.760%           118   1.29      64.89%      58.81%
Maryland              MD             5      84,804,656           3.47%      5.914%           119   1.24      74.02%      66.05%
Wisconsin             WI             5      83,363,546           3.41%      6.164%           106   1.21      78.46%      63.38%
Georgia               GA            11      79,110,000           3.23%      5.799%           119   1.29      74.20%      67.45%
Florida               FL             7      71,217,812           2.91%      5.706%           101   1.60      61.71%      55.58%
Indiana               IN             4      68,750,220           2.81%      6.198%           120   1.41      75.01%      64.00%
Tennessee             TN             6      44,448,650           1.82%      5.872%           115   1.47      71.04%      62.46%
Virginia              VA             4      37,341,859           1.53%      5.947%           117   1.42      59.80%      54.51%
District of Columbia  DC             1      37,000,000           1.51%      5.942%           120   1.03      88.10%      84.86%
Missouri              MO             2      35,225,000           1.44%      5.970%           110   1.39      73.96%      73.62%
Massachusetts         MA             3      33,704,380           1.38%      5.919%           118   1.29      65.66%      50.79%
Utah                  UT             2      23,040,973           0.94%      5.845%           118   1.30      74.78%      65.39%
Washington            WA             3      21,846,744           0.89%      5.444%            96   1.31      71.97%      59.64%
Ohio                  OH             6      20,096,184           0.82%      6.271%           119   1.20      70.35%      58.86%
Connecticut           CT             2      18,855,970           0.77%      5.930%           132   1.47      68.64%      40.30%
North Dakota          ND             2      16,566,293           0.68%      5.858%           119   1.51      67.00%      55.64%
Louisiana             LA             1      16,468,305           0.67%      5.780%           118   1.35      68.91%      58.18%
South Carolina        SC             3      15,231,250           0.62%      5.858%           119   1.48      69.86%      64.05%
Minnesota             MN             2      10,897,883           0.45%      6.159%           118   1.21      77.38%      62.91%
New Jersey            NJ             2       9,662,792           0.39%      5.653%           118   1.44      70.50%      61.06%
Oregon                OR             2       9,170,674           0.37%      5.756%           118   1.22      71.77%      65.38%
Iowa                  IA             2       8,939,203           0.37%      5.708%           116   1.24      76.70%      64.75%
Mississippi           MS             1       3,600,000           0.15%      5.450%           118   1.28      64.57%      56.50%
Kansas                KS             1       3,325,886           0.14%      5.640%           117   1.77      54.52%      51.60%
Alabama               AL             1       2,671,614           0.11%      5.640%           117   1.77      54.52%      51.60%
Arkansas              AR             1       1,579,110           0.06%      5.300%           111   1.31      71.78%      60.17%
Oklahoma              OK             1       1,545,800           0.06%      6.037%           118   1.31      63.22%      49.16%
-------------------------   ----------   -------------   ------------    --------    -----------   ----   --------    --------
Total/Weighted Average             184   2,447,292,353         100.00%      5.821%           114   1.37x     70.47%      62.84%

 Range of Debt Service Coverage Ratios as of the Cut-off Date - All Mortgage Loans
                                                                                                  Weighted Averages
                                                                                -------------------------------------------------
                                        Number        Aggregate      % of
                                          of            Cut-off  Outstanding                 Stated           Cut-off      LTV
                                       Mortgage            Date  Initial Pool   Mortgage    Remaining         Date LTV   Ratio at
Range of Debt Service Coverage Ratios   Loans           Balance    Balance        Rate     Term (Mos.)  DSCR   Ratio     Maturity
-------------------------------------  --------  --------------  ------------   --------   -----------  ----  --------   --------
1.01x - 1.19x                                 8  $  222,607,000          9.10%     5.852%          120  1.14x    79.76%     71.78%
1.20x - 1.29x                                79   1,399,805,145         57.20%     5.801%          115  1.23     73.87%     65.72%
1.30x - 1.39x                                21     216,531,479          8.85%     5.731%          110  1.33     70.14%     62.37%
1.40x - 1.49x                                15     237,291,410          9.70%     6.014%          119  1.45     69.47%     62.41%
1.50x - 1.74x                                23     167,163,379          6.83%     5.789%          113  1.57     64.30%     56.51%
1.75x - 1.99x                                 6      46,931,404          1.92%     5.773%           91  1.78     63.84%     57.72%
2.00x - 2.49x                                 3     144,962,537          5.92%     5.861%          100  2.31     39.53%     35.79%
2.50x - 5.70x                                 1      12,000,000          0.49%     5.553%          118  5.70     12.49%     12.49%
-------------------------------------  --------  --------------  ------------   --------   -----------  ----  --------   --------
Total/Weighted Average                      156   2,447,292,353        100.00%     5.821%          114  1.37x    70.47%     62.84%

         Range of LTV Ratios as of the Cut-off Date - All Mortgage Loans
                                                                                  Weighted Averages
                                                                 --------------------------------------------------
                         Number        Aggregate      % of
                           of            Cut-off  Outstanding                 Stated            Cut-off      LTV
Range of LTV Ratios     Mortgage            Date  Initial Pool   Mortgage    Remaining          Date LTV   Ratio at
as of the Cut-off Date   Loans           Balance    Balance        Rate     Term (Mos.)  DSCR    Ratio     Maturity
----------------------  --------  --------------  ------------   --------   -----------  -----  --------   --------
12.49% - 50.00%                9  $  178,569,816          7.30%     5.833%          104  2.44x     38.30%     34.48%
50.01% - 60.00%               17     189,478,930          7.74%     5.871%          106   1.36     57.46%     50.37%
60.01% - 70.00%               38     332,121,279         13.57%     5.810%          117   1.42     64.87%     57.50%
70.01% - 75.00%               44     746,503,817         30.50%     5.773%          113   1.32     73.25%     66.45%
75.01% - 80.00%               47     963,618,512         39.37%     5.846%          116   1.22     78.08%     68.74%
80.01% - 88.10%                1      37,000,000          1.51%     5.942%          120   1.03     88.10%     84.86%
----------------------  --------  --------------  ------------   --------   -----------  -----  --------   --------
Total/Weighted Average       156  $2,447,292,353        100.00%     5.821%          114  1.37x     70.47%     62.84%

          Range of LTV Ratios as of Maturity Dates - All Mortgage Loans

                                                                                  Weighted Averages
                                                                   --------------------------------------------------
                          Number        Aggregate       % of
                            of            Cut-off   Outstanding                 Stated            Cut-off      LTV
Range of LTV Ratios      Mortgage            Date   Initial Pool   Mortgage    Remaining          Date LTV   Ratio at
as of the Maturity Date   Loans           Balance     Balance        Rate     Term (Mos.)  DSCR    Ratio     Maturity
-----------------------  --------  --------------   ------------   --------   -----------  -----  --------   --------
12.49% - 30.00%                 3  $   30,439,007           1.24%     5.777%          126  3.06x     43.54%     18.17%
30.01% - 40.00%                 4     120,800,315           4.94%     5.794%          119   2.20     38.68%     33.91%
40.01% - 50.00%                12     106,394,344           4.35%     5.982%           93   1.73     50.85%     44.52%
50.01% - 60.00%                43     395,308,181          16.15%     5.811%          112   1.41     63.19%     55.55%
60.01% - 70.00%                70   1,303,463,481          53.26%     5.844%          116   1.28     74.74%     65.95%
70.01% - 75.00%                20     367,287,026          15.01%     5.671%          112   1.22     78.13%     72.57%
75.01% - 80.00%                 3      86,600,000           3.54%     5.963%          105   1.26     77.22%     77.22%
80.01% - 84.86%                 1      37,000,000           1.51%     5.942%          120   1.03     88.10%     84.86%
-----------------------  --------  --------------   ------------   --------   -----------  -----  --------   --------
Total/Weighted Average        156  $2,447,292,353         100.00%     5.821%          114  1.37x     70.47%     62.84%

      Range of Mortgage Rates as of the Cut-off Date - All Mortgage Loans

                                                                                  Weighted Averages
                                                                   --------------------------------------------------
                          Number        Aggregate       % of
                            of            Cut-off   Outstanding                 Stated            Cut-off      LTV
Range of Mortgage Rates  Mortgage            Date   Initial Pool   Mortgage    Remaining          Date LTV   Ratio at
as of the Cut-off Date    Loans           Balance     Balance        Rate     Term (Mos.)  DSCR    Ratio     Maturity
-----------------------  --------  --------------   ------------   --------   -----------  -----  --------   --------
5.084% - 5.249%                 1  $   11,764,196           0.48%     5.084%          108  1.35x     70.02%     53.57%
5.250% - 5.449%                 7     161,365,405           6.59%     5.403%          110   1.29     72.17%     65.56%
5.450% - 5.749%                42     571,480,303          23.35%     5.562%          114   1.40     71.19%     64.46%
5.750% - 6.570%               106   1,702,682,449          69.57%     5.953%          114   1.37     70.06%     62.10%
-----------------------  --------  --------------   ------------   --------   -----------  -----  --------   --------
Total/Weighted Average        156  $2,447,292,353         100.00%     5.821%          114  1.37x     70.47%     62.84%

      Range of Remaining Terms to Maturity in Months - All Mortgage Loans

                                                                                               Weighted Averages
                                                                                --------------------------------------------------
                                       Number        Aggregate       % of
                                         of            Cut-off   Outstanding                 Stated            Cut-off      LTV
                                      Mortgage            Date   Initial Pool   Mortgage    Remaining          Date LTV   Ratio at
Range of Remaining Terms to Maturity   Loans           Balance     Balance        Rate     Term (Mos.)  DSCR    Ratio     Maturity
------------------------------------  --------  --------------   ------------   --------   -----------  -----  --------   --------
44 - 84                                     11  $  173,755,677           7.10%     5.929%           59  1.59x     62.77%     59.53%
85 - 119                                   113   1,788,673,706          73.09%     5.767%          117   1.38     69.80%     62.01%
120 - 147                                   32     484,862,970          19.81%     5.982%          120   1.28     75.68%     67.08%
------------------------------------  --------  --------------   ------------   --------   -----------  -----  --------   --------
                                           156  $2,447,292,353         100.00%     5.821%          114  1.37x     70.47%     62.84%

               Range of Cut-off Date Balances - All Mortgage Loans
                                                                                               Weighted Averages
                                                                             -----------------------------------------------------
                                  Number         Aggregate       % of
                                    of             Cut-off   Outstanding                   Stated             Cut-off       LTV
                                 Mortgage             Date   Initial Pool    Mortgage     Remaining           Date LTV    Ratio at
Range of Cut-off Date Balances    Loans            Balance     Balance         Rate      Term (Mos.)   DSCR    Ratio      Maturity
------------------------------   --------   --------------   ------------    --------    -----------   ----   --------    --------
825,000 - 2,999,999                    20   $   44,466,017           1.82%      5.898%           118   1.33x     66.78%      57.76%
3,000,000 - 3,999,999                  14       49,619,702           2.03%      5.851%           118   1.45      64.92%      55.75%
4,000,000 - 5,999,999                  15       73,097,886           2.99%      5.986%           115   1.32      68.52%      60.19%
6,000,000 - 6,999,999                  15       96,165,370           3.93%      5.817%           114   1.28      71.83%      63.25%
7,000,000 - 9,999,999                  30      247,814,991          10.13%      5.845%           119   1.38      70.43%      59.73%
10,000,000 - 14,999,999                19      228,093,632           9.32%      5.875%           108   1.60      66.32%      60.03%
15,000,000 - 29,999,999                25      529,798,559          21.65%      5.811%           104   1.37      69.16%      62.91%
30,000,000 - 69,999,999                13      564,682,461          23.07%      5.777%           118   1.26      75.14%      69.38%
70,000,000 - 131,883,333                5      613,553,735          25.07%      5.815%           117   1.42      69.59%      60.25%
------------------------------   --------   --------------   ------------    --------    -----------   ----   --------    --------
Total/Weighted Average                156   $2,447,292,353         100.00%      5.821%           114   1.37x     70.47%      62.84%

                Type of Mortgaged Properties - All Mortgage Loans

                           Number       Aggregate            % of              Number      Cut-off Date
                             of          Cut-off          Outstanding            of        Balance per
                         Mortgaged        Date        Initial Pool Units       Units        # of Units
Property Type            Properties      Balance            Balance            or NRA         or NRA
----------------------   ----------   -------------   -------------------    ----------    ------------
Retail                           48     822,605,109                 33.61%    5,497,287          149.64
Anchored                         35     626,706,855                 25.61%    4,457,538          140.59
Unanchored                       12     168,898,254                  6.90%      943,917          178.93
Movie Theater                     1      27,000,000                  1.10%       95,832          281.74
Office                           28     438,296,997                 17.91%    3,526,865          124.27
Multifamily                      31     346,768,426                 14.17%        7,327       47,327.48
Hotel                            26     343,003,643                 14.02%        4,060       84,483.66
Mixed Use                         4     197,325,000                  8.06%    1,625,581          121.39
Industrial                       21     150,306,552                  6.14%    4,796,497           31.34
Manufactured Housing             17      78,638,554                  3.21%        3,403       23,108.60
Self Storage                      8      58,900,071                  2.41%      699,654           84.18
Land                              1      11,448,000                  0.47%       90,170          126.96
----------------------   ----------   -------------   -------------------    ----------    ------------
Total/Weighted Average          184   2,447,292,353                100.00%

                                                    Weighted Average
                       -------------------------------------------------------------------------
                                         Stated                              Cut-off       LTV
                        Mortgage      Remaining                             Date LTV    Ratio at
Property Type             Rate       Term (Mos.)   Occupancy      DSCR       Ratio      Maturity
----------------------  ---------    -----------   ---------    --------    --------    --------
Retail                      5.810%           118       94.59%       1.38       70.77%      61.74%
Anchored                    5.793%           118       93.68%       1.24       76.17%      65.93%
Unanchored                  5.855%           119       97.09%       1.93       50.21%      45.35%
Movie Theater               5.937%           120      100.00%       1.20       74.18%      66.95%
Office                      5.789%           110       91.93%       1.22       75.12%      68.56%
Multifamily                 5.734%           113       94.55%       1.46       69.13%      62.41%
Hotel                       5.987%           111       70.48%       1.57       65.89%      58.34%
Mixed Use                   5.828%           118       91.69%       1.25       69.24%      64.18%
Industrial                  5.784%           104       91.61%       1.35       73.58%      65.69%
Manufactured Housing        5.807%           110       92.47%       1.29       69.42%      61.07%
Self Storage                5.869%           118       83.23%       1.28       66.84%      57.90%
Land                        5.774%           118      100.00%       1.28       54.00%      47.61%
----------------------  ---------    -----------   ---------    --------    --------    --------
Total/Weighted Average      5.821%           114       90.00%    1.37x         70.47%      62.84%

       Mortgaged Properties by State and/or Location - All Mortgage Loans
                                                                                           Weighted Averages
                                                                         -----------------------------------------------------
                              Number       Aggregate         % of
                                of          Cut-off      Outstanding                   Stated             Cut-off       LTV
                            Mortgaged        Date        Initial Pool    Mortgage     Remaining           Date LTV    Ratio at
State/Location              Properties      Balance        Balance         Rate      Term (Mos.)   DSCR    Ratio      Maturity
-------------------------   ----------   -------------   ------------    --------    -----------   ----   --------    --------
California            CA            23     379,045,038          15.49%      5.914%           115   1.26x     70.37%      64.04%
Southern              NCA           16     288,302,926          11.78%      5.913%           118   1.24x     73.08%      66.41%
Northern              SCA            7      90,742,112           3.71%      5.917%           103   1.33x     61.73%      56.53%
New York              NY             9     238,116,122           9.73%      5.774%           118   1.94      52.20%      48.59%
Pennsylvania          PA             7     208,982,057           8.54%      5.888%           112   1.32      73.72%      63.34%
Texas                 TX            19     135,957,143           5.56%      5.683%           118   1.37      71.72%      63.94%
Nevada                NV             1     131,883,333           5.39%      5.464%           113   1.29      72.60%      65.19%
Michigan              MI             9     128,634,838           5.26%      5.750%           105   1.39      73.01%      62.83%
Illinois              IL             9     123,199,673           5.03%      5.813%            96   1.27      76.44%      69.52%
North Carolina        NC            16     121,537,748           4.97%      5.881%           116   1.32      75.65%      69.34%
Colorado              CO             6     119,511,914           4.88%      5.518%           119   1.22      78.17%      73.33%
Arizona               AZ             5     101,959,682           4.17%      5.760%           118   1.29      64.89%      58.81%
Maryland              MD             5      84,804,656           3.47%      5.914%           119   1.24      74.02%      66.05%
Wisconsin             WI             5      83,363,546           3.41%      6.164%           106   1.21      78.46%      63.38%
Georgia               GA            11      79,110,000           3.23%      5.799%           119   1.29      74.20%      67.45%
Florida               FL             7      71,217,812           2.91%      5.706%           101   1.60      61.71%      55.58%
Indiana               IN             4      68,750,220           2.81%      6.198%           120   1.41      75.01%      64.00%
Tennessee             TN             6      44,448,650           1.82%      5.872%           115   1.47      71.04%      62.46%
Virginia              VA             4      37,341,859           1.53%      5.947%           117   1.42      59.80%      54.51%
District of Columbia  DC             1      37,000,000           1.51%      5.942%           120   1.03      88.10%      84.86%
Missouri              MO             2      35,225,000           1.44%      5.970%           110   1.39      73.96%      73.62%
Massachusetts         MA             3      33,704,380           1.38%      5.919%           118   1.29      65.66%      50.79%
Utah                  UT             2      23,040,973           0.94%      5.845%           118   1.30      74.78%      65.39%
Washington            WA             3      21,846,744           0.89%      5.444%            96   1.31      71.97%      59.64%
Ohio                  OH             6      20,096,184           0.82%      6.271%           119   1.20      70.35%      58.86%
Connecticut           CT             2      18,855,970           0.77%      5.930%           132   1.47      68.64%      40.30%
North Dakota          ND             2      16,566,293           0.68%      5.858%           119   1.51      67.00%      55.64%
Louisiana             LA             1      16,468,305           0.67%      5.780%           118   1.35      68.91%      58.18%
South Carolina        SC             3      15,231,250           0.62%      5.858%           119   1.48      69.86%      64.05%
Minnesota             MN             2      10,897,883           0.45%      6.159%           118   1.21      77.38%      62.91%
New Jersey            NJ             2       9,662,792           0.39%      5.653%           118   1.44      70.50%      61.06%
Oregon                OR             2       9,170,674           0.37%      5.756%           118   1.22      71.77%      65.38%
Iowa                  IA             2       8,939,203           0.37%      5.708%           116   1.24      76.70%      64.75%
Mississippi           MS             1       3,600,000           0.15%      5.450%           118   1.28      64.57%      56.50%
Kansas                KS             1       3,325,886           0.14%      5.640%           117   1.77      54.52%      51.60%
Alabama               AL             1       2,671,614           0.11%      5.640%           117   1.77      54.52%      51.60%
Arkansas              AR             1       1,579,110           0.06%      5.300%           111   1.31      71.78%      60.17%
Oklahoma              OK             1       1,545,800           0.06%      6.037%           118   1.31      63.22%      49.16%
-------------------------   ----------   -------------   ------------    --------    -----------   ----   --------    --------
Total/Weighted Average             184   2,447,292,353         100.00%      5.821%           114   1.37x     70.47%      62.84%

 Range of Debt Service Coverage Ratios as of the Cut-off Date - All Mortgage Loans
                                                                                                  Weighted Averages
                                                                                -------------------------------------------------
                                        Number        Aggregate      % of
                                          of            Cut-off  Outstanding                 Stated           Cut-off      LTV
                                       Mortgage            Date  Initial Pool   Mortgage    Remaining         Date LTV   Ratio at
Range of Debt Service Coverage Ratios   Loans           Balance    Balance        Rate     Term (Mos.)  DSCR   Ratio     Maturity
-------------------------------------  --------  --------------  ------------   --------   -----------  ----  --------   --------
1.01x - 1.19x                                 8  $  222,607,000          9.10%     5.852%          120  1.14x    79.76%     71.78%
1.20x - 1.29x                                79   1,399,805,145         57.20%     5.801%          115  1.23     73.87%     65.72%
1.30x - 1.39x                                21     216,531,479          8.85%     5.731%          110  1.33     70.14%     62.37%
1.40x - 1.49x                                15     237,291,410          9.70%     6.014%          119  1.45     69.47%     62.41%
1.50x - 1.74x                                23     167,163,379          6.83%     5.789%          113  1.57     64.30%     56.51%
1.75x - 1.99x                                 6      46,931,404          1.92%     5.773%           91  1.78     63.84%     57.72%
2.00x - 2.49x                                 3     144,962,537          5.92%     5.861%          100  2.31     39.53%     35.79%
2.50x - 5.70x                                 1      12,000,000          0.49%     5.553%          118  5.70     12.49%     12.49%
-------------------------------------  --------  --------------  ------------   --------   -----------  ----  --------   --------
Total/Weighted Average                      156   2,447,292,353        100.00%     5.821%          114  1.37x    70.47%     62.84%

         Range of LTV Ratios as of the Cut-off Date - All Mortgage Loans
                                                                                  Weighted Averages
                                                                 --------------------------------------------------
                         Number        Aggregate      % of
                           of            Cut-off  Outstanding                 Stated            Cut-off      LTV
Range of LTV Ratios     Mortgage            Date  Initial Pool   Mortgage    Remaining          Date LTV   Ratio at
as of the Cut-off Date   Loans           Balance    Balance        Rate     Term (Mos.)  DSCR    Ratio     Maturity
----------------------  --------  --------------  ------------   --------   -----------  -----  --------   --------
12.49% - 50.00%                9  $  178,569,816          7.30%     5.833%          104  2.44x     38.30%     34.48%
50.01% - 60.00%               17     189,478,930          7.74%     5.871%          106   1.36     57.46%     50.37%
60.01% - 70.00%               38     332,121,279         13.57%     5.810%          117   1.42     64.87%     57.50%
70.01% - 75.00%               44     746,503,817         30.50%     5.773%          113   1.32     73.25%     66.45%
75.01% - 80.00%               47     963,618,512         39.37%     5.846%          116   1.22     78.08%     68.74%
80.01% - 88.10%                1      37,000,000          1.51%     5.942%          120   1.03     88.10%     84.86%
----------------------  --------  --------------  ------------   --------   -----------  -----  --------   --------
Total/Weighted Average       156  $2,447,292,353        100.00%     5.821%          114  1.37x     70.47%     62.84%

          Range of LTV Ratios as of Maturity Dates - All Mortgage Loans

                                                                                  Weighted Averages
                                                                   --------------------------------------------------
                          Number        Aggregate       % of
                            of            Cut-off   Outstanding                 Stated            Cut-off      LTV
Range of LTV Ratios      Mortgage            Date   Initial Pool   Mortgage    Remaining          Date LTV   Ratio at
as of the Maturity Date   Loans           Balance     Balance        Rate     Term (Mos.)  DSCR    Ratio     Maturity
-----------------------  --------  --------------   ------------   --------   -----------  -----  --------   --------
12.49% - 30.00%                 3  $   30,439,007           1.24%     5.777%          126  3.06x     43.54%     18.17%
30.01% - 40.00%                 4     120,800,315           4.94%     5.794%          119   2.20     38.68%     33.91%
40.01% - 50.00%                12     106,394,344           4.35%     5.982%           93   1.73     50.85%     44.52%
50.01% - 60.00%                43     395,308,181          16.15%     5.811%          112   1.41     63.19%     55.55%
60.01% - 70.00%                70   1,303,463,481          53.26%     5.844%          116   1.28     74.74%     65.95%
70.01% - 75.00%                20     367,287,026          15.01%     5.671%          112   1.22     78.13%     72.57%
75.01% - 80.00%                 3      86,600,000           3.54%     5.963%          105   1.26     77.22%     77.22%
80.01% - 84.86%                 1      37,000,000           1.51%     5.942%          120   1.03     88.10%     84.86%
-----------------------  --------  --------------   ------------   --------   -----------  -----  --------   --------
Total/Weighted Average        156  $2,447,292,353         100.00%     5.821%          114  1.37x     70.47%     62.84%

      Range of Mortgage Rates as of the Cut-off Date - All Mortgage Loans

                                                                                  Weighted Averages
                                                                   --------------------------------------------------
                          Number        Aggregate       % of
                            of            Cut-off   Outstanding                 Stated            Cut-off      LTV
Range of Mortgage Rates  Mortgage            Date   Initial Pool   Mortgage    Remaining          Date LTV   Ratio at
as of the Cut-off Date    Loans           Balance     Balance        Rate     Term (Mos.)  DSCR    Ratio     Maturity
-----------------------  --------  --------------   ------------   --------   -----------  -----  --------   --------
5.084% - 5.249%                 1  $   11,764,196           0.48%     5.084%          108  1.35x     70.02%     53.57%
5.250% - 5.449%                 7     161,365,405           6.59%     5.403%          110   1.29     72.17%     65.56%
5.450% - 5.749%                42     571,480,303          23.35%     5.562%          114   1.40     71.19%     64.46%
5.750% - 6.570%               106   1,702,682,449          69.57%     5.953%          114   1.37     70.06%     62.10%
-----------------------  --------  --------------   ------------   --------   -----------  -----  --------   --------
Total/Weighted Average        156  $2,447,292,353         100.00%     5.821%          114  1.37x     70.47%     62.84%

      Range of Remaining Terms to Maturity in Months - All Mortgage Loans

                                                                                               Weighted Averages
                                                                                --------------------------------------------------
                                       Number        Aggregate       % of
                                         of            Cut-off   Outstanding                 Stated            Cut-off      LTV
                                      Mortgage            Date   Initial Pool   Mortgage    Remaining          Date LTV   Ratio at
Range of Remaining Terms to Maturity   Loans           Balance     Balance        Rate     Term (Mos.)  DSCR    Ratio     Maturity
------------------------------------  --------  --------------   ------------   --------   -----------  -----  --------   --------
44 - 84                                     11  $  173,755,677           7.10%     5.929%           59  1.59x     62.77%     59.53%
85 - 119                                   113   1,788,673,706          73.09%     5.767%          117   1.38     69.80%     62.01%
120 - 147                                   32     484,862,970          19.81%     5.982%          120   1.28     75.68%     67.08%
------------------------------------  --------  --------------   ------------   --------   -----------  -----  --------   --------
                                           156  $2,447,292,353         100.00%     5.821%          114  1.37x     70.47%     62.84%

                  Range of Cut-off Date Balances - Loan Group 2

                                                                                           Weighted Averages
                                                                        -----------------------------------------------------
                                  Number     Aggregate      % of
                                    of        Cut-off       Loan                    Stated             Cut-off       LTV
                                 Mortgage       Date       Group 2    Mortgage     Remaining           Date LTV    Ratio at
Range of Cut-off Date Balances    Loans       Balance      Balance      Rate      Term (Mos.)   DSCR    Ratio      Maturity
------------------------------   --------   ------------   -------    --------    -----------   ----   --------    --------
1,579,110 - 2,999,999                   5   $ 11,787,235      3.64%      5.830%           117   1.37x     61.18%      52.45%
3,000,000 - 3,999,999                   1      3,916,665      1.21%      5.900%           119   1.32      79.93%      67.66%
4,000,000 - 6,999,999                   3     17,325,883      5.35%      5.781%            96   1.22      73.12%      67.64%
7,000,000 - 9,999,999                   4     35,582,810     11.00%      5.656%           118   1.41      72.81%      63.26%
10,000,000 - 14,999,999                 4     46,554,000     14.39%      5.928%            89   1.23      66.64%      62.92%
15,000,000 - 29,999,999                 8    164,773,402     50.93%      5.819%           118   1.26      72.86%      66.04%
30,000,000 - 43,612,290                 1     43,612,290     13.48%      5.384%           111   1.30      73.79%      68.44%
------------------------------   --------   ------------   -------    --------    -----------   ----   --------    --------
Total/Weighted Average                 26    323,552,285    100.00%      5.758%           112   1.28x     71.76%      65.22%

                 Range of Cut-off Date Balances - Loan Group I

                                                   Number of                            % of Loan
                                                   Mortgage    Aggregate Cut-off Date    Group 1
Range of Cut-off Date Balances                       Loans            Balance            Balance
------------------------------------------------   ---------   ----------------------   ---------
825,000 - 2,999,999                                       15   $           32,678,782        1.54%
3,000,000 - 3,999,999                                     13               45,703,037        2.15%
4,000,000 - 5,999,999                                     14               68,737,886        3.24%
6,000,000 - 6,999,999                                     13               83,199,486        3.92%
7,000,000 - 9,999,999                                     26              212,232,181        9.99%
10,000,000 - 14,999,999                                   15              181,539,632        8.55%
15,000,000 - 29,999,999                                   17              365,025,157       17.19%
30,000,000 - 49,999,999                                    7              242,995,171       11.44%
50,000,000 - 69,999,999                                    5              278,075,000       13.09%
70,000,000 - 131,883,333                                   5              613,553,735       28.89%
------------------------------------------------   ---------   ----------------------   ---------
Total/Weighted Average                                   130   $        2,123,740,068      100.00%

                                                                              Weighted Averages
                                                   ---------------------------------------------------------------------
                                                                        Stated
                                                                    Remaining Term           Cut-off Date     LTV Ratio
Range of Cut-off Date Balances                     Mortgage Rate        (Mos.)       DSCR     LTV Ratio      at Maturity
------------------------------------------------   -------------    --------------   -----   ------------    -----------
825,000 - 2,999,999                                        5.923%              118   1.31 x         68.80%         59.68%
3,000,000 - 3,999,999                                      5.846%              118    1.46          63.64%         54.73%
4,000,000 - 5,999,999                                      5.992%              114    1.33          67.93%         59.56%
6,000,000 - 6,999,999                                      5.827%              118    1.29          71.87%         62.70%
7,000,000 - 9,999,999                                      5.876%              119    1.37          70.03%         59.14%
10,000,000 - 14,999,999                                    5.862%              113    1.70          66.24%         59.29%
15,000,000 - 29,999,999                                    5.807%               98    1.42          67.49%         61.50%
30,000,000 - 49,999,999                                    5.762%              119    1.24          77.20%         72.27%
50,000,000 - 69,999,999                                    5.851%              119    1.27          73.55%         67.01%
70,000,000 - 131,883,333                                   5.815%              117    1.42          69.59%         60.25%
------------------------------------------------   -------------    --------------   -----   ------------    -----------
Total/Weighted Average                                     5.831%              114   1.39x          70.27%         62.48%

                   Type of Mortgaged Properties - Loan Group 1



                                                                                          Date
                                                                                         Balance
                                                             Group                         per
                                                               1           Number           #
                              Number         Aggregate         %             of            of
                                of            Cut-off          of          Units          Units
                            Mortgaged           Date          Loan           or            or
Property Type               Properties        Balance       Balance         NRA            NRA
-----------------------   --------------   --------------   -------    --------------   ---------
Retail                                48   $  822,605,109     38.73%        5,497,287      149.64
Anchored                              35      626,706,855     29.51%        4,457,538      140.59
Unanchored                            12      168,898,254      7.95%          943,917      178.93
Movie Theater                          1       27,000,000      1.27%           95,832      281.74
Office                                28      438,296,997     20.64%        3,526,865      124.27
Hotel                                 26      343,003,643     16.15%            4,060   84,483.66
Mixed Use                              4      197,325,000      9.29%        1,625,581      121.39
Industrial                            21      150,306,552      7.08%        4,796,497       31.34
Self Storage                           8       58,900,071      2.77%          699,654       84.18
Multifamily                            9       51,456,814      2.42%            2,152   23,911.16
Manufactured Housing                  11       50,397,881      2.37%            2,339   21,546.76
Land                                   1       11,448,000      0.54%           90,170      126.96
-----------------------   --------------   --------------   -------    --------------   ---------
Total/Weighted Average               156   $2,123,740,068    100.00%

                                                   Weighted Averages
                          --------------------------------------------------------------------
                                          Stated                           Cut-off      LTV
                                        Remaining                           Date       Ratio
                          Mortgage         Term                              LTV         at
Property Type               Rate          (Mos.)       Occupancy    DSCR    Ratio     Maturity
-----------------------   --------    --------------   ---------    ----   -------    --------
  Retail                     5.810%              118       94.59%   1.38     70.77%      61.74%
  Anchored                   5.793%              118       93.68%   1.24     76.17%      65.93%
  Unanchored                 5.855%              119       97.09%   1.93     50.21%      45.35%
  Movie Theater              5.937%              120      100.00%   1.20     74.18%      66.95%
Office                       5.789%              110       91.93%   1.22     75.12%      68.56%
Hotel                        5.987%              111       70.48%   1.57     65.89%      58.34%
Mixed Use                    5.828%              118       91.69%   1.25     69.24%      64.18%
Industrial                   5.784%              104       91.61%   1.35     73.58%      65.69%
Self Storage                 5.869%              118       83.23%   1.28     66.84%      57.90%
Multifamily                  5.586%              118       93.42%   2.53     52.44%      44.53%
Manufactured Housing         5.847%              112       91.09%   1.27     69.73%      60.53%
Land                         5.774%              118      100.00%   1.28     54.00%      47.61%
-----------------------   --------    --------------   ---------    ----   -------    --------
Total/Weighted Average       5.831%              114       89.27%   1.39x    70.27%      62.48%

          Mortgaged Properties by State and/or Location - Loan Group 1



                                 Number of                               % of Loan
                                  Mortgage      Aggregate Cut-off Date    Group 1
State/Location                     Loans               Balance            Balance
-----------------------   --   --------------   ----------------------   ---------
California                CA               19   $          327,524,635       15.42%
Southern                                   15              262,332,523       12.35%
Northern                                    4               65,192,112        3.07%
New York                  NY                8              220,116,122       10.36%
Pennsylvania              PA                7              208,982,057        9.84%
Nevada                    NV                1              131,883,333        6.21%
Michigan                  MI                8              119,461,028        5.63%
Colorado                  CO                5              116,645,914        5.49%
Arizona                   AZ                4               99,965,374        4.71%
North Carolina            NC               13               95,537,748        4.50%
Texas                     TX               16               89,694,143        4.22%
Maryland                  MD                5               84,804,656        3.99%
Wisconsin                 WI                5               83,363,546        3.93%
Illinois                  IL                8               79,587,383        3.75%
Indiana                   IN                4               68,750,220        3.24%
Virginia                  VA                4               37,341,859        1.76%
District of Columbia      DC                1               37,000,000        1.74%
Georgia                   GA                7               36,347,000        1.71%
Missouri                  MO                2               35,225,000        1.66%
Florida                   FL                4               34,919,994        1.64%
Massachusetts             MA                3               33,704,380        1.59%
Tennessee                 TN                5               27,448,650        1.29%
Utah                      UT                2               23,040,973        1.08%
Ohio                      OH                6               20,096,184        0.95%
Connecticut               CT                2               18,855,970        0.89%
Louisiana                 LA                1               16,468,305        0.78%
South Carolina            SC                3               15,231,250        0.72%
Washington                WA                1               11,764,196        0.55%
Minnesota                 MN                2               10,897,883        0.51%
New Jersey                NJ                2                9,662,792        0.45%
Iowa                      IA                2                8,939,203        0.42%
North Dakota              ND                1                6,966,293        0.33%
Mississippi               MS                1                3,600,000        0.17%
Kansas                    KS                1                3,325,886        0.16%
Alabama                   AL                1                2,671,614        0.13%
Oregon                    OR                1                2,370,674        0.11%
Oklahoma                  OK                1                1,545,800        0.07%
-----------------------   --   --------------   ----------------------   ---------
Total/Weighted Average                    156   $        2,123,740,068      100.00%

                                                     Weighted Averages
                          ---------------------------------------------------------------------
                                               Stated
                                           Remaining Term           Cut-off Date     LTV Ratio
State/Location            Mortgage Rate        (Mos.)       DSCR     LTV Ratio      at Maturity
-----------------------   -------------    --------------   -----   ------------    -----------
California                        5.843%              118   1.27x          70.71%         64.91%
Southern                          5.848%              118   1.24x          72.57%         66.86%
Northern                          5.823%              118   1.38x          63.20%         57.08%
New York                          5.762%              118    1.98          51.51%         47.60%
Pennsylvania                      5.888%              112    1.32          73.72%         63.34%
Nevada                            5.464%              113    1.29          72.60%         65.19%
Michigan                          5.753%              104    1.40          72.49%         62.49%
Colorado                          5.512%              119    1.22          78.17%         73.44%
Arizona                           5.761%              118    1.28          65.19%         59.14%
North Carolina                    5.879%              115    1.33          77.01%         70.25%
Texas                             5.723%              118    1.44          70.16%         61.36%
Maryland                          5.914%              119    1.24          74.02%         66.05%
Wisconsin                         6.164%              106    1.21          78.46%         63.38%
Illinois                          6.048%               87    1.25          77.89%         70.11%
Indiana                           6.198%              120    1.41          75.01%         64.00%
Virginia                          5.947%              117    1.42          59.80%         54.51%
District of Columbia              5.942%              120    1.03          88.10%         84.86%
Georgia                           6.015%              120    1.36          69.90%         62.95%
Missouri                          5.970%              110    1.39          73.96%         73.62%
Florida                           5.905%               84    1.98          54.96%         50.32%
Massachusetts                     5.919%              118    1.29          65.66%         50.79%
Tennessee                         5.842%              113    1.59          66.62%         55.91%
Utah                              5.845%              118    1.30          74.78%         65.39%
Ohio                              6.271%              119    1.20          70.35%         58.86%
Connecticut                       5.930%              132    1.47          68.64%         40.30%
Louisiana                         5.780%              118    1.35          68.91%         58.18%
South Carolina                    5.858%              119    1.48          69.86%         64.05%
Washington                        5.084%              108    1.35          70.02%         53.57%
Minnesota                         6.159%              118    1.21          77.38%         62.91%
New Jersey                        5.653%              118    1.44          70.50%         61.06%
Iowa                              5.708%              116    1.24          76.70%         64.75%
North Dakota                      6.213%              118    1.20          79.16%         61.92%
Mississippi                       5.450%              118    1.28          64.57%         56.50%
Kansas                            5.640%              117    1.77          54.52%         51.60%
Alabama                           5.640%              117    1.77          54.52%         51.60%
Oregon                            6.020%              118    1.26          70.14%         59.64%
Oklahoma                          6.037%              118    1.31          63.22%         49.16%
-----------------------   -------------    --------------   -----   ------------    -----------
Total/Weighted Average            5.831%              114   1.39x          70.27%         62.48%

   Range of Debt Service Coverage Ratios as of the Cut-off Date - Loan Group 1



                                                   Number of                            % of Loan
                                                   Mortgage    Aggregate Cut-off Date    Group 1
Range of Debt Service Coverage Ratios                Loans            Balance            Balance
------------------------------------------------   ---------   ----------------------   ---------
1.01x - 1.19x                                              8   $          222,607,000       10.48%
1.20x - 1.29x                                             63            1,178,679,050       55.50%
1.30x - 1.39x                                             14              143,699,596        6.77%
1.40x - 1.49x                                             14              219,291,410       10.33%
1.50x - 1.74x                                             22              157,563,379        7.42%
1.75x - 1.99x                                              5               44,937,096        2.12%
2.00x - 2.49x                                              3              144,962,537        6.83%
2.50x - 5.70x                                              1               12,000,000        0.57%
------------------------------------------------   ---------   ----------------------   ---------
Total/Weighted Average                                   130   $        2,123,740,068      100.00%

                                                                              Weighted Averages
                                                   ---------------------------------------------------------------------
                                                                        Stated
                                                                    Remaining Term           Cut-off Date     LTV Ratio
Range of Debt Service Coverage Ratios              Mortgage Rate        (Mos.)       DSCR     LTV Ratio      at Maturity
------------------------------------------------   -------------    --------------   -----   ------------    -----------
1.01x - 1.19x                                              5.852%              120   1.14x          79.76%         71.78%
1.20x - 1.29x                                              5.796%              116    1.23          74.01%         65.67%
1.30x - 1.39x                                              5.837%              108    1.34          68.78%         60.30%
1.40x - 1.49x                                              6.022%              119    1.45          70.20%         62.56%
1.50x - 1.74x                                              5.801%              113    1.56          64.68%         56.84%
1.75x - 1.99x                                              5.775%               90    1.78          64.46%         58.41%
2.00x - 2.49x                                              5.861%              100    2.31          39.53%         35.79%
2.50x - 5.70x                                              5.553%              118    5.70          12.49%         12.49%
------------------------------------------------   -------------    --------------   -----   ------------    -----------
Total/Weighted Average                                     5.831%              114   1.39x          70.27%         62.48%

            Range of LTV Ratios as of the Cut-off Date - Loan Group 1



                                                   Number of                            % of Loan
                                                   Mortgage    Aggregate Cut-off Date    Group 1
Range of LTV Ratios as of the Cut-off Date           Loans            Balance            Balance
------------------------------------------------   ---------   ----------------------   ---------
12.49% - 50.00%                                            7   $          174,025,508        8.19%
50.01% - 60.00%                                           13              154,081,112        7.26%
60.01% - 70.00%                                           35              280,621,279       13.21%
70.01% - 75.00%                                           36              616,083,534       29.01%
75.01% - 88.10%                                           39              898,928,635       42.33%
------------------------------------------------   ---------   ----------------------   ---------
                                                         130   $        2,123,740,068      100.00%

                                                                              Weighted Averages
                                                   ---------------------------------------------------------------------
                                                                        Stated
                                                                    Remaining Term           Cut-off Date     LTV Ratio
Range of LTV Ratios as of the Cut-off Date         Mortgage Rate        (Mos.)       DSCR     LTV Ratio      at Maturity
------------------------------------------------   -------------    --------------   -----   ------------    -----------
12.49% - 50.00%                                            5.834%              103   2.46x          38.02%         34.30%
50.01% - 60.00%                                            5.834%              112    1.36          57.18%         49.40%
60.01% - 70.00%                                            5.845%              117    1.44          64.64%         56.82%
70.01% - 75.00%                                            5.811%              114    1.33          73.25%         66.15%
75.01% - 88.10%                                            5.840%              116    1.21          78.47%         69.42%
------------------------------------------------   -------------    --------------   -----   ------------    -----------
                                                           5.831%              114   1.39x          70.27%         62.48%

             Range of LTV Ratios as of Maturity Dates - Loan Group 1



                                                   Number of                            % of Loan
                                                   Mortgage    Aggregate Cut-off Date    Group 1
Range of LTV Ratios as of the Maturity Date          Loans            Balance            Balance
------------------------------------------------   ---------   ----------------------   ---------
12.49% - 40.00%                                            7   $          151,239,321        7.12%
40.01% - 50.00%                                            9               99,052,219        4.66%
50.01% - 60.00%                                           40              362,708,181       17.08%
60.01% - 70.00%                                           54            1,070,367,321       50.40%
70.01% - 80.00%                                           19              403,373,026       18.99%
80.01% - 84.86%                                            1               37,000,000        1.74%
------------------------------------------------   ---------   ----------------------   ---------
                                                         130   $        2,123,740,068      100.00%

                                                                              Weighted Averages
                                                   ---------------------------------------------------------------------
                                                                        Stated
                                                                    Remaining Term           Cut-off Date     LTV Ratio
Range of LTV Ratios as of the Maturity Date        Mortgage Rate        (Mos.)       DSCR     LTV Ratio      at Maturity
------------------------------------------------   -------------    --------------   -----   ------------    -----------
12.49% - 40.00%                                            5.791%              120   2.37x          39.66%         30.74%
40.01% - 50.00%                                            5.983%               91    1.75          50.74%         44.53%
50.01% - 60.00%                                            5.793%              115    1.42          63.59%         55.59%
60.01% - 70.00%                                            5.872%              116    1.28          75.14%         65.98%
70.01% - 80.00%                                            5.724%              110    1.22          78.00%         73.62%
80.01% - 84.86%                                            5.942%              120    1.03          88.10%         84.86%
------------------------------------------------   -------------    --------------   -----   ------------    -----------
                                                           5.831%              114   1.39x          70.27%         62.48%

          Range of Mortgage Rates as of the Cut-off Date - Loan Group 1



                                                   Number of                            % of Loan
                                                   Mortgage    Aggregate Cut-off Date    Group 1
Range of Mortgage Rates as of the Cut-off Date       Loans            Balance            Balance
------------------------------------------------   ---------   ----------------------   ---------
5.084% - 5.249%                                            1   $           11,764,196        0.55%
5.250% - 5.449%                                            4               93,174,005        4.39%
5.450% - 5.749%                                           33              469,360,185       22.10%
5.750% - 6.494%                                           92            1,549,441,681       72.96%
------------------------------------------------   ---------   ----------------------   ---------
                                                         130   $        2,123,740,068      100.00%

                                                                              Weighted Averages
                                                   ---------------------------------------------------------------------
                                                                        Stated
                                                                    Remaining Term           Cut-off Date     LTV Ratio
Range of Mortgage Rates as of the Cut-off Date     Mortgage Rate        (Mos.)       DSCR     LTV Ratio      at Maturity
------------------------------------------------   -------------    --------------   -----   ------------    -----------
5.084% - 5.249%                                            5.084%              108   1.35x          70.02%         53.57%
5.250% - 5.449%                                            5.403%              108    1.31          72.03%         65.44%
5.450% - 5.749%                                            5.565%              114    1.42          70.82%         64.04%
5.750% - 6.494%                                            5.943%              115    1.38          70.00%         61.89%
------------------------------------------------   -------------    --------------   -----   ------------    -----------
                                                           5.831%              114   1.39x          70.27%         62.48%

          Range of Remaining Terms to Maturity in Months - Loan Group 1



                                                   Number of                            % of Loan
                                                   Mortgage    Aggregate Cut-off Date    Group 1
Range of Remaining Terms to Maturity                 Loans            Balance            Balance
------------------------------------------------   ---------   ----------------------   ---------
44 - 84                                                    8   $          144,589,794        6.81%
85 - 119                                                  91            1,496,837,304       70.48%
120 - 147                                                 31              482,312,970       22.71%
------------------------------------------------   ---------   ----------------------   ---------
                                                         130   $        2,123,740,068      100.00%

                                                                              Weighted Averages
                                                   ---------------------------------------------------------------------
                                                                        Stated
                                                                    Remaining Term           Cut-off Date     LTV Ratio
Range of Remaining Terms to Maturity               Mortgage Rate        (Mos.)       DSCR     LTV Ratio      at Maturity
------------------------------------------------   -------------    --------------   -----   ------------    -----------
44 - 84                                                    5.891%               59   1.67x          63.02%         59.70%
85 - 119                                                   5.776%              117    1.40          69.18%         61.22%
120 - 147                                                  5.983%              120    1.28          75.82%         67.22%
------------------------------------------------   -------------    --------------   -----   ------------    -----------
                                                           5.831%              114   1.39x          70.27%         62.48%

                   Type of Mortgaged Properties - Loan Group 2

                           Number      Aggregate      % of      Number   Cut-off Date
                             of         Cut-off       Loan        of     Balance per
                         Mortgaged        Date       Group 2    Units     # of Units
Property Type            Properties     Balance      Balance    or NRA      or NRA
----------------------   ----------   ------------   -------    ------   ------------
Multifamily                      22   $295,311,612     91.27%    5,175   $  57,065.05
Manufactured Housing              6   $ 28,240,673      8.73%    1,064   $  26,541.99
----------------------   ----------   ------------   -------    ------   ------------
Total/Weighted Average           28   $323,552,285    100.00%    6,239

                                              Weighted Average
                       -----------------------------------------------------------------

                                     Stated                           Cut-off       LTV
                       Mortgage     Remaining                         Date LTV    Ratio at
Property Type            Rate      Term (Mos.)   Occupancy    DSCR     Ratio      Maturity
---------------------- --------    -----------   ---------    -----   --------    --------
Multifamily               5.760%           112       94.75%   1.27x      72.04%      65.52%
Manufactured Housing      5.736%           105       94.93%   1.33x      68.85%      62.05%
---------------------- --------    -----------   ---------    -----   --------    --------
Total/Weighted Average    5.758%           112       94.77%   1.28x      71.76%      65.22%

          Mortgaged Properties by State and/or Location - Loan Group 2

                                                                               Weighted Average
                                                            -----------------------------------------------------
                      Number      Aggregate      % of
                        of         Cut-off       Loan                    Stated              Cut-off       LTV
                    Mortgaged        Date       Group 2    Mortgage     Remaining            Date LTV    Ratio at
State/Location      Properties     Balance      Balance      Rate      Term (Mos.)   DSCR     Ratio      Maturity
-----------------   ----------   ------------   -------    --------    -----------   -----   --------    --------
California     CA            4   $ 51,520,402     15.92%      6.366%            92   1.20x      68.18%      58.50%
Southern                     1     25,970,402      8.03%      6.570%           119   1.20x      78.22%      61.82%
Northern                     3     25,550,000      7.90%      6.158%            64   1.20x      57.98%      55.12%
Texas          TX            3   $ 46,263,000     14.30%      5.606%           117   1.24x      74.74%      68.94%
Illinois       IL            1   $ 43,612,290     13.48%      5.384%           111   1.30x      73.79%      68.44%
Georgia        GA            4   $ 42,763,000     13.22%      5.616%           118   1.23x      77.86%      71.29%
Florida        FL            3   $ 36,297,818     11.22%      5.514%           117   1.24x      68.21%      60.64%
North Carolina NC            3   $ 26,000,000      8.04%      5.888%           119   1.29x      70.65%      66.01%
New York       NY            1   $ 18,000,000      5.56%      5.924%           118   1.44x      60.61%      60.61%
Tennessee      TN            1   $ 17,000,000      5.25%      5.920%           118   1.28x      78.16%      73.05%
Washington     WA            2   $ 10,082,548      3.12%      5.863%            81   1.26x      74.24%      66.71%
North Dakota   ND            1   $  9,600,000      2.97%      5.600%           119   1.74x      58.18%      51.09%
Michigan       MI            1   $  9,173,810      2.84%      5.719%           117   1.29x      79.77%      67.30%
Oregon         OR            1   $  6,800,000      2.10%      5.664%           118   1.20x      72.34%      67.38%
Colorado       CO            1   $  2,866,000      0.89%      5.750%           117   1.30x      78.09%      68.82%
Arizona        AZ            1   $  1,994,308      0.62%      5.720%           117   1.79x      49.86%      42.06%
Arkansas       AR            1   $  1,579,110      0.49%      5.300%           111   1.31x      71.78%      60.17%
-----------------   ----------   ------------   -------    --------    -----------   -----   --------    --------
                            28   $323,552,285    100.00%      5.758%           112   1.28x      71.76%      65.22%

   Range of Debt Service Coverage Ratios as of the Cut-off Date - Loan Group 2

                                                                                           Weighted Average
                                                                        -----------------------------------------------------
                                  Number     Aggregate      % of
                                    of        Cut-off       Loan                    Stated              Cut-off       LTV
Range of                         Mortgage       Date       Group 2    Mortgage     Remaining            Date LTV    Ratio at
Debt Service Coverage Ratios      Loans       Balance      Balance      Rate      Term (Mos.)   DSCR     Ratio      Maturity
------------------------------   --------   ------------   -------    --------    -----------   -----   --------    --------
1.20x - 1.29x                          16   $221,126,095     68.34%      5.828%           110   1.23x      73.10%      66.01%
1.30x - 1.39x                           7   $ 72,831,882     22.51%      5.523%           114   1.31x      72.83%      66.44%
1.40x - 1.49x                           1   $ 18,000,000      5.56%      5.924%           118   1.44x      60.61%      60.61%
1.50x - 1.79x                           2   $ 11,594,308      3.58%      5.621%           119   1.75x      56.75%      49.54%
------------------------------   --------   ------------   -------    --------    -----------   -----   --------    --------
Total/Weighted Average                 26   $323,552,285    100.00%      5.758%           112   1.28x      71.76%      65.22%

            Range of LTV Ratios as of the Cut-off Date - Loan Group 2

                                                                                           Weighted Average
                                                                        -----------------------------------------------------
                                  Number     Aggregate      % of
                                    of        Cut-off       Loan                    Stated              Cut-off       LTV
Range of LTV Ratios              Mortgage       Date       Group 2    Mortgage     Remaining            Date LTV    Ratio at
as of the Cut-off Date            Loans       Balance      Balance      Rate      Term (Mos.)   DSCR     Ratio      Maturity
------------------------------   --------   ------------   -------    --------    -----------   -----   --------    --------
48.30% - 60.00%                         6   $ 39,942,125     12.34%      6.007%            84   1.37x      57.61%      53.09%
60.01% - 70.00%                         3   $ 51,500,000     15.92%      5.618%           118   1.31x      66.12%      61.24%
70.01% - 75.00%                         8   $130,420,283     40.31%      5.598%           113   1.27x      73.25%      67.87%
75.01% - 77.50%                         1   $ 16,100,000      4.98%      5.460%           117   1.22x      75.76%      70.36%
77.51% - 79.93%                         8   $ 85,589,877     26.45%      6.024%           118   1.25x      78.73%      68.26%
------------------------------   --------   ------------   -------    --------    -----------   -----   --------    --------
                                       26   $323,552,285    100.00%      5.758%           112   1.28x      71.76%      65.22%

            Range of LTV Ratios as of Maturity Dates - Loan Group 2

                                                                                           Weighted Average
                                                                        -----------------------------------------------------
                                  Number     Aggregate      % of
                                    of        Cut-off       Loan                    Stated              Cut-off       LTV
Range of LTV Ratios              Mortgage       Date       Group 2    Mortgage     Remaining            Date LTV    Ratio at
as of the Maturity Date           Loans       Balance      Balance      Rate      Term (Mos.)   DSCR     Ratio      Maturity
------------------------------   --------   ------------   -------    --------    -----------   -----   --------    --------
40.84% - 50.00%                         3   $  7,342,125      2.27%      5.975%           119   1.41x      52.30%      44.40%
50.01% - 60.00%                         3   $ 32,600,000     10.08%      6.014%            76   1.36x      58.80%      55.05%
60.01% - 70.00%                        16   $233,096,160     72.04%      5.717%           115   1.27x      72.92%      65.79%
70.01% - 73.86%                         4   $ 50,514,000     15.61%      5.747%           118   1.24x      77.62%      72.16%
------------------------------   --------   ------------   -------    --------    -----------   -----   --------    --------
                                       26   $323,552,285    100.00%      5.758%           112   1.28x      71.76%      65.22%

         Range of Mortgage Rates as of the Cut-off Date - Loan Group 2

                                                                                           Weighted Average
                                                                        -----------------------------------------------------
                                  Number     Aggregate      % of
                                    of        Cut-off       Loan                    Stated              Cut-off       LTV
Range of Mortgage Rates          Mortgage       Date       Group 2    Mortgage     Remaining            Date LTV    Ratio at
as of the Cut-off Date            Loans       Balance      Balance      Rate      Term (Mos.)   DSCR     Ratio      Maturity
------------------------------   --------   ------------   -------    --------    -----------   -----   --------    --------
5.300% - 5.449%                         3   $ 68,191,400     21.08%      5.401%           113   1.27x      72.36%      65.73%
5.450% - 5.599%                         5   $ 74,552,000     23.04%      5.510%           117   1.25x      74.62%      68.82%
5.600% - 5.749%                         4   $ 27,568,118      8.52%      5.664%           118   1.46x      68.26%      59.85%
5.750% - 6.570%                        14   $153,240,768     47.36%      6.053%           107   1.27x      70.73%      64.20%
------------------------------   --------   ------------   -------    --------    -----------   -----   --------    --------
                                       26   $323,552,285    100.00%      5.758%           112   1.28x      71.76%      65.22%

         Range of Remaining Terms to Maturity in Months - Loan Group 2

                                                                                           Weighted Average
                                                                        -----------------------------------------------------
                                  Number     Aggregate      % of
                                    of        Cut-off       Loan                    Stated              Cut-off       LTV
Range of Remaining               Mortgage       Date       Group 2    Mortgage     Remaining            Date LTV    Ratio at
Terms to Maturity                 Loans       Balance      Balance      Rate      Term (Mos.)   DSCR     Ratio      Maturity
------------------------------   --------   ------------   -------    --------    -----------   -----   --------    --------
57 - 115                                5   $ 74,357,283     22.98%      5.668%            90   1.26x      68.93%      64.44%
116 - 120                              21   $249,195,002     77.02%      5.784%           118   1.28x      72.60%      65.45%
------------------------------   --------   ------------   -------    --------    -----------   -----   --------    --------
                                       26   $323,552,285    100.00%      5.758%           112   1.28x      71.76%      65.22%

FOOTNOTES TO ANNEX A-1

1. GACC - German American Capital Corporation; GECC - General Electric Capital Corporation; BofA - Bank of America, National Association; CWCapital - CWCapital LLC.

2. With respect to Desert Passage, the interest rate is rounded to four decimals.

3. The Administrative Fee Rate includes the primary servicing fee, master servicing fee, correspondent fee, sub-servicing fee and trustee fees applicable to each mortgage loan.

4. Annual Debt Service, Monthly Debt Service and DSCR for loans with partial interest-only periods are shown after the expiration of the interest only period.

5. For the mortgage loan known as Fern Hill Medical Center, the interest only period is from months 85 through 108 of the loan term. For the mortgage loan known as Dundee Park, the interest only period is from months 73 through 84 of the loan term.

6. With respect to the lockbox, "Hard" means each tenant is required to transfer its rent directly to the lockbox account; "Soft" means that the borrower or property manager collects rents from the tenants and then the borrower or property manager is required to deposit these rents into the lockbox account; "None at Closing, Springing Hard" or "Soft at Closing, Springing Hard" means that no lockbox or a soft lockbox, as applicable, exists at closing, but upon the occurrence of a trigger event, as defined in the related loan documents, each tenant will be instructed to transfer its rent directly to the lockbox account; "None at Closing, Springing Soft" means that no lockbox exists at closing, but upon occurrence of a trigger event, as defined in the related loan documents, a "Soft" lockbox (as described above) will take effect.

7. With respect to the mortgage loan known as the Equitable Building, the mortgage loan is recourse to the sponsor (up to $2,500,000) until such time that the mortgaged property is 90% occupied and the related mortgaged property achieves a DSCR of at least 1.25x. The DSCR for the related Mortgage Loan is shown throughout this prospectus supplement at 1.25x, reflecting the threshold at which the recourse guaranty will be released. The current actual DSCR is 1.14x.

      With respect to the mortgage loans listed in (i) through (xii) below, DSCR was calculated after netting out the holdback reserve amounts or amounts available under letters of credit as described under "Description of the Mortgage Pool - Additional Information -Definitions" in the prospectus supplement.

      i. Galleria Corporate Centre - See the large loan summary for the Galleria Corporate Centre loan contained in Annex B for a detailed description of the letter of credit relating to the Galleria Corporate Centre loan;

      ii. Windsor Lake Apartments - $5,000,000 letter of credit is being held by the lender as additional security for the mortgage loan until the debt service coverage ratio as determined by the lender is equal to or greater than 1.20x (without taking into account the letter of credit) and the loan-to-value ratio as determined by the lender is equal to or less than 80%, provided that such release may only occur prior to February 12, 2006;

      iii. Costco Plaza - $1,018,600 letter of credit ($926,000 earn out) is held as additional security for the mortgage loan unless the borrower requests redetermination by April 1, 2008, and lender determines that certain requirements, including a 1.20x DSCR based on a 6.70% minimum constant, and a maximum of 80% LTV, have been satisfied. The borrower has the right to request two redeterminations. If the borrower does not qualify or only partially qualifies for the release, the lender has the option to hold the letter of credit for the term or to apply the letter of credit to the outstanding principal loan balance, and principal and interest payments are recalculated on the

                                     A-1-2
            new loan balance. Any proceeds for which the borrower qualifies shall be released to the borrower, less any required fees. For purposes of calculating DSCR used in this prospectus supplement, the annual debt service is based on netting out the $1,018,600 letter of credit, less $92,600 in fees, from the original balance of $30,208,000;

      iv. Verandas at Blairstone - $800,000 holdback is being held by the lender as additional security for the mortgage loan. The borrower is entitled to seek a one-time release of the holdback amount within 6 months of the closing date of the mortgage loan provided that the DSCR at the time of the request is 1.20x or greater. The amount of the disbursement will equal an amount, when added to $22,200,000, provides for a debt service coverage ratio of 1.20x (as calculated by the lender utilizing the net rental income and expense for the prior 3 month period annualized;

      v. 542 Brannan Street - $1,650,000 holdback is being held by the lender as additional security for the mortgag e loan until the debt service coverage ratio as determined by the lender is equal to or greater than 1.20x and the mortgaged property maintains a minimum occupancy rate of 90% for the immediately trailing twelve (12) months, provided that such release may only occur prior to March 24, 2008;

      vi. 530 Brannan Street - $1,150,000 holdback is being held by the lender as additional security for the mortgage loan until the debt service coverage ratio as determined by the lender is equal to or greater than 1.20x and the mortgaged property maintains a minimum occupancy rate of 90% for the immediately trailing twelve (12) months, provided that such release may only occur prior to March 24, 2008;

      vii. Grandview Marketplace - $392,700 reserve ($357,000 earnout) is held as additional security for the mortgage loan unless the borrower requests redetermination by March 1, 2008, and lender determines that certain requirements, including a 1.20x DSCR based on a 6.90% minimum constant, and a maximum of 80% LTV, have been sati sfied. The borrower has the right to request two redeterminations. If the borrower does not qualify or only partially qualifies for the release, the lender has the option to hold the escrow for the term or to apply the escrow to the outstanding principal loan balance, and principal and interest payments are recalculated on the new loan balance. Any proceeds for which the borrower qualifies shall be released to the borrower, less any required fees. For purposes of calculating DSCR used in this prospectus supplement, the annual debt service is based on netting out the $392,700 cash escrow, less $35,700 in fees, from the original balance of $6,744,000;

      viii. Broadway Plaza - $500,000 holdback is being held by the lender as additional security for the mortgage loan until such time that, among other things, (i) the debt service coverage ratio as determined by the lender is equal to or greater than 1.20x, (ii) the mortgaged property maintains a minimum occupancy rate of 96%, as determined by the mortgagee, (iii) c ertain tenants take occupancy, open for business and commence rent payments, (iv) certain landlord obligations are complete and (v) such release occurs prior to May 3, 2011.

      ix. Southside Self Storage - $566,500 reserve ($515,000 earnout) is held as additional security for the mortgage loan unless the borrower requests redetermination by February 28, 2007, and lender determines that certain requirements, including a 1.25x DSCR based on a 7.25% minimum constant, and a maximum of 75% LTV, have been satisfied. Borrower has the right to request two redeterminations. If the borrower does not qualify or only partially qualifies for the release, the lender has the option to hold the escrow for the term or apply the escrow to the outstanding principal loan balance, with yield maintenance being prepaid, and principal and interest payments are

                                     A-1-3
            recalculated on the new loan balance. Any proceeds for which the borrower qualifies shall be released to the borrower, less any required fees. For purposes of calculating DSCR used in this prospectus supplement, the annual debt service is based on netting out the $566,500 cash escrow, less $51,500 in fees, from the original balance of $5,100,000;

      x. Springfield Farms - two letters of credit in the amount of $416,990 and $435,000 ($740,000 earnout) are held as additional security for the mortgage loan unless the borrower requests redetermination by April 1, 2008, and lender determines that certain requirements, including a 1.20x DSCR based on a 6.75% minimum constant, and a maximum of 80% LTV, have been satisfied. Borrower has the right to request two redeterminations. If the borrower does not qualify or only partially qualifies for the release, the lender has the option to hold the escrow for the term or apply the escrow to the outstanding principal loan balance, with yield maintenance being prepaid, a nd principal and interest payments are recalculated on the new loan balance. Any proceeds for which the borrower qualifies shall be released to the borrower, less any required fees. For purposes of calculating DSCR used in this prospectus supplement, the annual debt service is based on netting out the $851,990 letters of credit, less 111,990 in fees, from the original balance of $4,975,000;

      xi. Castro Valley Hayward Storage - $635,800 reserve ($578,000 earnout) is held as additional security for the mortgage loan unless the borrower requests redetermination by March 31, 2008, and lender determines that certain requirements, including a 1.20x DSCR based on a 7.00% minimum constant, and a maximum of 80% LTV, have been satisfied. Borrower has the right to request two redeterminations. If the borrower does not qualify or only partially qualifies for the release, the lender has the option to hold the escrow for the term or to apply the escrow to the outstanding principal loan balance, with yield maintenance being prepaid, and principal and interest payments are recalculated on the new loan balance. Any proceeds for which the borrower qualifies shall be released to the borrower, less any required fees. For purposes of calculating DSCR used in this prospectus supplement, the annual debt service is based on netting out the $635,800 cash escrow, less $57,800 in fees, from the original balance of $4,100,000; and

      xii. Rankin Center - $240,350 reserve ($209,000 earnout) is held as additional security for the mortgage loan unless the borrower requests redetermination by April 1, 2008, and lender determines that certain requirements, including a 1.25x DSCR based on a 6.80% minimum constant, and a maximum of 75% LTV, have been satisfied. Borrower has the right to request two redeterminations. If the borrower does not qualify or only partially qualifies for the release, the lender has the option to hold the escrow for the term or to apply the escrow to the outstanding principal loan balance, with yield maintenance being prepai d, and principal and interest payments are recalculated on the new loan balance. Any proceeds for which the borrower qualifies shall be released to the borrower, less any required fees. For purposes of calculating DSCR used in this prospectus supplement, the annual debt service is based on netting out the $209,000 cash escrow, less $31,350 in fees, from the original balance of $3,600,000.

8. With respect to the mortgage loan known as the Buckeye Portfolio, which has a subordinate companion loan not included in the trust, the Cut-off Date LTV Ratio figures including the subordinate companion loan is 70.90%, and the DSCR figure is 1.08x.

9. With respect to the mortgage loan known as Valley Forge, which has a subordinate companion loan not included in the trust, the Cut-off Date LTV Ratio figures including the subordinate companion loan is 54.13%, and the DSCR figure is 1.74x.

                                     A-1-4

10. For purposes of calculating DSCR, Cut-off Date LTV Ratio and LTV Ratio at Maturity the loan amount used for the Desert Passage loan is the principal balance of the Mortgage Loan included in the trust and the aggregate principal balance of the related companion loans that are pari passu in right of payments to the related Mortgage Loan included in the trust.

11. With respect to mortgage loans that are cross-collateralized and cross-defaulted, Cut-off Date LTV Ratio, LTV Ratio at Maturity, Loan per Net Rentable Area SF/Units and DSCR were calculated in the aggregate.

12. For those mortgaged properties indicated as Appraisal As-of Date beyond the Cut-off Date, the Appraised Value and the corresponding Appraisal As-of Date are based on stabilization.

14. With respect to the crossed portfolio known as Sandalwood Portfolio, rollup calculations for Occupancy Rate, Loan per Net Rentable Area and Net Rentable Units exclude the two retail mortgage properties.

15. The Valley Hills property excludes 16 apartment units and 1 home from Net Rentable Units.

16.   Shown from the respective mortgage loan origination date.

17. The borrower under the mortgage loan known as Pearl Court/Midway Estates has leased 100% of the units to the U.S. Navy under a lease that expires in February 2014.

18. The borrower under the mortgage loan known as Mission Charlotte Apartments is a Delaware statutory trust.

19. The borrowers under the mortgage loans known as Raymour & Flanigan Showroom -Norwalk, Raymour and Flanigan - Oakland, NJ, 17321 Eastman Street and Grand Slam for Jones Bridge Shops are affiliated with the sole tenant at the related mortgaged property.

20. The borrower under the Galleria Corporate Centre Mezzanine Loan is permitted to refinance the Mezzanine Loan in an amount sufficient to satisfy LTV and DSCR ratios specified in the loan documents, subject to satisfaction of various conditions, including receipt by the lender of written confirmation from each rating agency then rating any COMM 2006-C7 Certificates that such mezzanine loan will not, in and of itself cause a downgrade, qualification or withdrawal of the then-current ratings assigned to the COMM 2006-C7 Certificates.

21. The Windsor Lake Apartments loan has an amended note dated April 11, 2006 reflecting a partial prepayment from $44,000,000 to $43,612,290 and a note rate change from 5.3540% to 5.3840%.

                                     A-1-5

FOOTNOTES TO ANNEX A-2

1. GACC - German American Capital Corporation; GECC - General Electric Capital Corporation; BofA - Bank of America, National Association; CWCapital - CWCapital LLC

                                     A-2-2

                          $2,224,061,000 (Approximate)
                                  COMM 2006-C7


                                                                Balance:   $55,000,000
4301 & 4343 North Scottsdale Road      COLLATERAL TERM SHEET    DSCR:      1.27x
Scottsdale, Arizona 85251           Galleria Corporate Centre   LTV:       59.41%

[PHOTO]

[PHOTO]

Mortgage Loan Information
-------------------------

Loan Seller:                  CWCapital
Loan Purpose:                 Refinance
Original Balance:             $55,000,000
Cut-off Balance:              $55,000,000
% by Initial UPB:             2.25%
Interest Rate:                5.8750%
Payment Date:                 1st of each month
First Payment Date:           April 1, 2006
Maturity Date:                March 1, 2016
Amortization:                 Interest only for the initial 48 months of
                              the loan term; thereafter amortizes on a
                              30-year schedule.
Call Protection:              Lockout for 24 months from
                              securitization date, then defeasance is
                              permitted. On and after December 1,
                              2015, prepayment is permitted without
                              penalty.
Sponsor:                      Joseph L. Jerome
Borrower:                     JEMB Scottsdale LLC
Additional Debt(1):           $12,000,000 of existing
                              mezzanine debt.
Lockbox:                      Hard
Initial Reserves:             TI/LC (LOC):                       $5,000,000
                              Tax:                               $98,745
                              Insurance:                         $18,347
                              Replacements:                      $6,645
                              Security Deposits(2):              $630,844
                              Free Rent and New
                              Lease Rent reserve(3):             $171,980
Monthly Reserves:             Tax:                               $98,745
                              Insurance:                         $6,116
                              Replacements:                      $6,645
                              TI/LC:                             Springing(4)


Financial Information
---------------------

Loan Balance / sq. ft.:          $103.47

Balloon Balance / sq. ft.:       $95.02

LTV(5):                           59.41%

Balloon LTV(5):                  54.13%

DSCR(6):                         1.27x


Property Information
--------------------

Single Asset / Portfolio:           Single Asset

Property Type:                      Mixed Use

Collateral:                         Fee simple

Location:                           Scottsdale, Arizona

Year Built / Renovated:             1991 / 2000-2001

Collateral SF:                      531,574 square feet

Property Management:                J.E.M.B. Realty Corp. (a borrower
                                    affiliate)

Occupancy (as of January 1,
2006)(7):                           90.33%

Underwritten Net Operating
Income:                             $5,272,508

Underwritten Net Cash Flow:         $4,564,555

Appraised Value:                    $85,000,000

Appraisal Date:                     January 27, 2006


(1) See "Current Mezzanine or Subordinate Indebtedness" and "Future Mezzanine or Subordinate Indebtedness" herein.

(2) At closing, the borrower deposited $630,844 into the security deposit reserve account, which represents the amount of security deposits that the borrower has received from tenants. Amounts will be released to the tenants in accordance with their leases.

(3) Includes three months of free rent for an existing tenant and $121,166 for three tenants that are either not yet in occupancy of expansion space or are paying rent on a MTM basis until the rent commencement date under the lease.

(4) Beginning on January 1, 2012, a TI/LC reserve of $53,010 will be collected until the TI/LC reserve reaches a $350,000 threshold. In the event that the TI/LC reserve drops below the threshold, ongoing monthly collections will resume until the reserve is replenished to $350,000. See "Reserves" below.

(5) Financial information is calculated based on lender's net exposure of $50,500,000, which is equal to the original loan principal balance of $55,000,000 less the $4,500,000 that the lender is holding in the form of a letter of credit that may be used to defease a portion of the loan principal balance if certain performance conditions are not met. See "Reserves" herein. If ratios were calculated based on the $55,000,000 Cut-off Balance, they would be as follows: LTV: 64.7%; Balloon LTV: 59.4%; DSCR (P&I): 1.17x.

(6)   DSCR is 1.27x based on principal and interest payments.

(7) Occupancy figure is based on the January 31, 2006 rent roll, however, it has been adjusted to include 30,008 sq. ft. of expansion space for Khimetrics, Inc., which signed a lease amendment as of April 5, 2006 and is expected to take occupancy and begin paying rent by September 1, 2006. It was also adjusted to include 8,245 sq. ft. of expansion space for AFL Insurance Company which signed a lease amendment as of February 21, 2006 and is expected to take occupancy and begin paying rent by August 1, 2006. In addition, 22,362 square feet is currently master leased by a borrower affiliate.


Major Office Tenants
--------------------

                                                                              Weighted
                                                                              Avg Rent                          Ratings
Tenant                                   NRSF         % NRSF         % GPR    PSF        Lease Expiration       (S/M/F)(1)
--------------------------------------   -------      -----------    -----    --------   --------------------   ------------
McKesson Specialty Arizona Inc. (2)      120,663             22.7%    21.7%     $19.42   10/2007 & 10/2009(2)   BBB/Baa3/BBB
Khimetrics, Inc.                          55,438(3)          10.4     11.3      $22.00   06/2010                NR/NR/NR
Scottsdale Culinary Institute             49,894              9.4     10.7      $23.25   12/2016                NR/NR/NR
AFL Insurance Company(4)                  35,644              6.7      7.2      $22.00   08/2012                NR/NR/NR
New York Life Insurance (5)               28,574              5.4      6.2      $23.50   03/2007(5)             AA+/Aa2/AA
--------------------------------------   -------      -----------    -----    --------
Total/WA:                                290,213             54.6%    57.1%     $21.29


(1) Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2) Lease expiration represents tenant termination options for 15,913 square feet in 2007, 88,839 square feet and 15,911 square feet in 2009. McKesson Specialty Arizona Inc. amended its lease in July 2005 to take an additional 15,913 square feet and extended all three leases until October 2011.

(3) Khimetrics, Inc. NRSF includes 30,008 square feet of expansion space per a lease amendment signed on April 5, 2006. Khimetrics, Inc. is expected totake occupancy of, and begin paying rent on this expansion space by September 2006.

(4) AFL Insurance Company NRSF includes 8,245 square feet of expansion space per a lease amendment executed on February 21, 2006. AFL Insurance Company is expected to take occupancy of, and begin paying rent on this expansion space by August 1, 2006.

(5) Lease expiration represents tenant termination option available as of March 31, 2007. The tenant's actual lease expiration is February 28, 2009.



Lease Rollover(1)
-----------------

             Number of                                                                        % of Base      Cumulative %
Year of       Leases     Expiring   % of Total    Cumulative   Cumulative %    Annual Rent   Actual Rent    of Base Actual
Expiration   Expiring      SF.          SF         Total SF    of Total SF         PSF         Rolling       Rent Rolling
----------   ---------   --------   ----------    ----------   ------------    -----------   -----------    --------------
MTM(1)               1     22,362          4.2%       22,362            4.2%        $23.00           4.8%              4.8%
2006                 1      7,539          1.4        29,901            5.6         $19.00           1.3               6.1
2007                 5     63,114         11.9        93,015           17.5         $23.16          13.5              19.6
2008                 1     10,858          2.0       103,873           19.5         $21.75           2.2              21.8
2009                 8    165,402         31.1       269,275           50.7         $18.19          27.8              49.6
2010                 4     83,773         15.8       353,048           66.4         $21.79          16.9              66.4
2011                 3     39,379          7.4       392,427           73.8         $21.36           7.8              74.2
2012                 1     35,644          6.7       428,071           80.5         $22.00           7.2              81.5
2013                 0          0            0       428,071           80.5          $0.00           0.0              81.5
2014                 0          0            0       428,071           80.5          $0.00           0.0              81.5
2015                 0          0            0       428,071           80.5          $0.00           0.0              81.5
2016                 1     49,894          9.4       477,965           89.9         $23.25          10.7              92.2
2017                 0          0            0       477,965           89.9          $0.00           0.0              92.2
2018                 0          0            0       477,965           89.9          $0.00           0.0              92.2
Thereafter           1      2,191          0.4       480,156           90.3          $0.00           0.0              92.2
Vacant               0     51,418          9.7       531,574          100.0          $0.00           0.0             100.0
----------   ---------   --------   ----------    ----------   ------------    -----------   -----------    --------------
Total               26    531,574        100.0%      531,574          100.0%        $20.36         100.0%            100.0%


(1) MTM expiration includes 22,362 square feet that are master leased by a borrower affiliate.


Galleria Corporate Centre Loan:

The Loan. Galleria Corporate Centre is a $55,000,000, 10-year loan secured by a first priority mortgage on the borrower's fee simple interest in a 531,574 square feet "Class A", mixed-use office and retail property located in the central business district of Scottsdale, Arizona. The Galleria Corporate Centre loan is interest only for the initial 48 months and thereafter amortizes based on a 30-year schedule.

The Borrower. The borrower, JEMB Scottsdale LLC, a Delaware limited liability company, is a single-purpose, bankruptcy- remote entity with an independent director, for which a non-consolidation opinion was delivered at closing. The borrower is sponsored by Joseph L. Jerome. Mr. Jerome is a repeat sponsor of a CWCapital borrower.

Joseph L. Jerome established JEMB Realty Corporation in 1990. JEMB is a real estate development, investment and management organization based in New York, New York. JEMB and its subsidiaries own and operate in excess of 6,200,000 square feet across North America. Mr. Jerome reports a net worth of approximately $68,300,000 as of October 31, 2005.

The Property. The Galleria Corporate Centre is a "Class A", mixed-use, office and retail property located in the central business district of Scottsdale, Arizona. The property is comprised of 6.32 acres improved with two buildings containing a total of 531,574 square feet located at 4301 and 4343 North Scottsdale Road. Approximately 86% of the property's total net rentable area (458,589 square feet) is improved for office usage and 14% (72,985 square feet) is improved for retail. An enclosed bridge extends across Civic Center Boulevard and connects the two buildings and is leased to the Scottsdale Culinary Institute. The Galleria Corporate Centre has 1,877 parking spaces, most of which are located within the property's five-story parking structure. The property was constructed as an enclosed retail center and was converted to its current use in 2000-2001. The property features 36 skylights which provide natural illumination to the atrium and some upper floor office common areas. Technical amenities include multiple entrances for fiber, including access to all major fiber providers, a UL master lighting system to protect all telecomm and data facilities and 40,000 square feet of telecomm/data cooling systems with multiple dedicated vents connected directly to the telecomm/data space within the property. The area neighboring the property is undergoing a major renovation which features a 1,100,000 square foot mixed use development that includes restaurants, office, retail and residential uses. Additionally, 225 luxury hotel rooms and over 3,000 luxury condos are being added to the neighboring area.

      Significant Tenants. The property is 90.3% leased to 22 tenants based on the January 31, 2006 rent roll adjusted to include 30,008 square feet of expansion space for Khimetrics, Inc., which signed a lease amendment as of April 5, 2006 and is expected to take occupancy and begin paying rent by September 1, 2006. It was also adjusted to include 8,245 square feet of expansion space for AFL Insurance Company, which signed a lease amendment as of February 21, 2006 and is expected to take occupancy and begin paying rent by August 1, 2006.

      McKesson Specialty Arizona Inc. ("MSAI") (120,663 square feet, 22.7% of NRSF, 21.7% of GPR) is a direct subsidiary of McKesson Corporation ("McKesson"), which is rated BBB/BBB/Baa3 by S&P/F/M. McKesson guarantees the MSAI lease. Founded in 1883, McKesson is one of the nation's largest healthcare supply providers and ranks as the 16th largest industrial company in the United States. McKesson distributes medical-surgical supplies, first-aid products and equipment throughout North America and provides healthcare related software services and outsourcing to organizations throughout North America and the United Kingdom. For fiscal year 2005, McKesson reported $83.5 billion in revenues. McKesson had a market capitalization of $14.8 billion as of April 27, 2006. MSAI has been a tenant at the property since 2004 and uses this space for its customer relations group with over 750 employees in this location.

      Khimetrics, Inc. ("Khimetrics") (55,438 square feet, 10.4% of NRSF and 11.3% of GPR) provides management software to the retail, consumer goods and financial services industries which tracks and manages consumer demand. Khimetrics has been at the property since 2004 and uses this space as its company headquarters. In November 2005, Khimetrics was acquired by SAP AG, a provider of business software solutions, which reported sales of $10.1 billion and net income of $1.8 billion for 2005. On April 5, 2006, Khimetrics amended its lease to take an additional 30,008 square feet and is expected to take occupancy of this expansion space and begin paying rent by September 1, 2006.

      Scottsdale Culinary Institute ("SCI") (49,894 square feet, 9.4% of NRSF and 10.7% of GPR) was founded in 1986 and is a culinary educational center accredited by the American Culinary Federation Accrediting Commission. SCI is the only culinary school to offer the Le Cordon Bleu curriculum in Arizona. The lease is guaranteed by SCI's parent, Career Education Corporation ("CECO"). CECO has 15,500 employees and owns and operates over 75 campus properties offering private, postsecondary education to approximately 100,000 students. For fiscal year 2005, CECO reported $2.03 billion in sales and $233 million in net income.

      AFL Insurance Company ("AFL") (35,644 square feet, 6.7% of NRSF and 7.2% of GPR) has been a tenant at the property since 2002 and uses its space as its company headquarters. In January 2006, AFL gave notice of its intent to take an additional 8,200 square feet, which it is expected to occupy by August 1, 2006. AFL was chartered in 1954 and is a subsidiary of Sagicor Financial Corporation ("Sagicor"). Sagicor offers a diverse line of financial products including individual and group life insurance, health insurance, personal property and casualty insurance and fund management in more than 20 countries. Sagicor is rated "A" Excellent by A.M. Best Company.

The Market. The Galleria Corporate Centre is located in Scottsdale, Maricopa County, Arizona, in the heart of the Scottsdale central business district. Scottsdale is part of the Phoenix MSA. The University of Arizona estimates employment in the Phoenix market has increased 174% over the past two decades. In 2005 alone, Phoenix added an estimated 79,800 jobs according to the same study. The population in Phoenix has increased 45.3% from 1990 to 2000. The "Class A" Phoenix office market has experienced strong demand as evidenced by the absorption of over 3,000,000 square feet of office space in 2005.

The property is located in the South Scottsdale office submarket of the greater Phoenix office market. The South Scottsdale office submarket is comprised of 68 multi-tenant buildings totaling 3,542,772 square feet and two single-tenant buildings totaling 110,059 square feet. The South Scottsdale submarket has shown positive multi-tenant absorption over the last four years and most absorption has taken place within the "Class A" buildings. The South Scottsdale submarket reported a vacancy of 10.4% as of fourth quarter 2005, with average asking gross lease rates of $22.00 to $24.00/square foot as compared to the property's current average in-place rent of $21.44/square foot (gross).

The Scottsdale retail submarket contains a total of 32 shopping centers with more than 4,500,000 square feet of retail space. The submarket had a year-end 2005 vacancy rate of 5.87% with an average net lease rate of $31.25/square foot for mixed use, office/retail properties. Net absorption in this submarket in 2005 was 137,339 square feet.

Property Management. The property is managed by J.E.M.B. Realty Corporation, an affiliate of the borrower.

Lockbox/Cash Management. The Galleria Corporate Centre loan is structured with a hard lockbox and springing cash management system. Cash management becomes effective upon the occurrence of a "Trigger Event". A Trigger Event means: (i) the occurrence and continuance of an Event of Default (as such term is defined in the loan documents); (ii) underwritten DSCR falls below 1.10x for three consecutive quarters, based on actual debt service which is interest only for first four years and is then calculated on a 30-year amortization schedule;
(iii) the borrower fails to post any letter of credit as outlined in "Reserves" below or (iv) the date which is three months prior to the maturity date. For this purpose only, DSCR is based on the combined mortgage loan and mezzanine loan debt service (with interest on the mezzanine loan calculated based on the then current pay rate, currently 8%).

Reserves. At closing, borrower posted a $5,000,000 letter of credit. Of the $5,000,000, $500,000 is designated for potential defeasance costs (described below) and the remaining $4,500,000 can be utilized to reimburse the borrower for the cost of tenant improvements and/or leasing commissions incurred in connection with the following leases: (i) American Founders Life Insurance Company (expansion); (ii) Urban Home Development Company, LLC; (iii) Wachovia Corporation and (iv) any new leases for space at the property not leased to any tenant on the origination date, provided that the funds utilized in connection with the leases described in clauses (i), (ii) and (iii) may not exceed $1,200,000 in the aggregate. The release of such funds is conditioned on the satisfaction of the following conditions: (a) the related tenant is in occupancy and paying full monthly rent, provided that if the tenant is not in occupancy or has not commenced paying full monthly rent, the borrower can nevertheless obtain a release of funds with respect to such lease if the borrower posts cash or a letter of credit in the amount of rent due during any abatement period; (b) after giving effect to each draw, the DSCR is equal to or greater than 1.20x (for this purpose, (I) the DSCR calculation will be based on a 30-year amortization schedule, the current interest rate and the outstanding principal balance of the mortgage loan less the amount of undrawn funds under the letter of credit, (II) the DSCR calculation will include rent due under leases for which draws are permitted despite the tenant thereunder not having taken occupancy or commencing paying full monthly rent, and (III) rents will be marked-to-market (except for rents due under credit-tenant leases that are co-terminus with the mortgage loan)) and (c) other conditions customary to the release of tenant improvements and leasing commission reserves. The borrower may obtain the release of additional funds (subject to the limits described above) to the extent that the DSCR, as calculated in clause (b), exceeds 1.20x, provided that no Event of Default has occurred and is continuing and the tenant with respect to which the draw request is made is in occupancy and paying full monthly rent. In addition, if the DSCR, as calculated in clause (b) of the preceding sentence, is less than 1.20x on the scheduled payment date occurring in March 2010, the borrower is required to defease a portion of the Galleria Corporate Centre mortgage loan in an amount equal to the lesser of: (i) the amount of the letter of credit that remains undrawn on March 1, 2010, less $500,000 or (ii) the maximum amount that can be defeased with defeasance costs equal to $500,000. Of the $4,500,000 to be used for tenant improvements and leasing commissions, any funds remaining after the required partial defeasance will be held by lender as additional security. Of the $500,000 to be used for potential defeasance costs, any funds remaining after payment of the defeasance costs associated with mandatory partial defeasance will be returned to the borrower.

In lieu of normalized TI/LC reserves, on each of January 1, 2009 and January 1, 2010, the borrower is required to post an additional evergreen letter of credit in the amount of $600,000. In addition, on January 1, 2011, the borrower is required to post an evergreen letter of credit in the amount of $1,200,000; however, this requirement will be waived if McKesson executes a renewal lease for no less than 90,497 square feet prior to January 1, 2011. Commencing on January 2, 2012, if the DSCR on the Galleria Corporate Centre loan is at least 1.20x and no Event of Default exists, the lender will release the borrower from its letter of credit obligations and return the three letters of credit and begin collecting monthly cash deposits of $53,010, until the balance in the TI/LC reserve is equal to $350,000.

In the event that the reserve drops below $350,000, ongoing monthly collections of $53,310 will resume until the reserve is replenished to a balance of $350,000. In the event that McKesson (i) goes dark for a period greater than 6 months and McKesson's credit rating drops below investment grade; (ii) files for bankruptcy; (iii) elects to exercise any early termination option; or (iv) fails to renew at least 90,497 square feet at market terms at least 12 months prior to its lease expiration, the borrower is required to post an evergreen letter of credit for no less than 12 months, in an amount, which if applied to the Galleria Corporate Centre loan principal balance, would be sufficient to allow actual cash flow to cover debt service at a ratio of at least 1.20x.

Current Mezzanine or Subordinate Indebtedness. The sole member of the borrower incurred $12 million of mezzanine debt (the "Mezzanine Loan") at the origination of the Galleria Corporate Centre loan, secured by its membership interests in the borrower. The Mezzanine Loan matures on March 1, 2013. The mezzanine lender (currently N-Star REL CDO VI Grantor Trust) entered into an intercreditor agreement with the lender which agreement includes various senior lender protections, including certain restrictions on the rights of the mezzanine lender to take enforcement actions and transfer the Mezzanine Loan, and provides the mezzanine lender the right to receive notice of and an opportunity to cure mortgage loan defaults and, upon certain mortgage loan defaults, the right to purchase the Galleria Corporate Centre loan at par.

Future Mezzanine or Subordinate Indebtedness. The borrower under the Mezzanine Loan is permitted to refinance the Mezzanine Loan in an amount sufficient to satisfy LTV and DSCR ratios specified in the loan documents, subject to satisfaction of various conditions, including receipt by the lender of written confirmation from each rating agency then rating any COMM 2006-C7 Certificates that such Mezzanine Loan will not, in and of itself, cause a downgrade, qualification or withdrawal of the then-current ratings assigned to the COMM 2006-C7 Certificates.

                          $2,224,061,000 (Approximate)
                                  COMM 2006-C7

                                       COLLATERAL TERM SHEET      Balance:   $55,000,000
4301 & 4343 North Scottsdale Road                                 DSCR:      1.27x
Scottsdale, AZ 85251                Galleria Corporate Centre     LTV:       59.41%

[MAP]

                                       COLLATERAL TERM SHEET      Balance:   $52,725,000
3645 River Crossing Parkway                                       DSCR:      1.45x
Indianapolis, IN 46240              Indianapolis North Marriott   LTV:       75.00%

[PHOTO]

[PHOTO]

[PHOTO]

[PHOTO]

Mortgage Loan Information
-------------------------

Loan Seller:                 Bank of America, National Association

Loan Purpose:                Refinance

Original Balance:            $52,725,000

Cut-off Balance:             $52,725,000

% by Initial UPB:            2.15%

Interest Rate:               6.2970%(1)

Payment Date:                1st of each month

First Payment Date:          July 1, 2006

Maturity Date:               June 1, 2016

Amortization:                360 Months

Call Protection:             Lockout for 24 months from securitization
                             date, then defeasance is permitted. On and
                             after April 1 2016, prepayment permitted
                             without penalty.
Sponsor:                     Columbia Sussex Corporation

Borrower:                    Columbia Properties Indianapolis, L.P.

Additional Financing:        None

Lockbox:                     Hard

Initial Reserves:            Tax and Insurance Reserve: $62,402

Monthly Reserves:            Tax and Insurance Reserve: $31,201
                             Replacement Reserve: $67,853


Financial Information
---------------------

Loan Balance/sq. ft.:           $167,380.95

Balloon Balance/sq. ft.:        $143,203.71

LTV:                            75.00%

Balloon LTV:                    64.17%

DSCR:                           1.45x


Property Information
--------------------

Single Asset / Portfolio:       Single Asset

Property Type:                  Hotel - Full Service

Collateral:                     Fee Simple

Location:                       Indianapolis, IN

Year Built / Renovated:         1998 / NAP

Number of Rooms:                315

Property Management:            Columbia Sussex
                                Corporation
Occupancy (as of
December 31, 2005):             66.70%

Underwritten Net Operating
Income:                         $6,479,749

Underwritten Net Cash Flow:     $5,672,210

Appraised Value:                $70,300,000

Appraisal Date:                 April 1, 2006


The Indianapolis North Marriott Loan

The Loan. The Indianapolis North Marriott Mortgage Loan is a $52.725 million, ten-year fixed rate loan secured by a first mortgage on the borrower's fee simple interest in a 315-room full service Marriott hotel located in Indianapolis, Marion County, Indiana. The Indianapolis North Marriott Mortgage Loan amortizes over a 30 year period, matures on June 1, 2016 and accrues interest at an annual rate of 6.2970%.

The Borrower. The Indianapolis North Marriott Borrower is Columbia Properties Indianapolis, LLC, a Delaware limited liability company and a single purpose bankruptcy remote entity with at least two independent directors for which the Indianapolis North Marriott Borrower's legal counsel has delivered a non-consolidation opinion. The borrower principal is Columbia Sussex Corporation, a Kentucky corporation.

Columbia Sussex Corporation ("CSC") is one of the largest privately held hotel owners in the United States. Founded in 1972 by William J. Yung, CSC initially owned Days Inns and Holiday Inns, which were eventually sold. Currently, CSC owns and operates 83 full service hotels located in the United States, Canada, Grand Caymans and the Virgin Islands totaling approximately 27,600 rooms under the Marriott family (41), Holiday Inn/Crowne Plaza (13), Wyndham (10) and other brand names (19). CSC is the largest Marriott franchisee in the United States and operates the top ranked Marriott hotel which is located in Myrtle Beach, South Carolina and the top ranked Westin hotel which is located in Las Vegas, Nevada in terms of customer satisfaction. Columbia Entertainment owns and operates nine casinos located in Nevada, Louisiana and Mississippi. As of December 31, 2005, CSC reported a net worth of approximately $260.5 million.

The Property. The Indianapolis North Marriott Mortgaged Property consists of a fee simple interest in a 315-room full service Marriott hotel constructed in 1998. The 11-story improvements contain 113,909 net rentable square feet situated on 7.35 acres. The room mix is 202 king beds, 93 double/double beds, 18 executive king bed suites and two presidential suites. The lobby, registration desk and management offices are located on the first floor. Guest rooms are located on floors one through 11. Standard room furnishings include dressers, nightstands, lamps, desk with chair and lounge chair. Room amenities include remote control cable television, voice mail telephones, high-speed Internet access and multiple data ports. Property amenities include a full service 80-seat restaurant, lounge, ten meeting rooms totaling 13,200 square feet, business center, fitness center, gift shop, two concierge levels, indoor pool and whirlpool, and an outside patio.

The Indianapolis North Marriott Borrower is generally required at its sole cost and expense to keep the Indianapolis North Marriott Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.


Performance Data
----------------

Indianapolis North Marriott    2003       2004       2005      T-12 (1)
---------------------------   -------    -------    -------    --------
Occupancy                        64.5%      67.8%      66.7%       68.2%
ADR                           $118.79    $121.72    $125.96     $126.06
RevPAR                         $76.60     $82.58     $83.99      $86.03

(1) Trailing 12 month numbers through February 28, 2006.


Property's Competitive Set and Amenities. The appraiser identified four full service hotels with similar amenity packages located in the Indianapolis North submarket as being comparable to the Indianapolis North Marriott Mortgaged Property as follows:


                                                  Number                 Meeting                           Total
                                         Year     of                     and                   Extended    Meeting
Property                                 Opened   Rooms    Commercial    Group      Leisure    Stay        Space     Restaurant
--------                                 ------   -----    ----------    -----      -------    ----        -----     ----------
Indianapolis North Marriott                1998      315           30%        45%        15%         10%    13,200   Yes
Sheraton Hotel & Suites Indianapolis       1984      560           30%        50%        10%         10%    12,610   Yes
Embassy Suites Indianapolis North          1985      221           35%        25%        20%         20%     4,937   Yes
Hilton Indianapolis North                  1988      221           35%        45%        15%          5%    13,017   Yes
Wyndham Hotel Indianapolis                 1990      171           60%        30%        10%          0%     2,160   Yes
Total                                              1,488


                                         Lounge/   Swimming
Property                                 Cafe      Pool
--------                                 ----      ----
Indianapolis North Marriott              Yes       Yes
Sheraton Hotel & Suites Indianapolis     Yes       Yes
Embassy Suites Indianapolis North        Yes       Yes
Hilton Indianapolis North                Yes       Yes
Wyndham Hotel Indianapolis               Yes       Yes
Total


Property Performance versus the Competitive Set Average.
--------------------------------------------------------

2004 Estimates
--------------
                                         Number
                                         of                                            Occupancy      ADR            RevPAR
Property                                 Rooms    Occupancy         ADR       RevPAR   Penetration    Penetration    Penetration
--------------------------------------   ------   --------------    -------   ------   -----------    -----------    -----------
Indianapolis North Marriott                 315             67.8%   $122.06   $82.81         106.2%         123.3%         130.9%
Sheraton Hotel & Suites Indianapolis        560             60.0%    $88.00   $52.80          93.9%          88.9%          83.5%
Embassy Suites Indianapolis North           221             71.0%   $108.00   $76.68         111.1%         109.1%         121.2%
Hilton Indianapolis North                   221             68.0%    $90.00   $61.20         106.4%          90.9%          96.8%
Wyndham Hotel Indianapolis                  171             55.0%    $85.00   $46.75          86.1%          85.9%          73.9%
--------------------------------------   ------   --------------    -------   ------   -----------    -----------    -----------
Total/Wtd. Avg.                           1,488             63.9%    $98.97   $63.25         100.0%         100.0%         100.0%

2005 Estimates
--------------
                                         Number
                                         of                                            Occupancy      ADR            RevPAR
Property                                 Rooms    Occupancy         ADR       RevPAR   Penetration    Penetration    Penetration
--------------------------------------   ------   --------------    -------   ------   -----------    -----------    -----------
Indianapolis North Marriott                 315             66.7%   $125.96   $83.99         110.1%         121.1%         133.3%
Sheraton Hotel & Suites Indianapolis        560             57.0%    $93.00   $53.01          94.1%          89.4%          84.2%
Embassy Suites Indianapolis North           221             68.0%   $113.00   $76.84         112.3%         108.6%         122.0%
Hilton Indianapolis North                   221             60.0%    $95.00   $57.00          99.1%          91.3%          90.5%
Wyndham Hotel Indianapolis                  171             52.0%    $90.00   $46.80          85.9%          86.5%          74.3%
--------------------------------------   ------   --------------    -------   ------   -----------    -----------    -----------
Total/Wtd. Avg.                           1,488             60.6%   $104.02   $62.99         100.0%         100.0%         100.0%


The Market. The Indianapolis North Marriott Mortgaged Property is located in central Indiana, approximately ten miles northeast of downtown Indianapolis within the Indianapolis MSA. Population is approximately 1.6 million in the MSA, 866,000 in Marion County and 785,000 in Indianapolis. Population within a one-, three-and five-mile radius of the Indianapolis North Marriott Mortgaged Property is approximately 3,400, 56,000 and 170,000, respectively. Average household income is approximately $66,000 in the MSA. Average household income within a one-, three- and five-mile radius of the Indianapolis North Marriott Mortgaged Property is approximately $75,000, $80,000 and $87,000, respectively. The major industry sectors are Office-Using (23%), Trade, Transportation and Utilities (22%), Professional and Business Services (14%), Government (13%), Education and Health Services (12%) and Manufacturing (11%).

The Indianapolis North Marriott Mortgaged Property is located on Interstate 465, Indianapolis' beltway, and proximate to the Fashion Mall at Keystone, a Simon regional mall anchored by Saks Fifth Avenue, Parisian and Crate & Barrel, together with 95 other specialty stores.


Market Occupancy, ADR and RevPAR(1)

-----------------------------------
Year            Occupancy   ADR       RevPAR
-------------   ---------   -------   ------
2002                 56.7%   $97.86   $55.50
2003                 56.6%   $96.39   $54.56
2004                 63.4%   $95.46   $60.52
2005                 60.6%  $101.38   $61.44


(1)      Source: Smith Travel Research


Property Management. The Indianapolis North Marriott Mortgaged Property is self-managed by Columbia Sussex Corporation.

Flag. Marriott engages in the operation and franchising of hotels and related lodging facilities worldwide. The company owns, manages or franchises 2,741 lodging facilities containing approximately 499,000 rooms. Brand names include Marriott, Courtyard by Marriott, JW Marriott, Renaissance, Residence Inn, Fairfield Inn, TownePlace Suites, SpringHill Suites, Ritz-Carlton, Ritz-Carlton Club, Marriott ExecuStay, Marriott Conference Centers, Marriott Executive Apartments, Horizons by Marriott, Marriott Vacation Club International and Grand Residences by Marriott. Marriott employs approximately 143,000 people. Marriott is rated BBB+ by S&P, Baa2 by Moody's and BBB by Fitch. As of the fiscal year ended December 31, 2005, Marriott reported revenue of approximately $11.6 billion, net income of $669.0 million and stockholder equity of $3.3 billion.

The franchise license agreement between the Indianapolis North Marriott Borrower and Marriott expires on December 31, 2017. As compensation for the use of the Marriott brand name and reservation system, the Indianapolis North Marriott Borrower is required to pay Marriott a franchise fee of 6% and a marketing fee of 1%, both as a percentage of gross room revenues, and an additional fee of 3% of gross food and beverage sales. The franchise license agreement also requires the Indianapolis North Marriott Borrower to maintain a replacements reserve account of 4% of gross room revenues through 2007 (increasing to 5% thereafter).

Lockbox/Cash Management. The Indianapolis North Marriott Mortgage Loan is structured with a hard lockbox.

Reserves. At the closing, the Indianapolis North Marriott Borrower deposited $62,402 into a tax and insurance reserve for the payment of taxes and assessments and insurance premiums related to the Mortgaged Property. On a monthly basis, the Indianapolis North Marriott Borrower is required to deposit
(1) $31,201 into a tax and insurance reserve and (2) $67,853 into a replacement reserve.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness. None permitted.

[MAP]

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 87 hereof.